Filed Pursuant to Rule 424(b)(5)
Registration No. 333-299631

PROSPECTUS SUPPLEMENT

(To Prospectus dated October 26, 2026)

250,000,000 Series A Depositary Shares

Each Representing a 1/20th Interest in a Share of

6.50% Series A Mandatory Convertible Preferred Stock

Meta Platforms, Inc.

6.50% Series A Mandatory Convertible Preferred Stock

We are offering 250,000,000 of our Series A Depositary Shares (“Series A Depositary Shares”), each of which represents a 1/20th interest in a share of our 6.50% Series A Mandatory Convertible Preferred Stock, par value $0.000006 per share (“Series A Mandatory Convertible Preferred Stock”). The shares of Series A Mandatory Convertible Preferred Stock will be deposited with Computershare Trust Company, N.A. and Computershare Inc., acting as joint bank depositary (the “bank depositary”), pursuant to a deposit agreement. Holders of the Series A Depositary Shares will be entitled to a proportional fractional interest in the rights and preferences of the Series A Mandatory Convertible Preferred Stock, including conversion, dividend, liquidation and voting rights, subject to the provisions of such deposit agreement.

Dividends on our Series A Mandatory Convertible Preferred Stock will initially be payable on a cumulative basis when, as and if declared by our board of directors, or an authorized committee of our board of directors, at an annual rate of 6.50% on the liquidation preference of $1,000 per share. We may pay declared dividends in cash or, subject to certain limitations, in shares of our Class A common stock, par value $0.000006 per share (“Class A Common Stock”), or in any combination of cash and shares of our Class A Common Stock on February 15, May 15, August 15 and November 15 of each year, commencing on, and including, February 15, 2027 and ending on, and including, August 15, 2029. Following the Class C Dividend Trigger Date (as herein defined), any declared dividends may be payable in cash or, subject to certain limitations, in shares of our Class C Common Stock (as defined below) or in any combination of cash and shares of our Class C Common Stock.

Each share of our Series A Mandatory Convertible Preferred Stock has a liquidation preference of $1,000 (and, correspondingly, each Series A Depositary Share represents a liquidation preference of $50). Unless earlier converted, each share of our Series A Mandatory Convertible Preferred Stock will automatically convert on the second business day immediately following the last trading day of the final averaging period (as defined below) into between 1.3620 and 1.6000 shares of our Class A Common Stock, subject to anti-dilution adjustments; provided that, if the Class C Trigger Event (as herein defined) occurs, unless earlier converted, each share of our Series A Mandatory Convertible Preferred Stock will automatically convert on the second business day immediately following the last trading day of the final averaging period into a number of shares of our Class C Common Stock not less than the then-current minimum conversion rate nor greater than the then-current maximum conversion rate (each as herein defined). The number of shares of our Class A Common Stock or our Class C Common Stock, as the case may be, issuable upon such conversion will be determined based on the average VWAP (as defined herein) of our Class A Common Stock or our Class C Common Stock, as the case may be, over the 20-trading-day period beginning on, and including, the 21st scheduled trading day prior to August 15, 2029, which we refer to herein as the “final averaging period.” At any time on or after the 50th trading day immediately following the Class C Dividend Trigger Date (as herein defined) and prior to August 15, 2029, a holder of 20 Series A Depositary Shares may cause the bank depositary to convert one share of our Series A Mandatory Convertible Preferred Stock, on such holder’s behalf, into a number of shares of our Class C Common Stock equal to the then-current minimum conversion rate. If a holder of 20 Series A Depositary Shares causes the bank depositary to convert one share of our Series A Mandatory Convertible Preferred Stock, on such holder’s behalf, during a specified period beginning on the fundamental change reference date with respect to a fundamental change (as described herein), the conversion rate will be adjusted under certain circumstances, and such holder will also be entitled to a make-whole dividend amount (as described herein).

On October 21, 2026, we filed an amended and restated certificate of incorporation (our “Amended and Restated Certificate of Incorporation”) with the Secretary of State of the State of Delaware which, upon effectiveness, will establish a new class of common stock known as Class C Common Stock with terms as specified in our Amended and

Restated Certificate of Incorporation (our “Class C Common Stock” and, together with the Class A Common Stock and Class B Common Stock, the “common stock”). The Amended and Restated Certificate of Incorporation has been filed with an effective date of January 19, 2027. Furthermore, on October 19, 2026, our board of directors declared a dividend of one share of our Class C Common Stock for each outstanding share of Class A Common Stock and Class B Common Stock (the “Declared Class C Dividend”), contingent on the effectiveness of the Amended and Restated Certificate of Incorporation. The record date and payment date of the Declared Class C Dividend will be determined and approved by our board of directors by subsequent action.

Prior to this offering, there has been no public market for the Series A Depositary Shares or the Series A Mandatory Convertible Preferred Stock. We intend to apply to list the Series A Depositary Shares on the Nasdaq Global Select Market under the symbol “METAM.” Our Class A Common Stock is listed on the Nasdaq Global Select Market under the symbol “META.” We intend to apply to list the Class C Common Stock on the Nasdaq Global Select Market upon issuance thereof as a result of the Class C Dividend.

See “Risk Factors” beginning on page S-16 of this prospectus supplement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2026, June 30, 2026 and September 30, 2026 for a discussion of certain risks that should be considered in connection with an investment in our Series A Depositary Shares.

	Per Series A Depositary Share(1)	Total
Price to public(1)	$50.00	$12,500,000,000
Underwriting discounts(1)(2)	$0.1665	$41,625,000
Proceeds, before expenses, to Meta Platforms, Inc.	$49.8335	$12,458,375,000

(1)	Assumes no exercise of the underwriters’ over-allotment option to purchase additional Series A Depositary Shares described below.
(2)	See the section titled “Underwriting” beginning on page S-83 of this prospectus supplement for a description of the compensation payable to the underwriters.

We have granted the underwriters a 30-day option to purchase up to 37,500,000 additional Series A Depositary Shares from us at the public offering price, less the underwriting discounts, solely to cover over-allotments, if any.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of our Series A Depositary Shares or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

We urge you to carefully read this prospectus supplement and the accompanying prospectus, which describe the terms of the offering, before you make your investment decision.

It is expected that delivery of the Series A Depositary Shares will be made against payment therefor on October 29, 2026, which is the second business day following the trade date for the Series A Depositary Shares (such settlement cycle being referred to as “T+2”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Series A Depositary Shares prior to the business day preceding the settlement date will be required, by virtue of the fact that the Series A Depositary Shares initially will settle T+2, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Series A Depositary Shares who wish to trade the Series A Depositary Shares prior to the business day preceding the settlement date should consult their own advisors.

Joint Book-Running Managers

Morgan Stanley	Goldman Sachs & Co. LLC

Co-Managers

Allen & Company LLC	BDT & MSD	Centerview Partners
Jefferies	Lazard	The Raine Group

The date of this prospectus supplement is October 26, 2026.

We currently have two classes of authorized stock: Class A Common Stock and Class B Common Stock, par value $0.000006 per share (“Class B Common Stock”). Upon the effectiveness of our Amended and Restated Certificate of Incorporation, we will have Class C Common Stock as a new class of authorized common stock and the rights of the holders of each class of our common stock will be identical, except with respect to voting. Upon the effectiveness of our Amended and Restated Certificate of Incorporation, each share of Class A Common Stock will be entitled to one vote per share, each share of Class B Common Stock will be entitled to 10 votes per share and each share of Class C Common Stock will have no voting rights, except as provided in the Amended and Restated Certificate of Incorporation or as required by applicable law.

Concurrently with this offering, we entered into forward sale agreements with each of Morgan Stanley Capital Services LLC and Goldman Sachs & Co. LLC (the “forward purchasers”) with respect to an aggregate of 40,000,000 shares of our Class A Common Stock. In connection with these forward sale agreements, the forward purchasers or their respective affiliates are borrowing from third parties and selling an aggregate of 40,000,000 shares of our Class A Common Stock to the underwriters named in the separate prospectus supplement pursuant to which such 40,000,000 shares of our Class A Common Stock are being offered (the “concurrent offering”). Upon the occurrence of the Class C Trigger Event, we expect that these forward sale agreements will reference both the Class A Common Stock and the Class C Common Stock and, in certain circumstances, we will have the ability to settle all of the forward sale agreements through the delivery of only shares of Class C Common Stock. The completion of this offering is not contingent on the completion of the concurrent offering, and the completion of the concurrent offering is not contingent on the completion of this offering. We do not expect to initially receive any proceeds from the sale of our Class A Common Stock sold in the concurrent offering.

We intend to use the net proceeds from this offering for general corporate purposes.

Prospectus Supplement

Prospectus

S-i

NOTICE TO INVESTORS

We have not, and the underwriters have not, authorized anyone to provide you with any information other than the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or in any free writing prospectus filed by us with the Securities and Exchange Commission (the “SEC”). Neither we nor the underwriters take responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. We and the underwriters are offering to sell the Series A Depositary Shares only in places where offers and sales are permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus, or any document incorporated by reference into this prospectus supplement or the accompanying prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations, cash flows and prospects may have changed since those dates.

Unless expressly indicated or the context requires otherwise, the terms “Meta,” “Company,” “we,” “us,” and “our” in this prospectus refer to Meta Platforms, Inc., a Delaware corporation, and, where appropriate, its subsidiaries. The term “Family” refers to our Facebook, Instagram, Messenger, and WhatsApp products. For references to accessing Meta’s products on the “web” or via a “website,” such terms refer to accessing such products on personal computers. For references to accessing Meta’s products on “mobile,” such term refers to accessing such products via a mobile application or via a mobile-optimized version of our websites, whether on a mobile phone or tablet.

Meta, the Meta logo, Meta Quest, Meta Horizon, Facebook, Instagram, WhatsApp, Reels, and our other registered or common law trademarks, service marks, or trade names included or incorporated by reference in this prospectus supplement and the accompanying prospectus are the property of Meta Platforms, Inc. or its affiliates. Other trademarks, service marks, or trade names included or incorporated by reference in this prospectus supplement and the accompanying prospectus are the property of their respective owners.

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of the Series A Depositary Shares and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information about us and the securities we may offer from time to time under our shelf registration statement, some of which may not apply to this offering of the Series A Depositary Shares. If the description of this offering of the Series A Depositary Shares in the accompanying prospectus is different from the description in this prospectus supplement, you should rely on the information contained in this prospectus supplement.

You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein, and any free writing prospectus provided in connection with this offering before deciding whether to invest in the Series A Depositary Shares offered by this prospectus supplement.

You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal, or tax advice. You should consult your own counsel, accountants, and other advisors for legal, tax, business, financial, and related advice regarding the purchase of any of the Series A Depositary Shares offered by this prospectus supplement.

S-iii

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

The statements contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, and the documents incorporated by reference herein and therein, contain “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements contained in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including those described in “Risk Factors” in our most recent Quarterly Report on Form 10-Q and in any subsequent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, or Current Report on Form 8-K that are incorporated by reference herein or in the accompanying prospectus. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, the future events and trends may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

S-iv

SUMMARY

This summary highlights information presented in greater detail elsewhere in this prospectus supplement and accompanying prospectus or incorporated by reference herein and therein. This summary is not complete and does not contain all the information you should consider before investing in the Series A Depositary Shares. You should carefully read this entire prospectus supplement and accompanying prospectus, including the information incorporated by reference from our Quarterly Report on Form 10-Q for the quarter ended September 30, 2026 and the other incorporated documents, including “Risk Factors” herein and in such incorporated documents, as well as our consolidated financial statements, before investing in the Series A Depositary Shares.

Our mission is to build the future of human connection and the technology that makes it possible.

Our products enable people to connect and share through mobile devices, personal computers, virtual reality (“VR”) headsets, and AI glasses. We are innovating in artificial intelligence (“AI”) technologies to build transformative experiences and capabilities across our Family of Apps and new platforms, and to advance our vision to deliver personal superintelligence for everyone.

We build technology that helps people connect and share, find and build communities, and grow businesses. We also help people discover and learn about what is going on in the world around them, enable people to share their experiences, ideas, photos, videos, and other content with audiences ranging from their closest family members and friends to the public at large, and stay connected everywhere by accessing our products. Our vision does not center on any single product, but rather an entire ecosystem of experiences, devices, and new technologies powered by AI. When Facebook launched in 2004, it changed the way people connect. Apps like Messenger, Instagram, WhatsApp and Threads further empowered billions around the world. Today, Meta is building the next evolution of social technology—immersive, empowering and intelligent experiences like AI, Meta Glasses and virtual reality—grounded in one belief: the future is for everyone.

Across our work, we are innovating to build new experiences that help make our platform more social, useful, and immersive. Our AI investments support initiatives across our products and services, helping power the systems that rank content in our apps, our discovery engine that recommends relevant content, the tools advertisers use to reach customers, the development of new generative AI experiences, and the tools that make our product development more efficient and productive. We are also working to develop the next generation of AI models and advance our vision to build superintelligence, which we define as AI that surpasses human intelligence. Although it is inherently difficult to predict when superintelligence may be achieved, we are investing now because we believe this has the potential to begin a new era of individual empowerment, where people can direct superintelligence towards what they value in their own lives.

We report financial results for two segments: Family of Apps (“FoA”) and Reality Labs (“RL”). Currently, we generate substantially all of our revenue from selling advertising placements on our family of apps to marketers, which is reflected in FoA. Ads on our platform enable marketers to reach people across a range of marketing objectives, such as generating leads or driving awareness. Marketers purchase ads that can appear in multiple places including on Facebook, Instagram, Messenger, Threads, and WhatsApp, as well as third-party applications and websites. RL generates revenue from sales of consumer hardware products, software, and content.

Family of Apps Products

•	Facebook. Facebook helps give people the power to build community and bring the world closer together. It’s a place for people to share life’s moments and discuss what’s happening, nurture and build relationships, discover and connect to people with shared interests, and create economic opportunity. They can do this through Feed, Reels, Stories, Groups, Marketplace, and more.

•

Instagram. Instagram brings people closer to the people and things they love. Instagram Feed, Stories, Reels, Live, and messaging are places where people and creators can connect and express themselves through photos, video, and private messaging, and discover and shop from their favorite businesses.

•

Messenger. Messenger is a simple yet powerful messaging application for people to connect with friends, family, communities, and businesses across platforms and devices through text, audio, and video calls.

•

Meta AI. Meta AI is an assistant that’s available across our apps, as a stand-alone app, on our AI glasses, and on the web. It’s designed to help people learn, get things done, create content, and connect with others to make the most of every moment.

•

Threads. Threads is an application for text-based updates and public conversations, where communities come together to discuss topics of interest. People can connect directly with their favorite creators and others who love the same things or build a loyal following of their own to share their ideas, opinions, and creativity with the world.

•

WhatsApp. WhatsApp is a simple, reliable, and secure messaging application that is used by people and businesses around the world to communicate and transact in a private way. Within WhatsApp we launched WhatsApp Channels, a one-to-many broadcast service designed to help people follow information from people and organizations that are important to them.

Reality Labs Products

Many of our Reality Labs investments are directed toward long-term, cutting-edge research and development for products that are not on the market today and may only be fully realized in the next decade. This includes exploring innovations in AI and hardware to help build next-generation interfaces. In the near term, we are continuing to develop products and experiences that help people feel connected, anytime, anywhere.

Our current product offerings in VR include our Meta Quest devices, as well as software and content available through the Meta Horizon Store, which enable a range of social experiences that allow people to defy physical distance while engaging in gaming, fitness, entertainment, and more. To drive greater adoption and acceptance of VR we have introduced passthrough capabilities, which allow users to experience the immersion and presence of VR while still being grounded in the physical world, through our Meta Quest devices.

Our wearables efforts include our AI glasses and long-term AR initiatives. Our current AI glasses include the Meta Glasses, Ray-Ban Meta glasses, and Oakley Meta glasses, which feature Meta AI, our advanced conversational assistant, as well as other features such as hands-free interaction. As we continue our long-term efforts to bring AR glasses to market, in 2024 we also unveiled our Orion prototype, a pair of true AR glasses that overlay content on top of the physical world. It does this with an industry-leading field of view and in glasses form factor for comfortable wear. In 2025, we introduced Meta Ray-Ban Display, which combines our AI glasses with an integrated display built into the lens. It comes with the Meta Neural Band, which is a wrist-worn wearable device that uses electromyography to let people control their AI glasses using neuromuscular signals.

We are a Delaware corporation. Our principal executive offices are located at 1 Meta Way, Menlo Park, California 94025, and our telephone number is (650) 543-4800. Our Class A Common Stock trades on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “META.” We intend to apply to list our Class C Common Stock on Nasdaq upon issuance thereof.

Recent Developments

On October 19, 2026, based on the unanimous recommendation of a special committee composed of disinterested and independent directors, our board of directors approved, declared advisable, and recommended the amendment and restatement of our Amended and Restated Certificate of Incorporation (as so amended and restated, the “Amended and Restated Certificate of Incorporation”) to adjust our capital structure by establishing a new class of capital stock, which will be known as Class C Common Stock. On October 20, 2026, the Amended and Restated Certificate of Incorporation was approved via written consent by the holders of a majority of the voting power of our outstanding capital stock, including holders of a majority of our outstanding Class B Common Stock, voting as a separate class. We filed the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on October 21, 2026, and the Amended and Restated Certificate of Incorporation has an effective date of January 19, 2027.

Furthermore, on October 19, 2026, our board of directors declared a dividend of one share of Class C Common Stock for each outstanding share of Class A Common Stock and Class B Common Stock (the “Declared Class C Dividend”), contingent upon the effectiveness of the Amended and Restated Certificate of Incorporation. The record date and payment date of the Declared Class C Dividend will be determined and approved by our board of directors by subsequent action.

The Offering

The following summary contains basic information about the Series A Depositary Shares and this offering. It does not contain all of the information that may be important to you. For a more complete understanding of this offering, we encourage you to read this entire prospectus supplement and the accompanying prospectus.

Issuer	Meta Platforms, Inc., a Delaware corporation

Series A Depositary Shares offered	250,000,000 Series A Depositary Shares, each of which represents a 1/20th interest in a share of our Series A Mandatory Convertible Preferred Stock. Each Series A Depositary Share entitles the holder of such Series A Depositary Share, through the bank depositary, to a proportional fractional interest in the rights and preferences of such share of Series A Mandatory Convertible Preferred Stock, including conversion, dividend, liquidation and voting rights, subject to the terms of the deposit agreement.

Underwriters’ option to purchase additional Series A Depositary Shares	We have granted the underwriters a 30-day option to purchase up to 37,500,000 additional Series A Depositary Shares, at the public offering price, less the underwriting discounts, solely to cover over-allotments, if any.

Public offering price	$50 per Series A Depositary Share

Liquidation preference	$1,000 per share of our Series A Mandatory Convertible Preferred Stock (equivalent to $50 per Series A Depositary Share).

Class C Trigger Event	A “Class C Trigger Event” will be deemed to have occurred if, on or prior to April 15, 2029, we issue, in connection with the Class C Dividend, shares of Class C Common Stock that are approved for listing, subject to official notice of issuance, on the Nasdaq Global Select Market, the Nasdaq Global Market or the New York Stock Exchange.

Class C Dividend	The “Class C Dividend” means (x) the Declared Class C Dividend or (y) any reclassification or recapitalization (in each case, other than through a merger) of each share of Class A Common Stock outstanding into one share of Class A Common Stock and one share of Class C Common Stock, where such reclassification or recapitalization is economically equivalent to the Declared Class C Dividend.

Class C Dividend Trigger Date	The later of (i) the date on which the Class C Trigger Event occurs and (ii) the first anniversary of the last date of original issuance of the Series A Mandatory Convertible Preferred Stock.

Dividends

6.50% of the liquidation preference of $1,000 per share of our Series A Mandatory Convertible Preferred Stock per year. Dividends will accumulate from the initial issue date (as defined below) and, to the extent that we are legally permitted to pay dividends and our board of directors, or an authorized committee thereof, declares a dividend payable with respect to our Series A Mandatory Convertible

Preferred Stock, we initially will pay such dividends in cash or, subject to certain limitations, by delivery of shares of our Class A Common Stock or through any combination of cash and shares of our Class A Common Stock, as determined by our board of directors (or an authorized committee thereof) in its sole discretion; provided that any unpaid dividends will continue to accumulate. Dividends that are declared will be payable on the dividend payment dates (as described below) to holders of record on the February 1, May 1, August 1 or November 1, as the case may be, immediately preceding the relevant dividend payment date (each, a “record date”), whether or not such holders convert their Series A Depositary Shares, or such Series A Depositary Shares are automatically converted, after a record date and on or prior to the immediately succeeding dividend payment date. The expected dividend payable on the first dividend payment date is approximately $19.1389 per share of our Series A Mandatory Convertible Preferred Stock (equivalent to $0.9569 per Series A Depositary Share). Each subsequent dividend is expected to be $16.2500 per share of our Series A Mandatory Convertible Preferred Stock (equivalent to $0.8125 per Series A Depositary Share). See the section titled “Description of Series A Mandatory Convertible Preferred Stock—Dividends.”

If we elect to make any payment of a declared dividend, or any portion thereof, in shares of our Class A Common Stock, such shares shall be valued for such purpose at the average VWAP (as defined under the section titled “Description of Series A Mandatory Convertible Preferred Stock—Definitions”) per share of our Class A Common Stock over the five consecutive trading day period ending on, and including, the second trading day immediately preceding the applicable dividend payment date (the “five-day average price”), multiplied by 97%. Notwithstanding the foregoing, in no event will the number of shares of our Class A Common Stock delivered in connection with any declared dividend exceed a number equal to the amount of such declared dividend as to which we have elected to deliver shares of our Class A Common Stock in lieu of paying cash divided by $218.75, which amount represents 35% of the initial price (as defined below), subject to adjustment in a manner inversely proportional to any adjustment to each fixed conversion rate (such dollar amount, as adjusted, the “floor price”). To the extent that the amount of the declared dividend as to which we have elected to deliver shares of our Class A Common Stock in lieu of paying cash exceeds the product of the number of shares of Class A Common Stock delivered in connection with such declared dividend and 97% of the five-day average price, we will, if we are legally able to do so, notwithstanding any notice by us to the contrary, pay such excess amount in cash.

The “initial price” equals $1,000, divided by the maximum conversion rate (as defined below), rounded to the nearest $0.0001, and is initially equal to the per share public offering price of the Class A Common Stock sold in connection with the forward sale agreements we entered into with the forward purchasers concurrently with this offering.

Notwithstanding the foregoing, following the Class C Dividend Trigger Date, we will pay dividends with respect to the Series A Mandatory Convertible Preferred Stock in cash or, subject to certain limitations, by delivery of shares of our Class C Common Stock or through any combination of cash and shares of our Class C Common Stock, as determined by our board of directors (or an authorized committee thereof) in its sole discretion. For such purposes, the shares of Class C Common Stock will be valued in a manner similar to the methodology described in the second immediately preceding paragraph. See the section titled “Description of Series A Mandatory Convertible Preferred Stock—Dividends.”

Dividend payment dates	February 15, May 15, August 15 and November 15 of each year commencing on, and including, February 15, 2027 and ending on, and including, August 15, 2029. If a dividend payment date is not a business day, payment will be made on the next succeeding business day, without any interest or other payment in lieu of interest accruing with respect to this delay.

No redemption	We may not redeem the shares of Series A Mandatory Convertible Preferred Stock or the Series A Depositary Shares. However, at our option, we may purchase the Series A Mandatory Convertible Preferred Stock or Series A Depositary Shares from time to time in the open market, by tender offer, exchange offer or otherwise.

Mandatory conversion date	The second business day immediately following the last trading day of the final averaging period (as defined below). The mandatory conversion date is expected to be August 15, 2029.

Mandatory conversion	On the mandatory conversion date, each outstanding share of our Series A Mandatory Convertible Preferred Stock, unless previously converted, will automatically convert into a number of shares of our Class A Common Stock equal to the conversion rate as described below, and each Series A Depositary Share will automatically convert into a number of shares of Class A Common Stock equal to a proportionate fractional interest in such shares of Class A Common Stock.

If we declare a dividend for the dividend period ending on August 15, 2029, we will pay such dividend to the holders of record as of August 1, 2029, as described above. If, on or prior to August 1, 2029, we have not declared all or any portion of all accumulated and unpaid dividends on the Series A Mandatory Convertible Preferred Stock, the conversion rate will be adjusted so that holders receive an additional number of shares of Class A Common Stock equal to the amount of accumulated and unpaid dividends that have not been declared (the “additional conversion amount”), divided by the greater of (i) the floor price and (ii) 97% of the five-day average price (calculated as if the applicable dividend payment date were August 15, 2029). To the extent that the additional conversion amount exceeds the product of such number of additional shares and 97% of such five-day average price, we will, if we are legally able to do so, pay such excess amount in cash.

Notwithstanding the foregoing, following the occurrence of the Class C Trigger Event, each outstanding share of our Series A Mandatory Convertible Preferred Stock, unless previously converted, will automatically convert on the second business day immediately following the last trading day of the final averaging period into a number of shares of our Class C Common Stock equal to the conversion rate as described below, and each Series A Depositary Share will automatically convert into a number of shares of Class C Common Stock equal to a proportionate fractional interest in such shares of Class C Common Stock. Holders of the Series A Mandatory Convertible Preferred Stock may receive an additional number of shares of Class C Common Stock to account for any additional conversion amount with such shares of Class C Common Stock valued in a manner similar to the methodology described in the immediately preceding paragraph. See the section titled “Description of Series A Mandatory Convertible Preferred Stock—Mandatory Conversion.”

Conversion rate	Upon conversion on the mandatory conversion date, the conversion rate for each share of our Series A Mandatory Convertible Preferred Stock will be not more than 1.6000 shares of Class A Common Stock and not less than 1.3620 shares of Class A Common Stock (respectively, the “maximum conversion rate” and the “minimum conversion rate”), depending on the applicable market value of our Class A Common Stock, as described below and subject to certain anti-dilution adjustments. Correspondingly, the conversion rate per Series A Depositary Share will be not more than 0.0800 shares of Class A Common Stock and not less than 0.0681 shares of Class A Common Stock.

The “applicable market value” of our Class A Common Stock is the average VWAP per share of our Class A Common Stock over the final averaging period. The “final averaging period” is the 20 consecutive trading day period beginning on, and including, the 21st scheduled trading day immediately preceding August 15, 2029. The conversion rate will be calculated as described under the section titled “Description of Series A Mandatory Convertible Preferred Stock—Mandatory Conversion.”

The following table illustrates the conversion rate per share of our Series A Mandatory Convertible Preferred Stock, subject to certain anti-dilution adjustments.

Applicable market value of our Class A Common Stock	Conversion rate per share of Series A Mandatory Convertible Preferred Stock
Greater than the threshold appreciation price (as defined below)	1.3620 shares of Class A Common Stock

Applicable market value of our Class A Common Stock	Conversion rate per share of Series A Mandatory Convertible Preferred Stock

Equal to or less than the threshold appreciation price but greater than or equal to the initial price	Between 1.3620 and 1.6000 shares of Class A Common Stock, determined by dividing $1,000 by the applicable market value, rounded to the nearest ten-thousandth

Less than the initial price	1.6000 shares of Class A Common Stock

The following table illustrates the conversion rate per Series A Depositary Share, subject to certain anti-dilution adjustments:

Applicable market value of our Class A Common Stock	Conversion rate per share of Series A Depositary Share
Greater than the threshold appreciation price	0.0681 shares of Class A Common Stock

Equal to or less than the threshold appreciation price but greater than or equal to the initial price	Between 0.0681 and 0.0800 shares of Class A Common Stock, determined by dividing $50 by the applicable market value

Less than the initial price	0.0800 shares of Class A Common Stock

The “threshold appreciation price” equals $1,000, divided by the minimum conversion rate, rounded to the nearest $0.0001, and represents an approximately 17.5% appreciation over the initial price.

Notwithstanding the foregoing, following the occurrence of the Class C Trigger Event and upon conversion on the mandatory conversion date, the conversion rate for each share of our Series A Mandatory Convertible Preferred Stock will be a number of shares of Class C Common Stock not more than the then-current maximum conversion rate and not less than then-current minimum conversion rate, depending on the applicable market value of our Class C Common Stock. Upon the occurrence of the Class C Trigger Event, the maximum conversion rate and the minimum conversion rate will be adjusted in a manner as described in clause (7) of the section titled “Description of Series A Mandatory Convertible Preferred Stock—Anti-dilution Adjustments” to account for the Class C Trigger Event.

Conversion at the option of the holder

Other than during a fundamental change conversion period (as defined below), at any time on or after the 50th trading day immediately following the Class C Dividend Trigger Date and prior to August 15, 2029, a holder of Series A Mandatory Convertible Preferred Stock may elect to convert such holder’s shares of our Series A Mandatory Convertible Preferred Stock, in whole or in part, into a number of shares of Class C Common Stock at the then-current minimum conversion rate as described under the section titled “Description of Series A Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder.” The initial minimum conversion rate is subject to certain anti-dilution adjustments, including the adjustment described in clause (7) of the section titled “Description of Series A Mandatory Convertible Preferred Stock—Anti-dilution Adjustments” to account for the Class C Trigger Event. Because each Series A Depositary Share represents a 1/20th fractional interest in a share of our Series A Mandatory Convertible Preferred Stock, a holder of Series A Depositary Shares may convert its Series A Depositary Shares only in lots of 20 Series A Depositary Shares.

If, as of the effective date of any early conversion (the “early conversion date”), we have not declared all or any portion of the accumulated and unpaid dividends for all full dividend periods ending on or prior to the dividend payment date immediately preceding such early conversion date, the conversion rate will be adjusted so that converting holders receive an additional number of shares of Class C Common Stock equal to such amount of accumulated and unpaid dividends that have not been declared for such full dividend periods (the “early conversion additional conversion amount”), divided by the greater of (i) the floor price and (ii) the average VWAP per share of our Class C Common Stock over the 20 consecutive trading day period ending on, and including, the second trading day immediately preceding the early conversion date (the “early conversion average price”). To the extent that the early conversion additional conversion amount exceeds the product of such number of additional shares and the early conversion average price, we will not have any obligation to pay the shortfall in cash.

Conversion at the option of the holder upon a fundamental change; fundamental change dividend make-whole amount

If a fundamental change (as defined under the section titled “Description of Series A Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount”) occurs on or prior to August 15, 2029, holders of the Series A Mandatory Convertible Preferred Stock will have the right to convert their shares of Series A Mandatory Convertible Preferred Stock, in whole or in part, into (i) shares of Class C Common Stock, if the Class C Trigger Event has occurred on or prior to the related fundamental change reference date (as herein defined) or (ii) shares of Class A Common Stock, if the Class C Trigger Event has not occurred on or prior to the related fundamental change reference date, in each case, at the applicable “fundamental change conversion rate” during the period beginning on, and including, the related fundamental change reference date and ending on, and including, the earlier of (a) the date that is 20 calendar days after such fundamental change reference date (or, if later in the case of a fundamental change reference date that occurs on the effective date of the fundamental change, the date that is 20 calendar days after holders receive notice of such fundamental change) and (b) August 15, 2029. For the avoidance of doubt, the period described in the immediately preceding sentence may not end on a date that is later than August 15, 2029. The fundamental change conversion rate will be determined based on the effective date of the fundamental change and the price paid (or deemed paid) per share of (i) our Class C Common Stock, if the Class C Trigger Event has occurred on or prior to the effective date of the fundamental change or (ii) our Class A Common Stock, if the Class C Trigger Event has not occurred on or prior to such effective date, in each case, in such fundamental change. Holders who convert shares of our Series A Mandatory Convertible Preferred Stock during that period will also receive (1) a “fundamental change dividend make-whole amount” equal to the present value as of the related fundamental change reference date (calculated using a discount rate of 4.75% per annum) of all dividend payments on such shares (excluding any accumulated and unpaid dividends for any dividend period prior to the related fundamental change reference date, including for the partial dividend period, if any, from, and including, the dividend payment date immediately preceding such fundamental change reference date to, but excluding, such fundamental change reference date (collectively, the “accumulated dividend amount”)) for all the remaining full dividend periods and for the partial dividend period from, and including, such fundamental change reference date to, but excluding, the next dividend payment date, and (2) to the extent that there is any accumulated dividend amount, the accumulated dividend amount (clauses (1) and (2), together, the “make-whole dividend amount”), in the case of clauses (1) and (2), subject to our right to deliver shares of (i) our Class C Common Stock, if the Class C Trigger Event has occurred on or prior to the related fundamental change reference date or (ii) our Class A Common Stock, if the Class C Trigger Event has not occurred on or prior to the related fundamental change reference date, in each case, in lieu of all or part of such make-whole dividend amount; provided that if such fundamental change reference date or the conversion date occurs after the record date for a declared dividend and on or prior to the next dividend payment date, such dividend will be paid on such dividend payment date to the holders as of such record date, such dividend will not be included in the accumulated dividend amount, and the fundamental change dividend make-whole amount will not include the present value of the payment of such dividend. Because each Series A Depositary Share represents a 1/20th fractional interest in a share of our Series A Mandatory Convertible Preferred Stock, a holder of Series A Depositary Shares may convert its Series A Depositary Shares upon a fundamental change only in lots of 20 Series A Depositary Shares. The “fundamental change reference date” with respect to any fundamental change means (i) if the effective date of such fundamental change occurs prior to the first anniversary of the last date of original issuance of the Series A Mandatory Convertible Preferred Stock, the

first anniversary of the last date of original issuance of the Series A Mandatory Convertible Preferred Stock and (ii) in all other cases, the effective date of such fundamental change.

If the Class C Trigger Event has not occurred on or prior to the fundamental change reference date for a fundamental change, we may elect to make any payment of the make-whole dividend amount relating to such fundamental change, or any portion thereof, in shares of our Class A Common Stock, and such shares shall be valued for such purpose at the make-whole dividend valuation price (as defined below). Notwithstanding the foregoing, in no event will the number of shares of our Class A Common Stock that we deliver in lieu of paying all or a portion of the make-whole dividend amount in cash exceed a number equal to the portion of the make-whole dividend amount to be paid by the delivery of Class A Common Stock divided by the greater of (i) the floor price and (ii) the fundamental change dividend valuation price. To the extent that the portion of the make-whole dividend amount as to which we have elected to deliver shares of Class A Common Stock in lieu of paying cash exceeds the product of the number of shares of Class A Common Stock delivered in respect of such portion of the make-whole dividend amount and make-whole dividend valuation price, we will, if we are legally able to do so, notwithstanding any notice by us to the contrary, pay such excess amount in cash. The “make-whole dividend valuation price” means (i) if the effective date of a fundamental change occurs prior to the first anniversary of the last date of original issuance of the Series A Mandatory Convertible Preferred Stock, 97% of the average VWAP per share of our Class A Common Stock over the five consecutive trading day period ending on, and including, the second trading day immediately preceding the related conversion date and (ii) in all other cases, 97% of the price paid (or deemed paid) per share of our Class A Common Stock in the fundamental change; provided that, following the occurrence of the Class C Trigger Event, the references to “Class A Common Stock” in the foregoing definition will be deemed to be references to “Class C Common Stock.”

If the Class C Trigger Event has occurred on or prior to the fundamental change reference date for a fundamental change, we may elect to make any payment of the make-whole dividend amount relating to such fundamental change, or any portion thereof, in shares of our Class C Common Stock. Such shares shall be valued for such purpose at the make-whole dividend valuation price, and the provisions described in the second and third sentences in the immediately preceding paragraphs will similarly apply as if references therein to the Class A Common Stock were instead references to the Class C Common Stock.

In addition, if we are prohibited from paying or delivering, as the case may be, the make-whole dividend amount (whether in cash or, as applicable, in shares of our Class A Common Stock or Class C

Common Stock), in whole or in part, due to limitations of applicable Delaware law, the conversion rate will instead be increased by a number of shares of Class A Common Stock or Class C Common Stock, as the case may be, equal to the cash amount of the aggregate unpaid and undelivered make-whole dividend amount, divided by the greater of (i) the floor price and (ii) the make-whole dividend valuation price. To the extent that the cash amount of the aggregate unpaid and undelivered make-whole dividend amount exceeds the product of such number of additional shares and the make-whole dividend valuation price, we will not have any obligation to pay the shortfall in cash.

See the section titled “Description of Series A Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount.”

Anti-dilution adjustments	The conversion rate may be adjusted in the event of, among other things: (1) stock dividends or distributions; (2) certain distributions to holders of our Class A Common Stock of rights or warrants to purchase our Class A Common Stock; (3) subdivisions or combinations of our Class A Common Stock; (4) certain distributions to holders of our Class A Common Stock of evidences of our indebtedness, shares of capital stock, securities, rights to acquire our capital stock, cash or other assets, including by spin-off; (5) certain distributions to holders of our Class A Common Stock of cash in excess of the initial dividend threshold (as defined herein); (6) certain tender or exchange offers by us or one of our subsidiaries for our Class A Common Stock and (7) the Class C Trigger Event, in each case subject to certain exceptions. Following the occurrence of the Class C Trigger Event, the references to “Class A Common Stock” in the immediately preceding sentence will be deemed to be references to “Class C Common Stock.” See the section titled “Description of Series A Mandatory Convertible Preferred Stock—Anti-dilution Adjustments.”

Voting rights	Except as specifically required by Delaware law or our certificate of incorporation as in effect from time to time, which will include the certificate of designations for the Series A Mandatory Convertible Preferred Stock, the holders of Series A Mandatory Convertible Preferred Stock will have no voting rights.

Whenever dividends on shares of Series A Mandatory Convertible Preferred Stock have not been declared and paid for six or more dividend periods (including, for the avoidance of doubt, the dividend period beginning on, and including, the initial issue date and ending on, but excluding, February 15, 2027), whether or not consecutive, the holders of the Series A Mandatory Convertible Preferred Stock, voting together as a single class with holders of all other preferred stock of equal rank having similar voting rights, will be entitled at our next special or annual meeting of shareholders to vote for the election of a total of two additional members of our board of directors, subject to certain limitations.

We will not, without the affirmative vote or consent of holders of at least two-thirds of the outstanding shares of Series A Mandatory Convertible Preferred Stock (voting together as a single class with holders of other series of voting preferred stock then outstanding solely in the case of clause (1)), (1) authorize or create, or increase the authorized amount of, any senior stock (as defined below); (2) amend, alter or repeal the provisions of our certificate of incorporation as then in effect so as to materially and adversely affect the rights, preferences, privileges or voting powers of the Series A Mandatory Convertible Preferred Stock; or (3) consummate a binding share exchange or reclassification involving shares of Series A Mandatory Convertible Preferred Stock or a merger or consolidation of us with another entity unless the Series A Mandatory Convertible Preferred Stock remains outstanding or is replaced by preference securities, in each case, with terms no less favorable to holders in any material respect, subject to certain exceptions.

See the sections titled “Description of Series A Mandatory Convertible Preferred Stock—Voting Rights” and “Description of Series A Depositary Shares—Voting the Series A Mandatory Convertible Preferred Stock.”

Ranking	The Series A Mandatory Convertible Preferred Stock will rank with respect to dividend rights and/or rights upon our liquidation, winding-up or dissolution, as applicable:

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senior to (i) our Class A Common Stock, our Class B Common Stock and, if issued, our Class C Common Stock and (ii) each other class or series of capital stock issued after the original issue date of the Series A Mandatory Convertible Preferred Stock (which we refer to as the “initial issue date”) the terms of which do not expressly provide that such capital stock ranks either (x) senior to the Series A Mandatory Convertible Preferred Stock as to dividend rights or rights upon our liquidation, winding-up or dissolution or (y) on a parity with the Series A Mandatory Convertible Preferred Stock as to dividend rights and rights upon our liquidation, winding-up or dissolution (which we refer to collectively as “junior stock”);

•

on a parity with any class or series of capital stock issued after the initial issue date the terms of which expressly provide that such capital stock will rank on a parity with the Series A Mandatory Convertible Preferred Stock as to dividend rights and rights upon our liquidation, winding-up or dissolution (which we refer to collectively as “parity stock”);

•

junior to each class or series of capital stock issued after the initial issue date the terms of which expressly provide that such capital stock will rank senior to the Series A Mandatory Convertible Preferred Stock as to dividend rights or rights upon our liquidation, winding-up or dissolution (which we refer to collectively as “senior stock”); and

•	junior to our existing and future indebtedness.

In addition, the Series A Mandatory Convertible Preferred Stock, with respect to dividend rights and rights upon our liquidation, winding-up or dissolution, will be structurally subordinated to existing and future indebtedness of our subsidiaries as well as the capital stock of our subsidiaries held by third parties.

As of September 30, 2026, our total consolidated indebtedness was $83.7 billion.

Use of proceeds	We expect the net proceeds from this offering to be approximately $12.5 billion (or approximately $14.3 billion if the underwriters exercise in full their over-allotment option to purchase additional Series A Depositary Shares) after deducting the underwriting discounts and our estimated offering expenses totaling approximately $4 million.

We intend to use the net proceeds from this offering for general corporate purposes.

U.S. Federal Income Tax Considerations	The U.S. federal income tax considerations of owning and disposing of the Series A Depositary Shares and any Class A Common Stock or Class C Common Stock, as the case may be, received upon conversion are described under the section titled “U.S. Federal Income Tax Considerations.”

Concurrent offering	Concurrently with this offering, we entered into forward sale agreements with each of Morgan Stanley Capital Services LLC and Goldman Sachs & Co. LLC (the “forward purchasers”) with respect to an aggregate of 40,000,000 shares of our Class A Common Stock. In connection with these forward sale agreements, the forward purchasers or their respective affiliates are borrowing from third parties and selling an aggregate of 40,000,000 shares of our Class A Common Stock to the underwriters named in the separate prospectus supplement pursuant to which such 40,000,000 shares of our Class A Common Stock are being offered (the “concurrent offering”). Upon the occurrence of the Class C Trigger Event, we expect that these forward sale agreements will reference both the Class A Common Stock and the Class C Common Stock and, in certain circumstances, we will have the ability to settle all of the forward sale agreements through the delivery of only shares of Class C Common Stock. The completion of this offering is not contingent on the completion of the concurrent offering, and the completion of the concurrent offering is not contingent on the completion of this offering. We do not expect to initially receive any proceeds from the sale of our Class A Common Stock sold in the concurrent offering.

See the section titled “Concurrent Offering and Forward Sale Transactions.”

Transfer agent and registrar	Computershare Trust Company, N.A. is the transfer agent and registrar for the Series A Mandatory Convertible Preferred Stock, our Class A Common Stock and, if issued, our Class C Common Stock.

Listing	We intend to apply to list the Series A Depositary Shares on the Nasdaq Global Select Market under the symbol “METAM.” No assurance can be given that our Series A Depositary Shares will be listed or that any such application for listing will be approved. Listing the Series A Depositary Shares on the Nasdaq Global Select Market does not guarantee that a trading market will develop or, if a trading market does develop, the depth of that market or the ability of holders to sell their Series A Depositary Shares easily. Our Class A Common Stock is listed on the Nasdaq Global Select Market under the symbol “META.” We intend to apply to list the Class C Common Stock to be issued as a result of the Class C Dividend on the Nasdaq Global Select Market.

Risk factors	Investing in the Series A Depositary Shares involves risks. See the section titled “Risk Factors” beginning on page S-16 of this prospectus supplement and other information included or incorporated by reference in the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in the Series A Depositary Shares.

Unless otherwise indicated, all applicable share, per share and related information in this prospectus supplement is based on 2,214 million shares of Class A Common Stock and 342 million shares of Class B Common Stock outstanding as of September 30, 2026, and excludes, in each case as of such date:

•	154 million shares of Class A Common Stock subject to outstanding restricted stock unit awards or stock options;

•	445 million shares of Class A Common Stock reserved for issuance under our equity incentive plan; and

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any shares of Class A Common Stock issuable upon conversion of Series A Depositary Shares that may be issued in this offering (including any Series A Depositary Shares that the underwriters may purchase pursuant to their over-allotment option to purchase up to 37,500,000 additional Series A Depositary Shares)

RISK FACTORS

An investment in our Series A Depositary Shares involves certain risks. You should carefully consider the risk factors described under “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2026, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. Additional risks and uncertainties not now known to us or that we now deem immaterial may also adversely affect our business or financial performance. Our business, financial condition, results of operations or cash flows could be materially adversely affected by any of these risks. The market or trading price of our Series A Depositary Shares could decline due to any of these risks or other factors, and you may lose all or part of your investment.

Risks Related to this Offering and Series A Depositary Shares and the Series A Mandatory Convertible Preferred Stock

We have broad discretion in the use of the net proceeds from this offering, if completed, and in the use of the net proceeds upon settlement of the forward sale agreements.

We expect the net proceeds to us from this offering to be approximately $12.5 billion (or approximately $14.3 billion if the underwriters exercise in full their over-allotment option to purchase additional Series A Depositary Shares from us) after deducting the underwriting discounts and estimated offering expenses payable by us.

At an initial forward price of $622.91875 per share (which is the price at which the underwriters of the concurrent offering have agreed to buy the shares of Class A Common Stock offered thereby), we expect to receive net proceeds, before expenses, of approximately $24.9 billion (or approximately $28.7 billion if the underwriters of the concurrent offering exercise in full their option to purchase additional shares of Class A Common Stock), subject to the price adjustment and other provisions of the forward sale agreements, in the event of settlement of the forward sale agreements, which we expect to occur on or prior to November 19, 2027. See “Concurrent Offering and Forward Sale Transactions.”

Our management will have considerable discretion in the application of net proceeds from this offering, if completed, and of the net proceeds we receive upon settlement of the forward sale agreements, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used in ways with which you would agree. The failure of our management to use these funds effectively could harm our business.

You are making an investment decision in the Series A Depositary Shares as well as in our Series A Mandatory Convertible Preferred Stock.

As described in this prospectus supplement, you are investing in Series A Depositary Shares that represent fractional interests in our Series A Mandatory Convertible Preferred Stock. The bank depositary will rely solely on the dividend payments and other distributions on the Series A Mandatory Convertible Preferred Stock it receives from us to fund all dividend payments and other distributions on the Series A Depositary Shares.

The Series A Mandatory Convertible Preferred Stock (and accordingly, the Series A Depositary Shares) are initially convertible into shares of our Class A Common Stock but, upon the occurrence of the Class C Trigger Event, will become convertible into our Class C Common Stock.

On October 21, 2026, we filed the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware which, upon effectiveness, will establish our Class C Common Stock. The Amended and Restated Certificate of Incorporation has been filed with an effective date of January 19, 2027. Furthermore, on October 19, 2026, our board of directors declared a dividend of one share of our Class C

Common Stock for each outstanding share of Class A Common Stock and Class B Common Stock (the “Declared Class C Dividend”), contingent on the effectiveness of the Amended and Restated Certificate of Incorporation. The record date and payment date of the Declared Class C Dividend will be determined and approved by our board of directors by subsequent action.

The rights of the holders of our Class A Common Stock, our Class B Common Stock and, if issued, our Class C Common Stock will be identical, except with respect to voting. Upon the effectiveness of our Amended and Restated Certificate of Incorporation, each share of Class A Common Stock will be entitled to one vote per share, each share of Class B Common Stock will be entitled to 10 votes per share and each share of Class C Common Stock will have no voting rights, except as provided in the Amended and Restated Certificate of Incorporation or as required by applicable law.

The “Class C Dividend” means (x) the Declared Class C Dividend or (y) any reclassification or recapitalization (in each case, other than through a merger) of each share of Class A Common Stock outstanding into one share of Class A Common Stock and one share of Class C Common Stock, where such reclassification or recapitalization is economically equivalent to the Declared Class C Dividend.

A “Class C Trigger Event” will be deemed to have occurred if, on or prior to April 15, 2029, we issue, in connection with the Class C Dividend, shares of Class C Common Stock that are approved for listing, subject to official notice of issuance, on the Nasdaq Global Select Market, the Nasdaq Global Market or the New York Stock Exchange. We will provide written notice of the occurrence of the Class C Trigger Event to the holders of shares of the Series A Mandatory Convertible Preferred Stock within two business days of such occurrence. Following the occurrence of the Class C Trigger Event, the Series A Mandatory Convertible Preferred Stock (and accordingly, the Series A Depositary Shares) will be convertible into our Class C Common Stock upon mandatory conversion and upon any early conversion at the option of the holders or in connection with a fundamental change at the relevant conversion rate described in the section titled “Description of Series A Mandatory Convertible Preferred Stock”. If the Class C Trigger Event never occurs during the term of the Series A Mandatory Convertible Preferred Stock, the Series A Mandatory Convertible Preferred Stock (and accordingly, the Series A Depositary Shares) will be convertible into our Class A Common Stock upon mandatory conversion and upon any early conversion in connection with a fundamental change at the relevant conversion rate described in the section titled “Description of Series A Mandatory Convertible Preferred Stock.”

Upon the occurrence of the Class C Trigger Event, the maximum conversion rate and the minimum conversion rate will be adjusted to account for the Class C Dividend and the change to the securities underlying the Series A Mandatory Convertible Preferred Stock from our Class A Common Stock to our Class C Common Stock in the manner set forth in clause (7) of the section titled “Description of Series A Mandatory Convertible Preferred Stock—Anti-dilution Adjustments.”

A Class C Trigger Event may occur irrespective of whether shares of Class C Common Stock are trading on the date of such event. While we expect that trading of shares of the Class C Common Stock will commence on the trading day immediately following the date of the Class C Trigger Event, no assurance can be given that such trading will commence on such trading day and no guarantee can be given that the shares of Class C Common Stock will ultimately trade on the Nasdaq Global Select Market, the Nasdaq Global Market or the New York Stock Exchange or that shares of Class C Common Stock will ultimately trade on any exchange. The occurrence of a Class C Trigger Event without the shares of Class C Common Stock trading may adversely affect the trading price and liquidity of the Series A Depositary Shares.

There can be no assurance that the Class C Common Stock will be issued in the Class C Dividend, and there can be no assurance that the Class C Common Stock, once issued, will not trade at a discount to the Class A Common Stock. See “—Risks Related to Our Common Stock” and “Description of Capital Stock.”

You will bear the risk of a decline in the market price of our Class A Common Stock between the pricing date for the Series A Depositary Shares and the mandatory conversion date.

If the Class C Trigger Event does not occur, you will receive upon mandatory conversion of our Series A Mandatory Convertible Preferred Stock (and the related conversion of the Series A Depositary Shares) a number of our Class A Common Stock that is not fixed, but instead will depend on the applicable market value, which is the average VWAP per share of our Class A Common Stock over the final averaging period, which is the 20 consecutive trading day period beginning on, and including, the 21st scheduled trading day immediately preceding August 15, 2029. The aggregate market value of the shares of our Class A Common Stock that you would receive upon mandatory conversion may be less than the aggregate liquidation preference of the Series A Mandatory Convertible Preferred Stock represented by your Series A Depositary Shares. Specifically, if the applicable market value of our Class A Common Stock is less than the initial price, which is calculated by dividing $1,000 by the maximum conversion rate, rounded to the nearest $0.0001, and initially equals $625.0000 (the per share public offering price of the Class A Common Stock sold in connection with the forward sale agreements we entered into with the forward purchasers concurrently with this offering), subject to certain anti-dilution adjustments, the market value of the shares of our Class A Common Stock that you would receive upon mandatory conversion of each share of Series A Mandatory Convertible Preferred Stock will be less than the $1,000 liquidation preference per share of Series A Mandatory Convertible Preferred Stock (and, accordingly the market value of shares of our Class A Common Stock that you would receive upon mandatory conversion of each Series A Depositary Share will be less than the $50 liquidation preference per Series A Depositary Share), and an investment in the Series A Depositary Shares would result in a loss. Accordingly, you will bear the entire risk of a decline in the market price of our Class A Common Stock. Any such decline could be substantial.

If the Class C Trigger Event occurs, you will receive upon mandatory conversion of our Series A Mandatory Convertible Preferred Stock (and the related conversion of the Series A Depositary Shares) a number of shares of our Class C Common Stock based on the applicable market value of the Class C Common Stock. Upon the occurrence of the Class C Trigger Event, the maximum conversion rate and the minimum conversion rate will be adjusted in a manner set forth in clause (7) of the section titled “Description of Series A Mandatory Convertible Preferred Stock—Anti-dilution Adjustments” to account for the Class C Trigger Event. If the applicable market value of our Class C Common Stock is less than the then-current initial price, which is calculated by dividing $1,000 by the adjusted maximum conversion rate, rounded to the nearest $0.0001, the market value of the shares of our Class C Common Stock that you would receive upon mandatory conversion of each share of Series A Mandatory Convertible Preferred Stock will be less than the $1,000 liquidation preference per share of Series A Mandatory Convertible Preferred Stock (and, accordingly the market value of shares of our Class C Common Stock that you would receive upon mandatory conversion of each Series A Depositary Share will be less than the $50 liquidation preference per Series A Depositary Share), and an investment in the Series A Depositary Shares would result in a loss.

In addition, because the number of shares of our Class A Common Stock or Class C Common Stock, as the case may be, delivered to you upon mandatory conversion will be based upon the applicable market value, which is the average VWAP per share of our Class A Common Stock or our Class C Common Stock, as the case may be, over the final averaging period, the shares of Class A Common Stock or shares of Class C Common Stock, as the case may be, you receive upon mandatory conversion may be worth less than the shares of Class A Common Stock or shares of Class C Common Stock, as the case may be, you would have received had the applicable market value been equal to the VWAP per share of our Class A Common Stock or shares of our Class C Common Stock, as the case may be, on the mandatory conversion date or the average VWAP per share of our Class A Common Stock or our Class C Common Stock, as the case may be, over a different period of days.

Purchasers of the Series A Depositary Shares may not realize any or all of the benefit of an increase in the market price of shares of our Class A Common Stock.

If the Class C Trigger Event does not occur, the aggregate market value of the shares of our Class A Common Stock that you will receive upon mandatory conversion of each share of our Series A Mandatory Convertible Preferred Stock (and the related conversion of the Series A Depositary Shares) on the mandatory conversion date will only exceed the liquidation preference of $1,000 per share of Series A Mandatory Convertible Preferred Stock (and the liquidation preference of $50 per Series A Depositary Share) if the applicable market value of our Class A Common Stock exceeds the threshold appreciation price, which is calculated by dividing $1,000 by the minimum conversion rate, rounded to the nearest $0.0001, and initially equals $734.2144, subject to certain anti-dilution adjustments. The threshold appreciation price represents an appreciation of approximately 17.5% over the initial price. If the applicable market value of our Class A Common Stock exceeds the threshold appreciation price, you will receive on the mandatory conversion date approximately 85.12% (which percentage is approximately equal to the initial price divided by the threshold appreciation price) of the value of our Class A Common Stock that you would have received if you had made a direct investment in our Class A Common Stock on the date of this prospectus supplement. This means that the opportunity for equity appreciation provided by an investment in the Series A Depositary Shares (and the underlying Series A Mandatory Convertible Preferred Stock) is less than that provided by a direct investment in shares of our Class A Common Stock.

In addition, assuming the Class C Trigger Event never occurs during the term of the Series A Mandatory Convertible Preferred Stock, if the market value of our Class A Common Stock appreciates and the applicable market value of our Class A Common Stock is equal to or greater than the initial price but less than or equal to the threshold appreciation price, the aggregate market value of the shares of our Class A Common Stock that you would receive upon mandatory conversion will only be equal to the aggregate liquidation preference of the Series A Mandatory Convertible Preferred Stock (and, correspondingly, the aggregate market value of our Class A Common Stock that you would receive upon the related mandatory conversion of the Series A Depositary Shares will only be equal to the aggregate liquidation preference of the Series A Depositary Shares), and you will realize no equity appreciation on our Class A Common Stock.

The market price of our Class A Common Stock and, if issued, our Class C Common Stock, which may fluctuate significantly, will directly affect the market price for the Series A Depositary Shares.

Prior to the occurrence of the Class C Trigger Event, we expect that, generally, the market price of our Class A Common Stock will affect the market price of the Series A Depositary Shares more than any other single factor. Following the occurrence of the Class C Trigger Event, we expect that, generally, the market price of our Class C Common Stock will affect the market price of the Series A Depositary Shares more than any other single factor. This may result in greater volatility in the market price of the Series A Depositary Shares than would be expected for nonconvertible preferred stock or depositary shares representing nonconvertible preferred stock. The market price of our Class A Common Stock and, if issued, our Class C Common Stock, could fluctuate significantly in response to a number of factors, including changing laws and regulations that may impact our business, our ability to obtain financing on satisfactory terms, changes in recommendations by financial analysts as well as economic, financial, political and other factors, many of which are beyond our control. For more information regarding such factors, see the section titled “—Risks Related to Our Common Stock” and “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

In addition, we expect that the market price of the Series A Depositary Shares will be influenced by yield and interest rates in the capital markets, the time remaining to the mandatory conversion date, our creditworthiness and the occurrence of certain events affecting us that do not require an adjustment to the fixed conversion rates. Fluctuations in yield rates in particular may give rise to arbitrage opportunities based upon changes in the relative values of (i) prior to the occurrence of the Class C Trigger Event, the Series A Depositary Shares and our Class A Common Stock and (ii) following the occurrence of the Class C Trigger Event, the

Series A Depositary Shares and our Class C Common Stock. Any such arbitrage could, in turn, affect the market prices of our Class A Common Stock, our Class C Common Stock (if issued) and the Series A Depositary Shares. The market price of our Class A Common Stock and, if issued, Class C Common Stock could also be affected by possible sales of our Class A Common Stock and our Class C Common Stock by investors who view the Series A Depositary Shares as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that we expect to develop involving our Class A Common Stock and our Class C Common Stock. This trading activity could, in turn, affect the market price of the Series A Depositary Shares.

Regulatory actions, or delay or failure of the stock borrow market in the Class C Common Stock to develop, may adversely affect the trading price and liquidity of the Series A Depositary Shares.

We expect that many investors in, and potential purchasers of, the Series A Depositary Shares will employ, or seek to employ, a convertible arbitrage strategy with respect to the Series A Depositary Shares. Investors would typically implement such a strategy by selling short the equity securities underlying the convertible securities and dynamically adjusting their short position while continuing to hold the securities. Investors may also implement this type of strategy by entering into swaps on our common stock that underlies the Series A Depositary Shares in lieu of or in addition to short selling our common stock that underlies the Series A Depositary Shares.

The SEC and other regulatory and self-regulatory authorities have implemented various rules and taken certain actions, and may in the future adopt additional rules and take other actions, that may impact those engaging in short selling activity involving equity securities (including our Class A Common Stock and, if issued, our Class C Common Stock). Such rules and actions include Rule 201 of SEC Regulation SHO, the adoption by the Financial Industry Regulatory Authority, Inc. and the national securities exchanges of a “Limit Up-Limit Down” program, the imposition of market-wide circuit breakers that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Any governmental or regulatory action that restricts the ability of investors in, or potential purchasers of, the Series A Depositary Shares to effect short sales of our common stock that underlies the Series A Depositary Shares, borrow our common stock that underlies the Series A Depositary Shares or enter into swaps on our common stock that underlies the Series A Depositary Shares could adversely affect the trading price and the liquidity of the Series A Depositary Shares.

We expect that following the occurrence of the Class C Trigger Event, holders of the Series A Depositary Shares will employ a convertible arbitrage strategy by selling short the Class C Common Stock. Because the Class C Common Stock will be a newly issued class of securities, it may take time for the borrow market in these securities to develop, if such a market develops at all. Any delay or failure in such market to develop may impact the ability of holders of the Series A Depositary Shares to hedge their exposure to the Series A Depositary Shares, and could adversely affect the trading price and the liquidity of the Series A Depositary Shares.

The fundamental change conversion rate and the payment of the fundamental change dividend make-whole amount upon the occurrence of certain fundamental changes may not adequately compensate you for the lost option value and lost dividends as a result of early conversion upon a fundamental change, and the fundamental change reference date may be significantly later than the effective date of the fundamental change in some circumstances.

If a fundamental change (as defined under the section titled “Description of Series A Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount”) occurs on or prior to August 15, 2029, the fundamental change conversion rate will apply to any shares of Series A Mandatory Convertible Preferred Stock (and, accordingly, the Series A Depositary Shares) converted during the fundamental change conversion period (as defined under the section titled “Description of Series A Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount”) unless the stock price is less than $100.00 or above $1,750.00 (in each case, subject to adjustment) and, with respect to those shares of Series A Mandatory Convertible Preferred Stock (and, accordingly, those Series A Depositary Shares) converted, you will also receive, among other consideration, a fundamental change dividend make-whole amount, subject to our right to deliver shares of Class A Common Stock or, following the occurrence of the Class C Trigger Event, shares of Class C Common Stock in lieu of all or part of such amount and subject to the terms described under the section titled “Description of Series A Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount.” Upon conversion of the Series A Mandatory Convertible Preferred Stock during the related fundamental change conversion period, you will receive (i) shares of Class C Common Stock, if the Class C Trigger Event has occurred on or prior to the related fundamental change reference date or (ii) shares of Class A Common Stock, if the Class C Trigger Event has not occurred on or prior to the related fundamental change reference date. The number of shares of Class A Common Stock or Class C Common Stock, as the case may be, to be issued upon conversion in connection with a fundamental change will be determined as described under the section titled “Description of Series A Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount.” Although the fundamental change conversion rate and the payment of the fundamental change dividend make-whole amount are generally designed to compensate you for the lost option value that you would suffer and the dividends you would lose as a result of converting your Series A Depositary Shares representing our Series A Mandatory Convertible Preferred Stock upon a fundamental change, the fundamental change conversion rate is also designed to compensate us for the lost option value that we would suffer as a result of any such conversion. As a result, in many cases the fundamental change conversion rate will be less than the conversion rate that would apply upon mandatory conversion. The fundamental change conversion rate and fundamental change dividend make-whole amount are generally only an approximation of such lost option value and lost dividends and may not adequately compensate you for your actual loss.

The “fundamental change reference date” with respect to any fundamental change means (i) if the effective date of such fundamental change occurs prior to the first anniversary of the last date of original issuance of the Series A Mandatory Convertible Preferred Stock, the first anniversary of the last date of original issuance of the Series A Mandatory Convertible Preferred Stock and (ii) in all other cases, the effective date of the fundamental change. For fundamental changes occurring prior to the first anniversary of the last date of original issuance of the Series A Mandatory Convertible Preferred Stock, the delay between the occurrence of a fundamental change and the time a holder can exercise their fundamental change early conversion right may be significant. If a fundamental change described in clause (i) of the definition of fundamental change reference date occurs, the fundamental change conversion period will not commence until the first anniversary of the last date of original issuance of the Series A Mandatory Convertible Preferred Stock, which may be a date much later than the effective date of such fundamental change. In such instances, the fundamental change conversion rate will be determined based on the effective date of the fundamental change and the price paid (or deemed paid) per share of our common stock then underlying the Series A Mandatory Convertible Preferred Stock in such transaction, as adjusted from time to time in the same manner and at the same time as each fixed conversion rate as set forth under the section titled “Description of Series A Mandatory Convertible Preferred Stock —Anti-dilution Adjustments,” including the adjustment described in clause (7) thereof, until the related conversion date. As a result, if a fundamental change described in clause (i) of the definition of fundamental change reference date occurs, the Series A Mandatory Convertible Preferred Stock will be convertible into Class C Common Stock during the related fundamental change conversion period so long as the Class C Trigger Event has occurred on or prior to the first anniversary of the last date of original issuance of the Series A Mandatory Convertible Preferred Stock, even if the Class C Trigger Event occurs after the effective date of such fundamental change.

Furthermore, our obligation to deliver a number of shares of Class A Common Stock or Class C Common Stock, as the case may be, per share of the Series A Mandatory Convertible Preferred Stock (and your corresponding right to receive a proportionate number of shares of our Class A Common Stock or our Class C Common Stock, as the case may be, per Series A Depositary Share) equal to the fundamental change conversion rate and pay the fundamental change dividend make-whole amount (whether paid or delivered, as the case may be, in cash or shares of our Class A Common Stock or Class C Common Stock, as the case may be) upon a conversion during the fundamental change conversion period could be considered a penalty under state law, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

If the Class C Trigger Event occurs, the corresponding adjustment to the conversion rate may not fully compensate you for the difference in value between the Class A Common Stock and the Class C Common Stock.

If the Class C Trigger Event occurs, each fixed conversion rate will be adjusted in accordance with clause (7) of the section titled “Description of Series A Mandatory Convertible Preferred Stock—Anti-dilution Adjustments” below. Such adjustment will be determined by reference to the average VWAP of our Class A Common Stock and Class C Common Stock over the Class C valuation period. The Class C valuation period consists of the 40 consecutive trading day period beginning on, and including, the trading day following the ex-date (determined without regard to the last paragraph in the section entitled “Description of Series A Mandatory Convertible Preferred Stock—Anti-dilution Adjustments”) of the Class C Dividend. To the extent that the relationship between the prices of the Class A Common Stock and Class C Common Stock during such Class C valuation period are not representative of the long-term relationship between the prices of the Class A Common Stock and Class C Common Stock, such adjustment may fail to fully compensate you for the difference in value between the Class A Common Stock and the Class C Common Stock.

The fixed conversion rates of the Series A Mandatory Convertible Preferred Stock and, in turn, the Series A Depositary Shares may not be adjusted for all dilutive events that may adversely affect the market price of the Series A Depositary Shares or, as applicable, the Class A Common Stock or Class C Common Stock issuable upon conversion of, or as payment of dividends on, the Series A Mandatory Convertible Preferred Stock.

The fixed conversion rates of the Series A Mandatory Convertible Preferred Stock and, in turn, the Series A Depositary Shares, are subject to adjustment only for share subdivisions and combinations, share dividends and specified other transactions, including the Class C Trigger Event. See the section titled “Description of Series A Mandatory Convertible Preferred Stock—Anti-dilution Adjustments” for further discussion of anti-dilution adjustments. However, other events, such as grants under employee benefit or incentive plans, offerings of our Class A Common Stock, Class C Common Stock or other securities convertible into our Class A Common Stock or Class C Common Stock (other than those set forth under the section titled “Description of Series A Mandatory Convertible Preferred Stock—Anti-dilution Adjustments”) for cash or in connection with acquisitions or third-party tender or exchange offers, which may adversely affect the market price of our Class A Common Stock and, if issued, Class C Common Stock, may not result in any adjustment. Further, if any of these other events adversely affects the market price of our Class A Common Stock and, if issued, our Class C Common Stock, it may also adversely affect the market price of the Series A Depositary Shares. In addition, the terms of our Series A Mandatory Convertible Preferred Stock and the Series A Depositary Shares do not restrict our ability to offer our Class A Common Stock, our Class C Common Stock or other securities convertible into our Class A Common Stock or our Class C Common Stock in the future, including offering a new series of preferred stock that ranks equally with our Series A Mandatory Convertible Preferred Stock as to dividend payments and rights upon our liquidation, winding-up or dissolution, or to engage in other transactions that could dilute our Class A Common Stock and if issued, our Class C Common Stock. We have no obligation to consider the specific interests of the holders of our Series A Mandatory Convertible Preferred Stock or the Series A Depositary Shares in engaging in any such offering or transaction.

Your ability to convert your Series A Depositary Shares prior to the mandatory conversion date is limited.

Other than during a fundamental change conversion period, prior to the mandatory conversion date, you will not be able to convert your Series A Depositary Shares at the minimum conversion rate until the 50th trading day immediately following the date that is the later of (i) the date on which the Class C Trigger Event occurs and (ii) the first anniversary of the last date of original issuance of the Series A Mandatory Convertible Preferred Stock. As a result, if the Class C Trigger Event never occurs, you will not be able to convert your Series A Depositary Shares prior to the mandatory conversion date (other than a conversion in connection with a fundamental change).

The concurrent offering and the possibility of the sale or issuance of our Class A Common Stock or, if issued, our Class C Common Stock in the future, could reduce the market price of our Class A Common Stock and if issued, our Class C Common Stock and, in turn, the Series A Depositary Shares.

Concurrently with this offering, we entered into forward sale agreements with each of Morgan Stanley Capital Services LLC and Goldman Sachs & Co. LLC (the “forward purchasers”) with respect to an aggregate of 40,000,000 shares of our Class A Common Stock. In connection with these forward sale agreements, the forward purchasers or their respective affiliates are borrowing from third parties and selling an aggregate of 40,000,000 shares of our Class A Common Stock to the underwriters named in the separate prospectus supplement pursuant to which such 40,000,000 shares of our Class A Common Stock are being offered (the “concurrent offering”). Upon the occurrence of the Class C Trigger Event, we expect that these forward sale agreements will reference both the Class A Common Stock and the Class C Common Stock and, in certain circumstances, we will have the ability to settle all of the forward sale agreements through the delivery of only shares of Class C Common Stock. The completion of this offering is not contingent on the completion of the concurrent offering, and the completion of the concurrent offering is not contingent on the completion of this offering.

Additionally, in the future, we may sell additional shares of our Class A Common Stock or, if issued, our Class C Common Stock to raise capital or acquire interests in other companies by using a combination of cash, our Class A Common Stock and/or, if issued, our Class C Common Stock or just our Class A Common Stock and/or, if issued, Class C Common Stock.

In addition, a substantial number of shares of our Class A Common Stock is subject to outstanding restricted stock unit awards or stock options and reserved for issuance under our equity incentive plans and such shares will be issued upon the vesting, settlement and, to the extent applicable, exercise, of equity incentive awards. A substantial number of shares of our Class A Common Stock is also reserved for issuance upon conversion of the Series A Mandatory Convertible Preferred Stock, and we may also issue a substantial number of shares of our Class A Common Stock to pay dividends on the Series A Mandatory Convertible Preferred Stock. Following the occurrence of the Class C Trigger Event, a substantial number of shares of our Class C Common Stock will be reserved for issuance upon conversion of, and/or as a payment of dividends on, the Series A Mandatory Convertible Preferred Stock.

The concurrent offering, if completed, and future sales of our Class A Common Stock and, if issued, Class C Common Stock in the public market, or the perception that such sales could occur, or the conversion of our Series A Mandatory Convertible Preferred Stock, or the payment of dividends on our Series A Mandatory Convertible Preferred Stock in the form of our Class A Common Stock or Class C Common Stock, or the perception that such conversions or dividends could occur, could negatively impact the market prices of our Class A Common Stock, our Class C Common Stock and, in turn, the Series A Depositary Shares. Future sales or issuances of our Class A Common Stock, Class C Common Stock or other equity-related securities could be dilutive to holders of our common stock and could adversely affect their rights and economic interests.

If we issue additional shares of Class A Common Stock or if we issue additional shares of Class C Common Stock following the Declared Class C Dividend, the prices of our Class A Common Stock and Class C Common Stock may decline. We cannot predict the size of future issuances of our Class A Common Stock, Class C Common Stock or other securities or the effect, if any, that the concurrent offering, the issuance of the Series A Mandatory Convertible Preferred Stock, and future sales and issuances of our Class A Common Stock, Class C Common Stock and other securities would have on the market prices of our Class A Common Stock and our Class C Common Stock.

In addition, the existence of the Series A Mandatory Convertible Preferred Stock may encourage short selling by market participants because the conversion of the Series A Mandatory Convertible Preferred Stock could be used to satisfy short positions. In addition, the sale or the availability for sale of a large number of shares of Class A Common Stock or, if issued, Class C Common Stock in the public market could cause the market prices of our Class A Common Stock and our Class C Common Stock to decline. Accordingly, the anticipated conversion of the Series A Mandatory Convertible Preferred Stock into shares of Class A Common Stock or Class C Common Stock, as the case may be, could depress the prices of our Class A Common Stock and our Class C Common Stock.

You will have no rights with respect to our Class A Common Stock or, if issued, our Class C Common Stock until you convert your Series A Depositary Shares, but you may be adversely affected by certain changes made with respect to our Class A Common Stock or, if issued, our Class C Common Stock.

You will have no rights with respect to our Class A Common Stock, including voting rights, rights to respond to Class A Common Stock tender offers, if any, and rights to receive dividends or other distributions on our Class A Common Stock, if any, prior to the conversion date with respect to a conversion of your Series A Depositary Shares into Class A Common Stock, but your investment in the Series A Depositary Shares may be negatively affected by these events. Upon conversion of your Series A Depositary Shares into Class A Common Stock, you will be entitled to exercise the rights of a holder of Class A Common Stock only as to matters for which the record date occurs on or after the conversion date. For example, in the event that an amendment is proposed to our certificate of incorporation as then in effect or our Amended and Restated Bylaws requiring approval by holders of our Class A Common Stock and the record date for determining the holders of our Class A Common Stock of record entitled to vote on the amendment occurs prior to the conversion date, you will not be entitled to vote on the amendment, unless it would materially and adversely affect the rights, preferences, privileges and voting powers of the Series A Mandatory Convertible Preferred Stock, although you will nevertheless be subject to any changes in the powers, preferences or rights of our Class A Common Stock. Similarly, if the Series A Convertible Preferred Stock is convertible into our Class C Common Stock following the Class C Trigger Event, you will have no rights with respect to our Class C Common Stock until you convert your Series A Depositary Shares, but you may be adversely affected by certain changes made with respect to our Class C Common Stock.

You will have no voting rights except under limited circumstances, and you will need to act through the bank depositary to exercise voting rights with respect to our Series A Mandatory Convertible Preferred Stock.

You do not have voting rights, except with respect to certain amendments to the terms of the Series A Mandatory Convertible Preferred Stock, in the case of certain dividend arrearages, in certain other limited circumstances and except as specifically required by Delaware law. You will have no right to vote for any members of our board of directors except in the case of certain dividend arrearages. If dividends on any shares of the Series A Mandatory Convertible Preferred Stock have not been declared and paid for the equivalent of six or more dividend periods (including, for the avoidance of doubt, the dividend period beginning on, and including, the initial issue date and ending on, but excluding, February 15, 2027), whether or not for consecutive dividend periods, the holders of shares of Series A Mandatory Convertible Preferred Stock, voting together as a single class with holders of any and all other classes or series of our preferred stock ranking equally with the Series A Mandatory Convertible Preferred Stock as to dividends and the distribution of assets upon liquidation, winding-up or dissolution and having similar voting rights, will be entitled to vote for the election of a total of two additional members of our board of directors, subject to the terms and limitations described under the section titled “Description of Series A Mandatory Convertible Preferred Stock—Voting Rights.” Holders of Series A Depositary Shares must act through the bank depositary to exercise any voting rights in respect of our Series A Mandatory Convertible Preferred Stock.

Our Series A Mandatory Convertible Preferred Stock will rank junior to all of our and our subsidiaries’ liabilities, as well as the capital stock of our subsidiaries held by third parties, in the event of a bankruptcy, liquidation, winding-up or dissolution of our or our subsidiaries’ assets.

In the event of a bankruptcy, liquidation, winding-up or dissolution, our assets will be available to make payments to holders of our Series A Mandatory Convertible Preferred Stock only after all of our liabilities have been paid. In addition, our Series A Mandatory Convertible Preferred Stock will rank structurally junior to all existing and future liabilities of our subsidiaries, as well as the capital stock of our subsidiaries held by third parties. Your rights to participate in the assets of our subsidiaries upon any liquidation or reorganization of any subsidiary will rank junior to the prior claims of that subsidiary’s creditors and third-party equity holders. In the event of a bankruptcy, liquidation, winding-up or dissolution, there may not be sufficient assets remaining, after paying our and our subsidiaries’ liabilities, to pay any amounts to the holders of our Series A Mandatory Convertible Preferred Stock then outstanding. As of September 30, 2026, our total consolidated indebtedness was $83.7 billion.

Our ability to pay dividends on our Series A Mandatory Convertible Preferred Stock may be limited.

Our payment of dividends on our Series A Mandatory Convertible Preferred Stock in the future will be determined by our board of directors (or an authorized committee thereof) in its sole discretion and will depend on business conditions, our financial condition, earnings and liquidity, and other factors.

The agreements governing any future indebtedness of ours may limit our ability to pay cash dividends on our capital stock, including the Series A Mandatory Convertible Preferred Stock. Therefore, we may be unable to pay dividends in cash on the Series A Mandatory Convertible Preferred Stock.

In addition, under Delaware law, our board of directors (or an authorized committee thereof) may declare dividends on our capital stock (whether in cash or in shares of our capital stock) only to the extent of our statutory “surplus” (which is defined as the amount equal to total assets minus total liabilities, in each case at fair market value, minus statutory capital), or if there is no such surplus, out of our net profits for the then-current and/or immediately preceding fiscal year. Further, even if we are permitted under our contractual obligations and Delaware law to pay cash dividends on the Series A Mandatory Convertible Preferred Stock, we may not have sufficient cash to pay dividends in cash on the Series A Mandatory Convertible Preferred Stock (and, in turn, on the Series A Depositary Shares).

If upon mandatory conversion we have not declared all or any portion of the accumulated and unpaid dividends payable on the Series A Mandatory Convertible Preferred Stock for specified periods, the applicable conversion rate will be adjusted so that converting holders receive an additional number of shares of Class A Common Stock or, following the occurrence of the Class C Trigger Event, Class C Common Stock having a market value generally equal to the amount of such accumulated and unpaid dividends, subject to the limitations described under the section titled “Description of Series A Mandatory Convertible Preferred Stock—Mandatory Conversion.” Upon an early conversion at the option of a holder (other than during a fundamental change conversion period), if we have not declared all or any portion of the accumulated and unpaid dividends payable on the Series A Mandatory Convertible Preferred Stock for specified periods, the applicable conversion rate will be adjusted so that converting holders receive an additional number of shares of Class C Common Stock having a market value generally equal to the amount of such accumulated and unpaid dividends, subject to the limitations described under the section titled “Description of Series A Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder.” If upon an early conversion during the fundamental change conversion period we have not declared all or any portion of the accumulated and unpaid dividends payable on the Series A Mandatory Convertible Preferred Stock for specified periods, we will pay the amount of such accumulated and unpaid dividends (i) prior to the occurrence of the Class C Trigger Event, in cash, shares of our Class A Common Stock or any combination thereof and (ii) following the occurrence of the Class C Trigger Event, in cash, shares of our Class C Common Stock or any combination thereof, in each case, in our sole discretion (or, in certain circumstances, make a corresponding adjustment to the conversion rate), subject in each case to the limitations described under the section titled “Description of Series A Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount.” In the case of mandatory conversion or conversion upon a fundamental change, if these limits to the adjustment of the conversion rate or the amount of such dividends payable in shares, as applicable, are reached, we will pay the shortfall in cash if we are legally permitted to do so. We will not have an obligation to pay the shortfall in cash if these limits to the adjustment of the conversion rate are reached in the case of an early conversion at the option of the holder (or in the case of an early conversion during the fundamental change conversion period, if we are required to make an adjustment to the conversion rate in respect of any unpaid and undelivered make-whole dividend amount).

You may be subject to tax upon a declaration of certain dividends, an adjustment to the conversion rate of the Series A Mandatory Convertible Preferred Stock, including in connection with the Class C Trigger Event, or upon conversion, even though you do not receive a corresponding cash distribution.

The conversion rate of the Series A Mandatory Convertible Preferred Stock is subject to adjustment in certain circumstances. Upon the Class C Trigger Event, the conversion rate of the Series A Mandatory Convertible Preferred Stock will be adjusted to reflect the issuance of the Class C Dividend. Additionally, the conversion rate of the Series A Mandatory Convertible Preferred Stock is subject to adjustment in certain circumstances, including upon the payment of dividends to holders of our Class A Common Stock above a certain threshold, or in connection with a fundamental change. Moreover, even if we do not increase the current level of cash dividends on our common stock, following the Class C Trigger Event, the conversion rate of the Series A Mandatory Convertible Preferred Stock may be adjusted in connection with subsequent payments of cash dividends exceeding a certain threshold on our common stock. Refer to the sections titled “Description of Series A Mandatory Convertible Preferred Stock—Anti-Dilution Adjustments” and “Description of Series A Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount.” If, as a result of an adjustment (or failure to make an adjustment), your proportionate interest in our assets or earnings and profits is increased, you may be deemed to have received for U.S. federal income tax purposes a taxable dividend, even if you do not receive any corresponding cash or property. Refer to the section titled “U.S. Federal Income Tax Considerations—Tax Considerations for U.S. Holders—Adjustments to the Conversion Rate” for a further discussion of U.S. federal tax implications for you.

We may elect to pay a dividend in whole or in part in shares of our Class A Common Stock or, following the occurrence of the Class C Dividend Trigger Event, our Class C Common Stock. Refer to the section titled “Description of Series A Mandatory Convertible Preferred Stock—Dividends.” While not free from doubt, we intend to treat these distributions for U.S. federal income tax purposes as if you received a distribution of cash in an amount equal to the fair market value of the distributed Class A Common Stock or, following the occurrence of the Class C Dividend Trigger Event, our Class C Common Stock on the date of the distribution and, under this treatment, such distributions would generally be subject to the rules applicable to cash distributions (as discussed under the section titled “U.S. Federal Income Tax Considerations—Tax Considerations for U.S. Holders—Distributions” and “U.S. Federal Income Tax Considerations—Tax Considerations for Non-U.S. Holders—Dividends and Deemed Dividends” below).

If you are a Non-U.S. Holder (as defined under the section titled “U.S. Federal Income Tax Considerations”), any dividend or deemed dividend will generally be subject to U.S. federal withholding tax (currently at a 30% rate, or such lower rate as may be specified by an applicable treaty). If we or another applicable withholding agent is required to withhold on any deemed distribution when such deemed distribution does not give rise to any cash from which any applicable withholding tax could be satisfied, we or another applicable withholding agent may withhold such taxes from, or set off such taxes against, other amounts owed to you, including distributions on our Series A Mandatory Convertible Preferred Stock, cash or shares of our common stock otherwise due on conversion, dividends or sales proceeds subsequently paid or credited to you or your other funds or assets. Refer to the section titled “U.S. Federal Income Tax Considerations” for a further discussion of U.S. federal tax implications for you.

Certain rights of the holders of the Series A Mandatory Convertible Preferred Stock could delay or prevent an otherwise beneficial takeover or takeover attempt of us and, therefore, the ability of holders of the Series A Mandatory Convertible Preferred Stock to exercise their rights associated with a potential fundamental change.

Certain rights of the holders of the Series A Mandatory Convertible Preferred Stock could make it more difficult or more expensive for a third party to acquire us. For example, if a fundamental change were to occur on or prior to August 15, 2029, holders of the Series A Mandatory Convertible Preferred Stock may have the right to convert their shares of Series A Mandatory Convertible Preferred Stock, in whole or in part, at the fundamental change conversion rate, which may be higher than the conversion rate otherwise applicable to an early conversion at the option of the holders, and will also be entitled to receive a fundamental change dividend make-whole amount equal to the present value as of the related fundamental change reference date of all remaining dividend payments on their shares of Series A Mandatory Convertible Preferred Stock. See the section titled “Description of Series A Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount.” These features of the Series A Mandatory Convertible Preferred Stock could increase the cost of acquiring us or otherwise discourage a third party from acquiring us or removing incumbent management. In addition, provisions of Delaware law, our certificate of incorporation as in effect from time to time and our Amended and Restated Bylaws could make it more difficult for a third party to acquire control of us or have the effect of discouraging a third party from attempting to acquire control of us.

An active trading market for the Series A Depositary Shares does not exist and may not develop.

The Series A Depositary Shares are a new issue of securities with no established trading market. We intend to apply to list the Series A Depositary Shares on the Nasdaq Global Select Market under the symbol “METAM.” However, no assurance can be given that our Series A Depositary Shares will be listed or that any such application for listing will be approved. Even if the Series A Depositary Shares are approved for listing on the Nasdaq Global Select Market, such listing does not guarantee that a trading market for the Series A Depositary Shares will develop or, if a trading market for the Series A Depositary Shares does develop, the depth or liquidity of that market or the ability of the holders to sell the Series A Depositary Shares, or to sell the Series A Depositary Shares at a favorable price.

Risks Related to Our Common Stock

The Series A Mandatory Convertible Preferred Stock, the Series A Depositary Shares and the concurrent offering may adversely affect the market price of our common stock.

The market price of our Class A Common Stock is likely to be influenced by the Series A Mandatory Convertible Preferred Stock and the Series A Depositary Shares, if and when issued, and the concurrent offering. Following the Class C Trigger Event, the market price of our Class C Common Stock is likely to be influenced by the Series A Mandatory Convertible Preferred Stock and the Series A Depositary Shares. The market price of our common stock could become more volatile and could be depressed by: (1) investors’ anticipation of the potential resale in the market of a substantial number of additional shares of common stock received upon conversion of or as a payment of dividends on the Series A Mandatory Convertible Preferred Stock (and the Series A Depositary Shares) or issuances of shares of common stock upon settlement of the forward sale agreements; (2) possible sales of our common stock underlying the Series A Depositary Shares by investors who view the Series A Depositary Shares as a more attractive means of equity participation in us than owning shares of common stock underlying the Series A Depositary Shares; and (3) hedging or arbitrage trading activity that we expect to develop involving the Series A Depositary Shares, and our common stock.

Our common stock will rank junior to our Series A Mandatory Convertible Preferred Stock with respect to dividends and amounts payable in the event of our liquidation, dissolution, or winding-up.

Our common stock will rank junior to our Series A Mandatory Convertible Preferred Stock with respect to the payment of dividends and amounts payable in the event of our liquidation, dissolution, or winding-up. This means that, unless accumulated dividends have been paid or set aside for payment on all our outstanding Series A Mandatory Convertible Preferred Stock through the most recently completed dividend period, no dividends may be declared or paid on our common stock and we may not repurchase our common stock, subject to limited exceptions. Likewise, in the event of our voluntary or involuntary liquidation, dissolution or winding-up, no distribution of our assets may be made to holders of our common stock until we have paid to holders of our Series A Mandatory Convertible Preferred Stock an amount per share of Series A Mandatory Convertible Preferred Stock equal to the greater of (x) $1,000 per share of the Series A Mandatory Convertible Preferred Stock plus an amount equal to any accumulated and unpaid dividends per share of such Series A Mandatory Convertible Preferred Stock to, but excluding, the date fixed for such liquidation, winding-up or dissolution and (y)(i) the per share amount to be paid or distributed to holders of the Class A Common Stock or Class C Common Stock, as applicable, then underlying the Series A Mandatory Convertible Preferred Stock in connection with such voluntary or involuntary liquidation, winding-up or dissolution, multiplied by (ii) the then-current maximum conversion rate of the Series A Mandatory Convertible Preferred Stock.

The Class C Common Stock is a new class of securities that is contingent on the effectiveness of our Amended and Restated Certificate of Incorporation, and an active, liquid trading market for the Class C Common Stock may not develop or be sustained.

The Class C Common Stock is a new class of securities that does not currently exist. The creation and issuance of the Class C Common Stock are contingent upon the effectiveness of our Amended and Restated Certificate of Incorporation. Although we expect the Amended and Restated Certificate of Incorporation to become effective on January 19, 2027, there are factors outside of our control that could delay or prevent effectiveness.

There can be no assurance that an active or liquid trading market will develop following issuance of the Class C Common Stock in connection with the Declared Class C Dividend. The trading market for the Class C Common Stock may be less robust than the existing trading market for our Class A Common Stock, and we cannot predict the trading price of the Class C Common Stock. In addition, the trading prices of our Class A Common Stock and Class C Common Stock may not converge, and may diverge significantly. If an active public market for the Class C Common Stock does not develop or is not sustained, the trading price and liquidity of the Class C Common Stock could be materially adversely affected.

Certain provisions contained in each forward sale agreement could subject us to risks if certain events occur, which could have an effect on our results of operations and liquidity with substantial cash payment obligations, could result in dilution to our earnings per share and return on equity, and could cause the market price of shares of our Class A Common Stock or our Class C Common Stock to decline.

Each forward purchaser will have the right to accelerate its forward sale agreement (or, in certain cases, the portion thereof that it determines is affected by the relevant event) and require us to settle its forward sale agreement on a date specified by such forward purchaser if, subject to certain conditions:

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in the good faith, commercially reasonable judgment of such forward purchaser, it or its affiliate is unable to continue to borrow a number of shares of our Class A Common Stock or our Class C Common Stock, as applicable, equal to the number of shares to be delivered by us upon settlement of its forward sale agreement or it or its affiliate is unable to borrow such number of shares at a rate equal to or less than an agreed maximum stock loan rate;

•	we declare any dividend or distribution on shares of our Class A Common Stock or our Class C Common Stock, as applicable, payable in (i) cash in excess of a specified amount (other than an extraordinary dividend), (ii) securities of another company, or (iii) any other type of securities (other than shares of our Class C Common Stock in certain specified distributions), rights, warrants or other assets for payment (cash or other consideration) at less than the prevailing market price, as reasonably determined by such forward purchaser;

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certain ownership thresholds applicable to such forward purchaser, its affiliates and all other persons who may form a beneficial share ownership group or whose ownership positions would be aggregated with such forward purchaser are exceeded;

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an event is announced that, if consummated, would result in an extraordinary event (as defined in the forward sale agreements) including, among other things, certain mergers and tender offers, as well as certain events such as a delisting of our Class A Common Stock or Class C Common Stock, as applicable, or certain changes in law (each as more fully described in the forward sale agreements); or

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certain other events of default, termination events or other specified events occur, including, among other things, any material misrepresentation made by us in connection with our entry into its forward sale agreement or our bankruptcy (except as described below) (each as more fully described in the forward sale agreements).

A forward purchaser’s decision to exercise its right to accelerate the settlement of its forward sale agreement (or, in certain cases, the portion thereof that it determines is affected by the relevant event) will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our Class A Common Stock or our Class C Common Stock, as applicable, under the provisions of such forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share and return on equity and may adversely affect the market price of our Class A Common Stock or Class C Common Stock. In certain situations a forward purchaser will have the right to terminate its forward sale agreement upon the occurrence of an acceleration event, which may require us to make a substantial cash payment to such forward purchaser. In addition, upon certain events of bankruptcy or insolvency related to us, each forward sale agreement will automatically terminate without further liability of either party. Following any such termination, we would not issue any shares of Class A Common Stock or Class C Common Stock or receive any proceeds pursuant to the forward sale agreements.

Each forward sale agreement provides for settlement on a settlement date or dates to be specified at our discretion, subject to certain conditions, on or prior to November 19, 2027. We expect that each forward sale agreement will be settled through delivery of shares of our Class A Common Stock or Class C Common Stock, as applicable, and such settlement will result in dilution to our earnings per share and return on equity and may adversely affect the market price of our Class A Common Stock and Class C Common Stock, as applicable.

The forward sale price that we expect to receive upon settlement of the forward sale agreements is subject to adjustment on a daily basis based on a floating interest rate factor equal to the overnight bank funding rate less a spread and will be decreased based on amounts related to expected dividends on shares of our Class A Common Stock or Class C Common Stock, as applicable, during the term of each forward sale agreement and in connection with settlement involving shares of our Class C Common Stock. If the overnight bank funding rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the forward sale price for such day.

In addition, the forward sale agreements require us to make available a registration statement for sales of shares of Class C Common Stock by the forward purchasers or their affiliates at certain times. We have been advised by the forward purchasers that they expect that, over the same period when they or their affiliates sell these shares of Class C Common Stock, they or their affiliates will purchase approximately an equal number of shares of Class A Common Stock and/or Class C Common Stock in the open market. These transactions may have an impact on the market price of our Class A Common Stock and/or our Class C Common Stock.

In certain bankruptcy or insolvency events, the forward sale agreements will automatically terminate, and we would not receive the expected proceeds from the forward sales of our Class A Common Stock or Class C Common Stock, as applicable, unless we have previously elected to settle the forward sale agreement.

If we institute or consent to, or an appropriate regulatory or other authority institutes against us, a proceeding seeking a judgment in bankruptcy or insolvency or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights or if we or such authority presents a petition for our winding up or liquidation or we consent to such a petition, each forward sale agreement will automatically terminate. If a forward sale agreement so terminates, we would not be obligated to deliver to the relevant forward purchaser any shares of our Class A Common Stock or Class C Common Stock, as applicable, not previously delivered (or for which settlement has not been previously elected), and the relevant forward purchaser would be discharged from its obligation to pay the forward sale price per share in respect of any shares of our Class A Common Stock or Class C Common Stock, as applicable, not previously settled (or for which settlement has not been elected). Therefore, to the extent there are any shares of our Class A Common Stock or Class C Common Stock, as applicable, with respect to which we have not elected to settle under a forward sale agreement at the time of the institution of or consent to any such bankruptcy or insolvency proceedings or any such petition, we would not receive the forward sale price per share in respect of those shares of our Class A Common Stock or Class C Common Stock, as applicable.

Derivative accounting for the forward sale agreements may result in significant volatility to our reported financial results, which could adversely affect the market price of our Class A Common Stock or Class C Common Stock.

The forward sale agreements are not expected to satisfy the accounting requirements for equity classification, and, as a result, are expected to be recorded at fair value as derivative assets or liabilities on our balance sheet. For each financial period after we enter into the forward sale agreements and for so long as they do not qualify for equity classification, we expect to recognize in our consolidated statements of income the changes in the fair value of the forward sale agreements during that period. The fair value of the forward sale agreements for these purposes may be affected by a number of factors, many of which are outside our control, including changes in the market price of our Class A Common Stock, changes in the market price of our Class C Common Stock, interest rates, the passage of time and other assumptions used in the relevant valuation models. These gains or losses could be significant and may cause significant volatility in our reported financial results, even though the terms of the forward sale agreements will not change or affect our cash flows prior to settlement thereof, which could make it more difficult for you to evaluate our operating performance and could adversely affect the market price of our Class A Common Stock or Class C Common Stock.

USE OF PROCEEDS

The net proceeds to us from this offering are estimated to be approximately $12.5 billion (or approximately $14.3 billion if the underwriters exercise in full their over-allotment option to purchase additional Series A Depositary Shares from us), after deducting underwriting discounts and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for general corporate purposes.

CONCURRENT OFFERING AND FORWARD SALE TRANSACTIONS

Concurrently with this offering, we entered into forward sale agreements with each of Morgan Stanley Capital Services LLC and Goldman Sachs & Co. LLC (the “forward purchasers”) with respect to an aggregate of 40,000,000 shares of our Class A Common Stock. In connection with these forward sale agreements, the forward purchasers or their respective affiliates are borrowing from third parties and selling an aggregate of 40,000,000 shares of our Class A Common Stock to underwriters named in the separate prospectus supplement pursuant to which such 40,000,000 shares of our Class A Common Stock are being offered (the “concurrent offering”). We have granted the underwriters in the concurrent offering an option, for a period of 30 days from the date of the prospectus supplement relating to the concurrent offering, to purchase up to an additional 6,000,000 shares of our Class A Common Stock. If such option is exercised, we expect to enter into additional forward sale agreements with each of the forward purchasers in respect of the number of shares of our Class A Common Stock that are subject to the exercise of such option. Upon the occurrence of the Class C Trigger Event, we expect that such forward sale agreements will reference both the Class A Common Stock and the Class C Common Stock and, in certain circumstances, we will have the ability to settle all of the forward sale agreements through the delivery of only shares of Class C Common Stock, in each case as described in the prospectus supplement relating to the concurrent offering. The completion of this offering is not contingent on the completion of the concurrent offering, and the completion of the concurrent offering is not contingent on the completion of this offering. Nothing contained herein shall constitute an offer to sell or a solicitation of an offer to buy any of the Class A Common Stock being offered in the concurrent offering. We do not expect to initially receive any proceeds from the sale of our Class A Common Stock sold in the concurrent offering.

At an initial forward price of $622.91875 per share (which is the price at which the underwriters of the concurrent offering have agreed to buy the shares of Class A Common Stock offered thereby), we expect to receive net proceeds, before expenses, of approximately $24.9 billion (or approximately $28.7 billion if the underwriters of the concurrent offering exercise in full their over-allotment option to purchase additional shares of Class A Common Stock), subject to the price adjustment and other provisions of the forward sale agreements, upon settlement of the forward sale agreements, which we expect to occur on or prior to November 19, 2027. We currently intend to use the net proceeds, if any, that we receive upon settlement of the forward sale agreements for general corporate purposes.

DESCRIPTION OF SERIES A MANDATORY CONVERTIBLE PREFERRED STOCK

The following is a summary of certain terms of our 6.50% Series A Mandatory Convertible Preferred Stock, par value $0.000006 per share, which we refer to in this prospectus supplement as our Series A Mandatory Convertible Preferred Stock, but is not necessarily complete. The following summary supplements and, to the extent that it is inconsistent, replaces, the description of our preferred stock in the accompanying prospectus.

A copy of our Amended and Restated Certificate of Incorporation, as well as the certificate of designations for the Series A Mandatory Convertible Preferred Stock and the form of Series A Mandatory Convertible Preferred Stock share certificate, are available upon request from us at the address set forth under the section titled “Where You Can Find More Information” in the accompanying prospectus. The following summary of the terms of the Series A Mandatory Convertible Preferred Stock is subject to, and qualified in its entirety by reference to, the provisions of such documents.

The bank depositary will initially be the sole holder of our Series A Mandatory Convertible Preferred Stock. However, the holders of Series A Depositary Shares will be entitled, through the bank depositary, to exercise the rights, preferences, privileges and voting powers of the holders of our Series A Mandatory Convertible Preferred Stock, subject to the terms of the deposit agreement and as described under the section titled “Description of Series A Depositary Shares” below. Each Series A Depositary Share represents a 1/20th interest in a share of our Series A Mandatory Convertible Preferred Stock.

As used in this section, the terms “Meta,” “us,” “we” or “our” refer to Meta Platforms, Inc. and not any of its subsidiaries.

General

Under our certificate of incorporation as currently in effect, our board of directors is authorized, without further shareholder action, to issue up to 100,000,000 shares of preferred stock, par value $0.000006 per share, in one or more series, with such designation, power, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof, as shall be set forth in the resolutions providing therefor. We currently do not have any shares of preferred stock outstanding. At the consummation of this offering, we will issue 12,500,000 shares of Series A Mandatory Convertible Preferred Stock in the form of 250,000,000 Series A Depositary Shares. In addition, we have granted the underwriters an over-allotment option to purchase up to 37,500,000 additional Series A Depositary Shares representing 1,875,000 shares of our Series A Mandatory Convertible Preferred Stock, in accordance with the procedures set forth under the section titled “Underwriting.”

On or prior to the settlement date of this offering, we will file a certificate of designations for the Series A Mandatory Convertible Preferred Stock with the Secretary of State of the State of Delaware. In connection with the effectiveness of our Amended and Restated Certificate of Incorporation on January 19, 2027, we will file a certificate of designations for the Series A Mandatory Convertible Preferred Stock, effective as of the effective time of our Amended and Restated Certificate of Incorporation (the “restated charter certificate of designations”), with the same designation, powers, preferences and rights, and the qualifications, limitations or restrictions, and upon the effectiveness of such restated charter certificate of designations, each issued and outstanding share of Series A Mandatory Convertible Preferred Stock will continue as an issued and outstanding share of Series A Mandatory Convertible Preferred Stock designated pursuant to such restated charter certificate of designations.

When issued, the Series A Mandatory Convertible Preferred Stock and any Class A Common Stock or Class C Common Stock issued upon the conversion of, or as payment of dividends on, the Series A Mandatory Convertible Preferred Stock will be fully paid and nonassessable. The holders of the Series A Mandatory Convertible Preferred Stock will have no preemptive or preferential rights to purchase or subscribe to stock, obligations, warrants or other securities of Meta of any class. Computershare Trust Company, N.A. is the transfer agent and registrar of our Class A Common Stock and, if issued, our Class C Common Stock, and will serve as transfer agent, registrar, conversion and dividend disbursing agent for the Series A Mandatory Convertible Preferred Stock.

Concurrently with this offering, we entered into forward sale agreements with each of Morgan Stanley Capital Services LLC and Goldman Sachs & Co. LLC (the “forward purchasers”) with respect to an aggregate of 40,000,000 shares of our Class A Common Stock. In connection with these forward sale agreements, the forward purchasers or their respective affiliates are borrowing from third parties and selling an aggregate of 40,000,000 shares of our Class A Common Stock to the underwriters named in the separate prospectus supplement pursuant to which such 40,000,000 shares of our Class A Common Stock are being offered (the “concurrent offering”). Upon the occurrence of the Class C Trigger Event, we expect that these forward sale agreements will reference both the Class A Common Stock and the Class C Common Stock and, in certain circumstances, we will have the ability to settle all of the forward sale agreements through the delivery of only shares of Class C Common Stock. The completion of this offering is not contingent on the completion of the concurrent offering, and the completion of the concurrent offering is not contingent on the completion of this offering. We do not expect to initially receive any proceeds from the sale of our Class A Common Stock sold in the concurrent offering.

We do not intend to list our Series A Mandatory Convertible Preferred Stock on any securities exchange or any automated dealer quotation system, but we do intend to apply to list the Series A Depositary Shares on the Nasdaq Global Select Market as described under the section titled “Description of Series A Depositary Shares—Listing.”

Ranking

The Series A Mandatory Convertible Preferred Stock, with respect to dividend rights and/or rights upon our liquidation, winding-up or dissolution, as applicable, ranks:

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senior to (i) our Class A Common Stock, our Class B Common Stock and, if issued, our Class C Common Stock, and (ii) each other class or series of capital stock issued after the initial issue date the terms of which do not expressly provide that such capital stock ranks either (x) senior to the Series A Mandatory Convertible Preferred Stock as to dividend rights or rights upon our liquidation, winding-up or dissolution or (y) on a parity with the Series A Mandatory Convertible Preferred Stock as to dividend rights and rights upon our liquidation, winding-up or dissolution (which we refer to collectively as “junior stock”);

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on a parity with any class or series of capital stock issued after the initial issue date the terms of which expressly provide that such capital stock will rank on a parity with the Series A Mandatory Convertible Preferred Stock as to dividend rights and rights upon our liquidation, winding-up or dissolution (which we refer to collectively as “parity stock”);

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junior to each other class or series of capital stock issued after the initial issue date the terms of which expressly provide that such capital stock will rank senior to the Series A Mandatory Convertible Preferred Stock as to dividend rights or rights upon our liquidation, winding-up or dissolution (which we refer to collectively as “senior stock”); and

•	junior to our existing and future indebtedness.

In addition, the Series A Mandatory Convertible Preferred Stock, with respect to dividend rights and rights upon our liquidation, winding-up or dissolution, will be structurally subordinated to existing and future indebtedness of our subsidiaries as well as the capital stock of our subsidiaries held by third parties.

As of September 30, 2026, our total consolidated indebtedness was $83.7 billion.

Class C Trigger Event

On October 21, 2026, we filed a preliminary information statement with the SEC on Schedule 14C (the “Information Statement”). In such Information Statement, among other things, we advised our shareholders of action taken by holders of a majority of the voting power of our outstanding shares of capital stock to amend and restate our amended and restated certificate of incorporation (as so amended and restated, our “Amended and Restated Certificate of Incorporation”) to establish a new class of common stock known as Class C common stock (our “Class C Common Stock”) with terms as specified in the form of our Amended and Restated Certificate of Incorporation attached as Annex A to the Information Statement. We filed the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on October 21, 2026. The Amended and Restated Certificate of Incorporation has been filed with an effective date of January 19, 2027. Furthermore, on October 19, 2026, our board of directors declared a dividend of one share of our Class C Common Stock for each outstanding share of Class A Common Stock and Class B Common Stock (the “Declared Class C Dividend”), contingent on the effectiveness of the Amended and Restated Certificate of Incorporation. The record date and payment date of the Declared Class C Dividend will be determined and approved by our board of directors by subsequent action.

Upon the effectiveness of the Amended and Restated Certificate of Incorporation, the rights of the holders of our Class A Common Stock, Class B Common Stock and Class C Common Stock will be identical, except with respect to voting. Each share of Class A Common Stock is entitled to one vote per share. Each share of Class B Common Stock is entitled to 10 votes per share. The Class C Common Stock will have no voting rights, except as provided in the Amended and Restated Certificate of Incorporation or as required by applicable law.

The “Class C Dividend” means (x) the Declared Class C Dividend or (y) any reclassification or recapitalization (in each case, other than through a merger) of each share of Class A Common Stock outstanding into one share of Class A Common Stock and one share of Class C Common Stock, where such reclassification or recapitalization is economically equivalent to the Declared Class C Dividend. A “Class C Trigger Event” will be deemed to have occurred if, on or prior to April 15, 2029, we issue, in connection with the Class C Dividend, shares of Class C Common Stock that are approved for listing, subject to official notice of issuance, on the Nasdaq Global Select Market, the Nasdaq Global Market or the New York Stock Exchange. We will provide written notice of the occurrence of the Class C Trigger Event to the holders of shares of the Series A Mandatory Convertible Preferred Stock within two business days of such occurrence.

Dividends

Subject to the rights of holders of any class of capital stock ranking senior to the Series A Mandatory Convertible Preferred Stock with respect to dividends, holders of shares of Series A Mandatory Convertible Preferred Stock will be entitled to receive, when, as and if declared by our board of directors, or an authorized committee thereof, out of funds legally available for payment, cumulative dividends at the rate per annum of 6.50% on the liquidation preference of $1,000 per share of Series A Mandatory Convertible Preferred Stock (equivalent to $65.00 per annum per share), payable in cash, by delivery of shares of our Class A Common Stock or through any combination of cash and shares of our Class A Common Stock, as determined by our board of directors (or an authorized committee thereof) in its sole discretion (subject to the limitations described below). See the section titled “—Method of Payment of Dividends.” Declared dividends on the Series A Mandatory Convertible Preferred Stock will be payable quarterly on February 15, May 15, August 15 and November 15 of each year to, and including, August 15, 2029, commencing on, and including, February 15, 2027 (each, a “dividend payment date”), at such annual rate, and dividends shall accumulate from the most recent date as to which dividends shall have been paid or, if no dividends have been paid, from the initial issue date of the Series A Mandatory Convertible Preferred Stock, whether or not in any dividend period or periods there have been funds legally available for the payment of such dividends. Declared dividends will be payable on the relevant dividend payment date to holders of record as they appear on our stock register at 5:00 p.m., New York City time, on the February 1, May 1, August 1 or November 1, as the case may be, immediately preceding the relevant dividend payment date (each, a “record date”), whether or not such holders convert their shares, or such shares are automatically converted, after a record date and on or prior to the immediately succeeding dividend payment date. These record dates will apply regardless of whether a particular record date is a business day. A “business day” means any day other than a Saturday or Sunday or other day on which commercial banks in New York City are authorized or required by law or executive order to close. If a dividend payment date is not a business day, payment will be made on the next succeeding business day, without any interest or other payment in lieu of interest accruing with respect to this delay.

A full dividend period is the period from, and including, a dividend payment date to, but excluding, the next dividend payment date, except that the initial dividend period will commence on, and include, the initial issue date of our Series A Mandatory Convertible Preferred Stock and will end on, and exclude, the February 15, 2027 dividend payment date. The amount of dividends payable on each share of Series A Mandatory Convertible Preferred Stock for each full dividend period (after the initial dividend period) will be computed by dividing the annual dividend rate by four. Dividends payable on the Series A Mandatory Convertible Preferred Stock for the initial dividend period and any partial dividend period will be computed based upon the actual number of days elapsed during the period over a 360-day year (consisting of twelve 30-day months). Accordingly, the dividend on the Series A Mandatory Convertible Preferred Stock for the first dividend period, assuming the initial issue date is October 29, 2026, will be approximately $19.1389 per share (based on the annual dividend rate of 6.50% and a liquidation preference of $1,000 per share) and will be payable, when, as and if declared, on February 15, 2027. The dividend on the Series A Mandatory Convertible Preferred Stock for each subsequent full dividend period, when, as and if declared, will be $16.2500 per share (based on the annual dividend rate of 6.50% and a liquidation preference of $1,000 per share). Accumulated dividends will not bear interest if they are paid subsequent to the applicable dividend payment date.

No dividend will be declared or paid upon, or any sum or number of shares of Class A Common Stock set apart for the payment of dividends upon, any outstanding share of the Series A Mandatory Convertible Preferred Stock with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid upon, or a sufficient sum or number of shares of Class A Common Stock have been set apart for the payment of such dividends upon, all outstanding shares of Series A Mandatory Convertible Preferred Stock.

Our ability to declare and pay cash dividends and make other distributions with respect to our capital stock, including the Series A Mandatory Convertible Preferred Stock may be limited by the terms of any future indebtedness. In addition, our ability to declare and pay dividends may be limited by applicable Delaware law. See the section titled “Risk Factors—Risks Related to this Offering and Series A Depositary Shares and the Series A Mandatory Convertible Preferred Stock—Our ability to pay dividends on our Series A Mandatory Convertible Preferred Stock may be limited.”

So long as any share of the Series A Mandatory Convertible Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on the Class A Common Stock or any other shares of junior stock, and no Class A Common Stock or other junior stock or parity stock shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by us or any of our subsidiaries unless all accumulated and unpaid dividends for all preceding dividend periods have been declared and paid upon, or a sufficient sum or number of shares of Class A Common Stock have been set apart for the payment of such dividends upon, all outstanding shares of Series A Mandatory Convertible Preferred Stock. The foregoing limitation shall not apply to: (i) a dividend payable on any Class A Common Stock or other junior stock in shares of any Class A Common Stock or other junior stock, including the Class C Dividend; (ii) the acquisition of shares of any Class A Common Stock or other junior stock in exchange for, or a purchase, redemption or other acquisition for value of shares of any Class A Common Stock or other junior stock with the proceeds from a substantially concurrent sale of, shares of any Class A Common Stock or other junior stock and the payment of cash in lieu of any fractional share; (iii) purchases of fractional interests in shares of any Class A Common Stock or other junior stock pursuant to the conversion or exchange provisions of such shares of other junior stock or any securities exchangeable for or convertible into such shares of Class A Common Stock or other junior stock; (iv) redemptions, purchases or other acquisitions of shares of Class A Common Stock or other junior stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more of our or our subsidiaries’ employees, officers, directors, consultants or independent contractors, including, without limitation, the forfeiture of unvested shares of restricted stock or share withholdings upon exercise, delivery or vesting of equity awards and the payment of cash in lieu of any fractional share; (v) any dividends or distributions of rights or Class A Common Stock or other junior stock in connection with a shareholders’ rights plan or any redemption or repurchase of rights pursuant to any shareholders’ rights plan, and the payment of cash in lieu of fractional shares; (vi) purchases of junior stock pursuant to a binding contract (including a stock repurchase plan) to make such purchases, if such contract was in effect before the initial issue date; (vii) the acquisition by us or any of our subsidiaries of record ownership in Class A Common Stock or other junior stock or parity stock or on behalf of any other persons (other than us or any of our subsidiaries) that is a beneficial owner thereof, including as trustees or custodians; (viii) the exchange or conversion or reclassification of junior stock for or into other junior stock or of parity stock for or into other parity stock (with the same or lesser aggregate liquidation preference) and the payment of cash in lieu of fractional shares; or (ix) the entry into, exercise of any rights under or the settlement of any convertible note hedge transactions or capped call transactions entered into in connection with the issuance, by us or any of our subsidiaries, of any preferred stock or debt securities that are convertible into, or exchangeable for, our Class A Common Stock or other junior stock (or into or for any combination of cash and our Class A Common Stock or other junior stock based on the value of our Class A Common Stock or other junior stock), provided such convertible note hedge transactions or capped call transactions, as applicable, were entered into (x) before the initial issue date or (y) on customary terms in compliance with the foregoing provision.

When dividends on shares of the Series A Mandatory Convertible Preferred Stock have not been paid in full on any dividend payment date or declared and a sum or number of shares of Class A Common Stock sufficient for payment thereof set aside for the benefit of the holders thereof on the applicable record date, no dividends may be declared or paid on any parity stock unless dividends are declared on the Series A Mandatory Convertible Preferred Stock such that the respective amounts of such dividends declared on the Series A Mandatory Convertible Preferred Stock and each such other class or series of parity stock shall bear the same ratio to each other as all accumulated and unpaid dividends per share on the shares of the Series A Mandatory Convertible Preferred Stock and such class or series of parity stock (which dollar amount will, if dividends on such class or series of parity stock are not cumulative, be the full amount of dividends per share thereof in respect of the most recent dividend period thereof) (subject to their having been declared by the board of directors, or an authorized committee thereof, out of legally available funds) bear to each other immediately prior to the payment of such dividends, in proportion to their respective liquidation preferences; provided that any unpaid dividends will continue to accumulate. Except as otherwise described in this prospectus supplement, dividends on any share of Series A Mandatory Convertible Preferred Stock converted to Class A Common Stock will cease to accumulate on the applicable conversion date.

For the avoidance of doubt, the provisions described in this section will not prohibit or restrict the payment or other acquisition for value of any debt securities that are convertible into, or exchangeable for, any junior stock.

Subject to the foregoing, and not otherwise, such dividends (payable in cash, securities or other property) as may be determined by the board of directors, or an authorized committee thereof, may be declared and paid on any securities, including Class A Common Stock and other junior stock, from time to time out of any funds legally available for such payment, and holders of the Series A Mandatory Convertible Preferred Stock shall not be entitled to participate in any such dividends.

If we (or an applicable withholding agent) are required to withhold on distributions of Class A Common Stock to a holder (see the section titled “U.S. Federal Income Tax Considerations”) and pay the applicable withholding taxes, we may, at our option, or an applicable withholding agent may, withhold such taxes from, or set off such taxes against, payments of cash or shares of Class A Common Stock payable to such holder or such holder’s other funds or assets.

Notwithstanding anything in this prospectus supplement to the contrary, on and after the date that is the later of (i) the date on which the Class C Trigger Event occurs and (ii) the first anniversary of the last date of original issuance of the Series A Mandatory Convertible Preferred Stock (the “Class C Dividend Trigger Date”), all references to “Class A Common Stock” in this section entitled “—Dividends” will be deemed to be references to “Class C Common Stock”.

Method of Payment of Dividends

Subject to the limitations described below, we may pay any declared dividend (or any portion of any declared dividend) on the Series A Mandatory Convertible Preferred Stock (whether or not for a current dividend period or any prior dividend period), as determined by our board of directors (or an authorized committee thereof) in its sole discretion:

•	by paying cash;

•	by delivering shares of our Class A Common Stock; or

•	through any combination of paying cash and delivering shares of our Class A Common Stock.

We will make each payment of a declared dividend on the Series A Mandatory Convertible Preferred Stock in cash, except to the extent we timely elect to make all or any portion of such payment in shares of our Class A Common Stock. We will give the holders of the Series A Mandatory Convertible Preferred Stock notice of any such election, and the portion of such payment that will be made in cash and the portion that will be made in Class A Common Stock, on the earlier of the date we declare such dividend and the tenth scheduled trading day (as defined below) immediately preceding the dividend payment date for such dividend.

If we elect to make any payment of a declared dividend, or any portion thereof, in shares of our Class A Common Stock, such shares shall be valued for such purpose at the average VWAP per share (as defined below) of our Class A Common Stock over the five consecutive trading day period ending on, and including, the second trading day immediately preceding the applicable dividend payment date (the “five-day average price”), multiplied by 97%.

No fractional shares of Class A Common Stock will be delivered to the holders of the Series A Mandatory Convertible Preferred Stock in respect of dividends. We will instead pay a cash adjustment to each holder that would otherwise be entitled to a fraction of a share of Class A Common Stock based on the five-day average price.

To the extent a shelf registration statement is required in our reasonable judgment in connection with the issuance of or for resales of Class A Common Stock issued as payment of a dividend, including dividends paid in connection with a conversion, we will, to the extent such a registration statement is not currently filed and effective, use our commercially reasonable efforts to file and maintain the effectiveness of such a shelf registration statement until the earlier of such time as all such shares of Class A Common Stock have been resold thereunder and such time as all such shares are freely tradable without registration by holders thereof that are not, and have not been within the three months preceding, “affiliates” of ours for purposes of the Securities Act. To the extent applicable, we will also use our commercially reasonable efforts to have the shares of Class A Common Stock qualified or registered under applicable state securities laws, if required, and approved for listing on the Nasdaq Global Select Market (or if our Class A Common Stock is not listed on the Nasdaq Global Select Market, on the principal other U.S. national or regional securities exchange on which our Class A Common Stock is then listed).

Notwithstanding the foregoing, in no event will the number of shares of our Class A Common Stock delivered in connection with any declared dividend exceed a number equal to the amount of such declared dividend as to which we have elected to deliver shares of our Class A Common Stock in lieu of paying cash divided by $218.75, which amount represents 35% of the initial price (as defined below), subject to adjustment in a manner inversely proportional to any anti-dilution adjustment to each fixed conversion rate as set forth below under the section titled “—Anti-dilution Adjustments”, including the adjustment made pursuant to clause (7) thereof (such dollar amount, as adjusted, the “floor price”). To the extent that the amount of the declared dividend as to which we have elected to deliver shares of our Class A Common Stock in lieu of paying cash exceeds the product of the number of shares of Class A Common Stock delivered in connection with such declared dividend and 97% of the five-day average price, we will, if we are legally able to do so, notwithstanding any notice by us to the contrary, pay such excess amount in cash.

Notwithstanding anything in this prospectus supplement to the contrary, on and after the Class C Dividend Trigger Date, all references to “Class A Common Stock” in this section entitled “—Method of Payment of Dividends” will be deemed to be references to “Class C Common Stock.” For the avoidance of doubt, on and after the Class C Dividend Trigger Date, the floor price referenced in the immediately preceding paragraph will be the then-current floor price after giving effect to any adjustment thereto in a manner inversely proportional to any anti-dilution adjustment to each fixed conversion rate pursuant to the provisions under the section titled “—Anti-dilution Adjustments”, including the adjustment described in clause (7) thereof.

No Redemption

We may not redeem the Series A Mandatory Convertible Preferred Stock. However, at our option, we may purchase the Series A Mandatory Convertible Preferred Stock or Series A Depositary Shares from time to time in the open market, by tender offer, exchange offer or otherwise.

Rights Upon Our Liquidation, Winding-up or Dissolution

In the event of our voluntary or involuntary liquidation, winding-up or dissolution, each holder of Series A Mandatory Convertible Preferred Stock will be entitled to receive an amount per share of the Series A Mandatory Convertible Preferred Stock equal to the greater of (x) $1,000 per share of the Series A Mandatory Convertible Preferred Stock (the “liquidation preference”) plus an amount equal to any accumulated and unpaid dividends per share of such Series A Mandatory Convertible Preferred Stock to, but excluding, the date fixed for such liquidation, winding-up or dissolution and (y)(i) the per share amount to be paid or distributed to holders of the Class A Common Stock or Class C Common Stock, as applicable, then underlying the Series A Mandatory Convertible Preferred Stock in connection with such voluntary or involuntary liquidation, winding-up or dissolution, multiplied by (ii) the then-current maximum conversion rate, to be paid out of our assets available for distribution to our shareholders, after satisfaction of liabilities owed to our creditors and holders of any senior stock and before any payment or distribution is made to holders of junior stock (including our Class A Common Stock). If, upon our voluntary or involuntary liquidation, winding-up or dissolution, the amounts payable with respect to the Series A Mandatory Convertible Preferred Stock and all parity stock are not paid in full, the holders of the Series A Mandatory Convertible Preferred Stock and any parity stock will share equally and ratably in any distribution of our assets in proportion to the respective amounts to which they are entitled upon our voluntary or involuntary liquidation, winding-up or dissolution. After payment of the full amount due in connection with any voluntary or involuntary liquidation, winding-up or dissolution of us to which they are entitled, the holders of the Series A Mandatory Convertible Preferred Stock will have no right or claim to any of our remaining assets.

Neither the sale of all or substantially all of our assets or business (other than in connection with our liquidation, winding-up or dissolution), nor our merger or consolidation into or with any other person, will be deemed to be our voluntary or involuntary liquidation, winding-up or dissolution.

The certificate of designations for our Series A Mandatory Convertible Preferred Stock does not contain any provision requiring funds to be set aside to protect the amounts due in respect of the Series A Mandatory Convertible Preferred Stock upon our voluntary or involuntary liquidation, winding-up or dissolution even though it is substantially in excess of the par value thereof.

Voting Rights

The holders of the Series A Mandatory Convertible Preferred Stock do not have voting rights other than those described below, except as specifically required by Delaware law.

Whenever dividends on any shares of Series A Mandatory Convertible Preferred Stock have not been declared and paid for the equivalent of six or more dividend periods (including, for the avoidance of doubt, the dividend period beginning on, and including, the initial issue date and ending on, but excluding, February 15, 2027), whether or not for consecutive dividend periods (a “nonpayment”), the holders of such shares of Series A Mandatory Convertible Preferred Stock, voting together as a single class with holders of any and all other series of voting preferred stock (as defined below) then outstanding, will be entitled at our next special or annual meeting of shareholders to vote for the election of a total of two additional members of our board of directors (the “preferred stock directors”); provided that the election of any such directors will not cause us to violate (x) the corporate governance requirements of the Nasdaq Global Select Market (or any other exchange on which our securities may be listed) that requires listed companies to have a majority of independent directors or (y) the portion of our Corporate Governance Guidelines as in effect on the date of this prospectus supplement that requires us to have a majority of independent directors; provided further that our board of directors shall at no time include more than two preferred stock directors. In the event of a nonpayment, we will increase the number of directors on our board of directors by two, and the new directors will be elected at an annual or special meeting of shareholders called by our board of directors, subject to its fiduciary duties, at the request of the holders of at least 25% of the shares of Series A Mandatory Convertible Preferred Stock or of any other series of voting preferred stock (provided that if such request is not received at least 90 calendar days before the date fixed for the next annual or special meeting of shareholders, such election shall be held at such next annual or special meeting of shareholders), and at each subsequent annual meeting, so long as the holders of Series A Mandatory Convertible Preferred Stock continue to have such voting rights.

As used in this prospectus supplement, “voting preferred stock” means any class or series of our parity stock upon which like voting rights have been conferred and are exercisable. Whether a plurality, majority or other portion of the Series A Mandatory Convertible Preferred Stock and any other voting preferred stock have been voted in favor of any matter shall be determined by reference to the respective liquidation preference amounts of the Series A Mandatory Convertible Preferred Stock and such other voting preferred stock voted.

If and when all accumulated and unpaid dividends have been paid in full, or declared and a sum or number of shares of Class A Common Stock or Class C Common Stock, as the case may be, sufficient for such payment shall have been set aside (a “nonpayment remedy”), the holders of Series A Mandatory Convertible Preferred Stock shall immediately and, without any further action by us, be divested of the foregoing voting rights, subject to the revesting of such rights in the event of each subsequent nonpayment. If such voting rights for the holders of Series A Mandatory Convertible Preferred Stock and all other holders of voting preferred stock have terminated, the term of office of each preferred stock director so elected will terminate at such time and the number of directors on our board of directors shall automatically decrease by two.

Any preferred stock director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of Series A Mandatory Convertible Preferred Stock and any other shares of voting preferred stock then outstanding (voting together as a class) when they have the voting rights described above. In the event that a nonpayment shall have occurred and there shall not have been a nonpayment remedy, any vacancy in the office of a preferred stock director (other than prior to the initial election after a nonpayment) may be filled by the written consent of the preferred stock director remaining in office or, if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series A Mandatory Convertible Preferred Stock and any other shares of voting preferred stock then outstanding (voting together as a class) when they have the voting rights described above; provided that the filling of each vacancy will not cause us to violate (x) the corporate governance requirements of the Nasdaq Global Select Market (or any other exchange on which our securities may be listed) that requires listed companies to have a majority of independent directors or (y) the portion of our Corporate Governance Guidelines as in effect on the date of this prospectus supplement that requires us to have a majority of independent directors.

So long as any shares of Series A Mandatory Convertible Preferred Stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Series A Mandatory Convertible Preferred Stock, voting together as a single class with holders of any and all other series of voting preferred stock then outstanding given in person or by proxy, either in writing or at a meeting, authorize or create, or increase the authorized amount of, any senior stock.

Further, so long as any shares of Series A Mandatory Convertible Preferred Stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Series A Mandatory Convertible Preferred Stock, given in person or by proxy, either in writing or at a meeting:

•

amend, alter or repeal the provisions of our certificate of incorporation as in effect at such time or the certificate of designations for the shares of Series A Mandatory Convertible Preferred Stock so as to materially and adversely affect the rights, preferences, privileges or voting powers of the shares of Series A Mandatory Convertible Preferred Stock; or

•

consummate a binding share exchange or reclassification involving the shares of Series A Mandatory Convertible Preferred Stock or a merger or consolidation of us with or into another entity, unless either (i) the shares of Series A Mandatory Convertible Preferred Stock remain outstanding and have rights, preferences, privileges and voting powers, taken as a whole, that are no less favorable to the holders thereof in any material respect than the rights, preferences, privileges and voting powers of the Series A Mandatory Convertible Preferred Stock immediately prior to such consummation, taken as a whole, or (ii) in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, the shares of Series A Mandatory Convertible Preferred Stock are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and such preference securities have rights, preferences, privileges and voting powers, taken as a whole, that are no less favorable to the holders thereof in any material respect than the rights, preferences, privileges and voting powers of the Series A Mandatory Convertible Preferred Stock immediately prior to such consummation, taken as a whole.

Notwithstanding these provisions, (1) any increase in the amount of our authorized but unissued shares of preferred stock, (2) any increase in the amount of authorized or issued shares of Series A Mandatory Convertible Preferred Stock, (3) the creation and issuance, or an increase in the authorized or issued amount, of any series of junior stock or any other series of parity stock, (4) the effectiveness of our Amended and Restated Certificate of Incorporation and the restated charter certificate of designations and (5) the application of the provisions described below under the section titled “—Recapitalizations, Reclassifications and Changes in our Class A Common Stock,” will in each case be deemed not to materially and adversely affect the rights, preferences, privileges or voting powers of the Series A Mandatory Convertible Preferred Stock and shall not require the affirmative vote or consent of holders of the Series A Mandatory Convertible Preferred Stock.

Without the consent of the holders of the Series A Mandatory Convertible Preferred Stock, we may amend, alter, supplement, or repeal any terms of the Series A Mandatory Convertible Preferred Stock by amending or supplementing our certificate of incorporation as in effect at such time, the certificate of designations or any stock certificate representing shares of the Series A Mandatory Convertible Preferred Stock for the following purposes:

•	to cure any ambiguity, omission, inconsistency or mistake in any such agreement or instrument;

•

to make any provision with respect to matters or questions relating to the Series A Mandatory Convertible Preferred Stock that is not inconsistent with the provisions of the certificate of designations for the Series A Mandatory Convertible Preferred Stock and that does not materially and adversely affect the rights of any holder of the Series A Mandatory Convertible Preferred Stock; or

•

to make any other change that does not materially and adversely affect the rights of any holder of the Series A Mandatory Convertible Preferred Stock (other than any holder that consents to such change).

In addition, without the consent of the holders of the Series A Mandatory Convertible Preferred Stock, we may amend, alter, supplement or repeal any terms of the Series A Mandatory Convertible Preferred Stock to (x) conform the terms of the Series A Mandatory Convertible Preferred Stock to the description thereof in the accompanying prospectus, as supplemented and/or amended by this “Description of Series A Mandatory Convertible Preferred Stock” section of the preliminary prospectus supplement for the Series A Mandatory Convertible Preferred Stock, as further supplemented and/or amended by the related pricing term sheet or (y) file a certificate of correction with respect to the certificate of designations for the Series A Mandatory Convertible Preferred Stock to the extent permitted by Section 103(f) of the Delaware General Corporation Law.

Mandatory Conversion

Each outstanding share of the Series A Mandatory Convertible Preferred Stock, unless previously converted, will automatically convert on the mandatory conversion date, into a number of shares of Class A Common Stock equal to the conversion rate described below. If we declare a dividend for the dividend period ending on August 15, 2029, we will pay such dividend to the holders of record as of August 1, 2029, as described above under the section titled “—Dividends.” If on or prior to August 1, 2029 we have not declared all or any portion of all accumulated and unpaid dividends on the Series A Mandatory Convertible Preferred Stock through August 15, 2029, the conversion rate will be adjusted so that holders receive an additional number of shares of Class A Common Stock equal to the amount of accumulated and unpaid dividends that have not been declared (the “additional conversion amount”), divided by the greater of (i) the floor price and (ii) 97% of the five-day average price (calculated as if the applicable dividend payment date were August 15, 2029). To the extent that the additional conversion amount exceeds the product of such number of additional shares and 97% of such five-day average price, we will, if we are legally able to do so, pay such excess amount in cash pro rata to the holders of the Series A Mandatory Convertible Preferred Stock.

The conversion rate, which is the number of shares of Class A Common Stock issuable upon conversion of each share of Series A Mandatory Convertible Preferred Stock on the mandatory conversion date (excluding any shares of our Class A Common Stock issued in respect of accumulated but unpaid dividends, if any), will be as follows:

•

if the applicable market value of our Class A Common Stock is greater than the “threshold appreciation price,” then the conversion rate will be 1.3620 shares of Class A Common Stock per share of Series A Mandatory Convertible Preferred Stock (the “minimum conversion rate”), which is approximately equal to $1,000 divided by the threshold appreciation price;

•

if the applicable market value of our Class A Common Stock is less than or equal to the threshold appreciation price but equal to or greater than the “initial price,” then the conversion rate will be equal to $1,000 divided by the applicable market value of our Class A Common Stock, rounded to the nearest ten-thousandth, which will be between 1.3620 and 1.6000 shares of Class A Common Stock per share of Series A Mandatory Convertible Preferred Stock; or

•

if the applicable market value of our Class A Common Stock is less than the initial price, then the conversion rate will be 1.6000 shares of Class A Common Stock per share of Series A Mandatory Convertible Preferred Stock (the “maximum conversion rate”), which is approximately equal to $1,000 divided by the initial price.

The “initial price” equals $1,000, divided by the maximum conversion rate, rounded to the nearest $0.0001, and is initially equal to the per share public offering price of the Class A Common Stock sold in connection with the forward sale agreements we entered into with the forward purchasers concurrently with this offering.

The “threshold appreciation price” equals $1,000, divided by the minimum conversion rate, rounded to the nearest $0.0001, and initially represents an approximately 17.5% appreciation over the initial price.

We refer to the minimum conversion rate and the maximum conversion rate collectively as the “fixed conversion rates.” The fixed conversion rates and the applicable market value are each subject to adjustment as described under the section titled “—Anti-dilution Adjustments” below.

Notwithstanding anything in this prospectus supplement to the contrary, following the occurrence of the Class C Trigger Event, all references to “Class A Common Stock” in the portion of this section entitled “—Mandatory Conversion” above will be deemed to be references to “Class C Common Stock”. For the avoidance of doubt, following the occurrence of the Class C Trigger Event, the “minimum conversion rate” and the “maximum conversion rate” referenced in the immediately preceding four paragraphs will be the then-current minimum conversion rate and maximum conversion rate, after giving effect to any adjustment thereto pursuant to the provisions under the section titled “—Anti-dilution Adjustments”, including the adjustment described in clause (7) thereof.

Hypothetical Conversion Values upon Mandatory Conversion

For illustrative purposes only, the following table shows the number of shares of our Class A Common Stock that a holder of our Series A Mandatory Convertible Preferred Stock would receive upon mandatory conversion of one share of Series A Mandatory Convertible Preferred Stock at various applicable market values for our Class A Common Stock. The table assumes that (i) the Class C Trigger Event has not occurred, (ii) there will be no conversion rate adjustments as described below under the section titled “—Anti-dilution Adjustments” and (iii) dividends on the shares of Series A Mandatory Convertible Preferred Stock will be declared and paid in cash. The actual applicable market value of shares of our Class A Common Stock may differ from those set forth in the table below. Given an initial price of $625.0000 and a threshold appreciation price of $734.2144, a holder of our Series A Mandatory Convertible Preferred Stock would receive on the mandatory conversion date the number of shares of our Class A Common Stock per share of our Series A Mandatory Convertible Preferred Stock set forth below:

Applicable Market Value of Our Class A Common Stock	Number of Shares of our Class A Common Stock to Be Received Upon Conversion	Conversion Value (Applicable Market Value Multiplied by the Number of Shares of Our Class A Common Stock to Be Received Upon Conversion)
$465.00	1.6000	$ 744.00
$505.00	1.6000	$ 808.00
$545.00	1.6000	$ 872.00
$585.00	1.6000	$ 936.00
$625.0000	1.6000	$1,000.00
$665.00	1.5038	$1,000.00
$700.00	1.4286	$1,000.00
$734.2144	1.3620	$1,000.00
$780.00	1.3620	$1,062.36
$820.00	1.3620	$1,116.84
$860.00	1.3620	$1,171.32
$900.00	1.3620	$1,225.80

Accordingly, if the applicable market value of our Class A Common Stock is greater than the threshold appreciation price, the aggregate market value of our Class A Common Stock delivered upon conversion of each share of the Series A Mandatory Convertible Preferred Stock will be greater than the $1,000 liquidation preference of the share of the Series A Mandatory Convertible Preferred Stock, assuming that the market price of our Class A Common Stock on the mandatory conversion date is the same as the applicable market value of our Class A Common Stock. If the applicable market value for our Class A Common Stock is greater than or equal to the initial price and less than or equal to the threshold appreciation price, the aggregate market value of our Class A Common Stock delivered upon conversion of each share of the Series A Mandatory Convertible Preferred Stock will be equal to the $1,000 liquidation preference of the share of the Series A Mandatory Convertible Preferred Stock, assuming that the market price of our Class A Common Stock on the mandatory conversion date is the same as the applicable market value of our Class A Common Stock. If the applicable market value of our Class A Common Stock is less than the initial price, the aggregate market value of our Class A Common Stock delivered upon conversion of each share of the Series A Mandatory Convertible Preferred Stock will be less than the $1,000 liquidation preference of the share of the Series A Mandatory Convertible Preferred Stock, assuming that the market price of our Class A Common Stock on the mandatory conversion date is the same as the applicable market value of our Class A Common Stock.

Definitions

“Applicable market value” means (i) with respect to Class A Common Stock, the average VWAP per share of our Class A Common Stock over the final averaging period and (ii) with respect to Class C Common Stock, the average VWAP per share of our Class C Common Stock over the final averaging period.

“Final averaging period” means the 20 consecutive trading day period beginning on, and including, the 21st scheduled trading day immediately preceding August 15, 2029.

“Mandatory conversion date” means the second business day immediately following the last trading day of the final averaging period. The “mandatory conversion date” is expected to be August 15, 2029.

“Trading day” means a day on which (i) there is no “market disruption event” (as defined below) and (ii) trading in our Class A Common Stock generally occurs on the Nasdaq Global Select Market or, if our Class A Common Stock is not then listed on the Nasdaq Global Select Market, on the principal other U.S. national or regional securities exchange on which our Class A Common Stock is then listed or, if our Class A Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our Class A Common Stock is then listed or admitted for trading. If our Class A Common Stock is not so listed or admitted for trading, “trading day” means a “business day.” Notwithstanding the foregoing, following the occurrence of the Class C Trigger Event, all references to “Class A Common Stock” in this definition will be deemed to be references to the “Class C Common Stock.”

“Market disruption event” means (i) a failure by the primary U.S. national or regional securities exchange or market on which our Class A Common Stock is listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any scheduled trading day for our Class A Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in our Class A Common Stock or in any options contracts or futures contracts relating to our Class A Common Stock. Notwithstanding the foregoing, following the occurrence of the Class C Trigger Event, all references to “Class A Common Stock” in this definition will be deemed to be references to “Class C Common Stock.”

A “scheduled trading day” is any day that is scheduled to be a trading day.

“VWAP” on any trading day means (i) with respect to Class A Common Stock, the per share volume-weighted average price as displayed on Bloomberg page “META <Equity> AQR” (or its equivalent successor if such page is not available) and (ii) with respect to Class C Common Stock, the per share volume-weighted average price as displayed on the Bloomberg page equivalent to the page referenced in clause (i) above with respect to the Class C Common Stock (or its equivalent successor if such page is not available), in each case, in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time (or, if the scheduled close of trading of the primary session for the primary U.S. national or regional securities exchange or market on which our Class A Common Stock or Class C Common Stock, as the case may be, is listed or admitted for trading on such trading day is earlier, such earlier scheduled close of trading), on such trading day; or, if such price is not available, “VWAP” means the market value per share of our Class A Common Stock or our Class C Common Stock, as the case may be, on such trading day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by us for this purpose. The “average VWAP” per share over a certain period means the arithmetic average of the VWAP per share for each trading day in such period.

Conversion at the Option of the Holder

Other than during a fundamental change conversion period (as defined below under the section titled “—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount”), holders of the Series A Mandatory Convertible Preferred Stock have the right to convert their shares of Series A Mandatory Convertible Preferred Stock, in whole or in part (but in no event less than one share of Series A Mandatory Convertible Preferred Stock), at any time on or after the 50th trading day immediately following the Class C Dividend Trigger Date and prior to August 15, 2029, into shares of our Class C Common Stock at the then-current minimum conversion rate, after giving effect to any applicable adjustment as described under the section titled “—Anti-dilution Adjustments” below, including the adjustment described in clause (7) thereof.

If as of the effective date of any early conversion (the “early conversion date”), we have not declared all or any portion of the accumulated and unpaid dividends for all full dividend periods ending on or prior to the dividend payment date immediately preceding such early conversion date, the conversion rate will be adjusted so that converting holders receive an additional number of shares of Class C Common Stock equal to such amount of accumulated and unpaid dividends that have not been declared for such full dividend periods (the “early conversion additional conversion amount”), divided by the greater of (i) the floor price and (ii) the average VWAP per share of our Class C Common Stock over the 20 consecutive trading day period ending on, and including, the second trading day immediately preceding the early conversion date (the “early conversion average price”). To the extent that the early conversion additional conversion amount exceeds the product of such number of additional shares and the early conversion average price, we will not have any obligation to pay the shortfall in cash.

Except as described in the immediately preceding paragraph, upon any optional conversion of any shares of the Series A Mandatory Convertible Preferred Stock pursuant to this “—Conversion at the Option of the Holder” section, we will make no payment or allowance for unpaid dividends on such shares of the Series A Mandatory Convertible Preferred Stock, unless such early conversion date occurs after the record date for a declared dividend and on or prior to the immediately succeeding dividend payment date, in which case such dividend will be paid on such dividend payment date to the holder of record of the converted shares as of such record date, as described under “—Dividends.”

Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount

General

If a fundamental change (as defined below) occurs on or prior to August 15, 2029, holders of the Series A Mandatory Convertible Preferred Stock will have the right (the “fundamental change early conversion right”) to: (i) convert their shares of Series A Mandatory Convertible Preferred Stock, in whole or in part (but in no event less than one share of Series A Mandatory Convertible Preferred Stock), into (A) if the Class C Trigger Event has occurred on or prior to the related fundamental change reference date (as defined below), shares of Class C Common Stock or (B) if the Class C Trigger Event has not occurred on or prior to the related fundamental change reference date, shares of Class A Common Stock, in each case, at the applicable fundamental change conversion rate described below; (ii) with respect to such converted shares, receive an amount equal to the present value, as of the fundamental change reference date, calculated using a discount rate of 4.75% per annum, of all dividend payments on such shares (excluding any accumulated and unpaid dividends for any dividend period prior to the fundamental change reference date, including for the partial dividend period, if any, from, and including, the dividend payment date immediately preceding the fundamental change reference date to, but excluding, the fundamental change reference date (collectively, the “accumulated dividend amount”)) for all the remaining full dividend periods and for the partial dividend period from, and including, the fundamental change reference date to, but excluding, the next dividend payment date (the “fundamental change dividend make-whole amount”); and (iii) with respect to such converted shares, to the extent that, as of the fundamental change reference date, there is any accumulated dividend amount, receive payment of the accumulated dividend amount

(clauses (ii) and (iii), together, the “make-whole dividend amount”), in the case of clauses (ii) and (iii), subject to our right to deliver shares of our Class A Common Stock or, following the occurrence of Class C Trigger Event, shares of our Class C Common Stock in lieu of all or part of such amounts as described under the section titled “—Make-Whole Dividend Amount” below; provided that, if the fundamental change reference date or the conversion date occurs after the record date for a declared dividend and on or prior to the next dividend payment date, such dividend will be paid on such dividend payment date to the holders as of such record date, as described under the section titled “—Dividends,” such dividend will not be included in the accumulated dividend amount, and the fundamental change dividend make-whole amount will not include the present value of the payment of such dividend. For purposes of this section, “fundamental change reference date” with respect to any fundamental change means (i) if the effective date of such fundamental change occurs prior to the first anniversary of the last date of original issuance of the Series A Mandatory Convertible Preferred Stock, the first anniversary of the last date of original issuance of the Series A Mandatory Convertible Preferred Stock and (ii) in all other cases, the effective date of such fundamental change.

To exercise the fundamental change early conversion right, holders must submit their shares of the Series A Mandatory Convertible Preferred Stock for conversion at any time during the period (the “fundamental change conversion period”) beginning on, and including, the fundamental change reference date (or, if such fundamental change reference date is not a business day, the next succeeding business day) and ending at 5:00 p.m., New York City time, on the date that is the earlier of (a) 20 calendar days after the fundamental change reference date (or, if later in the case of a fundamental change reference date that occurs on the effective date of the fundamental change, the date that is 20 calendar days after holders receive notice of such fundamental change) and (b) August 15, 2029. For the avoidance of doubt, the fundamental change conversion period may not end on a date that is later than August 15, 2029. Holders of Series A Mandatory Convertible Preferred Stock who submit their shares for conversion during the fundamental change conversion period will have such shares converted at the conversion rate specified in the table below (the “fundamental change conversion rate”) and will be entitled to receive the make-whole dividend amount. Holders of Series A Mandatory Convertible Preferred Stock who do not submit their shares for conversion during the fundamental change conversion period will not be entitled to convert their shares of Series A Mandatory Convertible Preferred Stock at the fundamental change conversion rate or to receive the make-whole dividend amount.

We will notify holders of the effective date of a fundamental change and the applicable fundamental change conversion rate as of such effective date no later than the second business day following such effective date.

A “fundamental change” will be deemed to have occurred at the time any of the following occurs after the initial issue date of the Series A Mandatory Convertible Preferred Stock:

(1)

a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than us, our wholly owned subsidiaries and our and their employee benefit or incentive plans, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such “person” or “group” has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of more than 50% of the outstanding shares of our Class A Common Stock or we otherwise become aware of such beneficial ownership;

(2)

the consummation of (A) any recapitalization, reclassification or change of our Class A Common Stock (other than (i) a change only in par value, (ii) changes resulting from a subdivision or combination or (iii) the Class C Dividend) as a result of which our Class A Common Stock would be converted into, or exchanged for, or would represent solely the right to receive, stock, other securities, other property or assets (including cash); (B) any share exchange, consolidation or merger of us (for the avoidance of doubt, other than the Class C Dividend) pursuant to which our Class A Common Stock will be converted into, will be exchanged for, or will represent solely the right to receive, stock, other securities, other property or assets (including cash); or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than one of our wholly owned subsidiaries; or

(3)

our Class A Common Stock (or other common equity comprising all or part of the exchange property) ceases to be listed on any of the New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market (or any of their respective successors).

A transaction or transactions described in clause (1) or clause (2) above will not constitute a fundamental change, however, if at least 90% of the consideration received or to be received by all of our holders of Class A Common Stock, excluding cash payments for fractional shares or pursuant to dissenters’ appraisal rights, in connection with such transaction or transactions consists of shares of common equity that are listed on any of the New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market (or any of their respective successors) or will be so listed when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions the Series A Mandatory Convertible Preferred Stock becomes convertible into or exchangeable for such consideration, excluding cash payments for fractional shares or pursuant to dissenters’ appraisal rights.

If any transaction in which our Class A Common Stock is replaced by the securities of another entity occurs, following completion of any related fundamental change conversion period (or, if (i) there is no related fundamental change conversion period or (ii) such transaction occurs prior to the first anniversary of the last date of original issuance of the Series A Mandatory Convertible Preferred Stock, on the effective date of such transaction), references to us in the definition of “fundamental change” above shall instead be references to such other entity.

Notwithstanding anything in this prospectus supplement to the contrary, following the occurrence of the Class C Trigger Event, all references to “Class A Common Stock” in the definition of “fundamental change” and the two paragraphs immediately following such definition will be deemed to be references to “Class C Common Stock”.

Fundamental Change Conversion Rate

The fundamental change conversion rate will be determined by reference to the table below and is based on the effective date of the fundamental change and the price (the “stock price”) paid (or deemed paid) per share of our Class A Common Stock in such transaction. If all holders of our Class A Common Stock receive only cash in exchange for their Class A Common Stock in the fundamental change, the stock price shall be the cash amount paid per share. Otherwise, the stock price shall be the average VWAP per share of our Class A Common Stock over the five consecutive trading day period ending on, and including, the trading day immediately preceding the effective date of the relevant fundamental change.

The stock prices set forth in the first row of the table (i.e., the column headers) will be adjusted as of any date on which the fixed conversion rates of our Series A Mandatory Convertible Preferred Stock are adjusted. The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the minimum conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the minimum conversion rate as so adjusted. Each of the fundamental change conversion rates in the table will be subject to adjustment in the same manner and at the same time as each fixed conversion rate as set forth under the section titled “—Anti-dilution Adjustments,” including the adjustment described in clause (7) thereof.

The following table sets forth the fundamental change conversion rate per share of Series A Mandatory Convertible Preferred Stock for each stock price and effective date set forth below.

	Stock Price
Effective Date	$100.00	$250.00	$400.00	$525.00	$625.00	$650.00	$700.00	$734.21	$875.00	$1,000.00	$1,250.00	$1,750.00
October 29, 2026	1.4980	1.5020	1.4520	1.4200	1.4000	1.3960	1.3900	1.3860	1.3720	1.3640	1.3560	1.3520
August 15, 2027	1.5280	1.5360	1.4840	1.4440	1.4180	1.4120	1.4040	1.3980	1.3800	1.3700	1.3600	1.3540
August 15, 2028	1.5640	1.5780	1.5400	1.4880	1.4480	1.4400	1.4240	1.4160	1.3880	1.3740	1.3620	1.3580
August 15, 2029	1.6000	1.6000	1.6000	1.6000	1.6000	1.5380	1.4280	1.3620	1.3620	1.3620	1.3620	1.3620

The exact stock price and effective date may not be set forth in the table, in which case:

•

if the stock price is between two stock prices on the table or the effective date is between two effective dates on the table, the fundamental change conversion rate will be determined by straight-line interpolation between the fundamental change conversion rates set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day or 366-day year, as applicable;

•

if the stock price is in excess of $1,750.00 per share (subject to adjustment in the same manner as the column headings of the table above), then the fundamental change conversion rate will be the minimum conversion rate; and

•

if the stock price is less than $100.00 per share (subject to adjustment in the same manner as the column headings of the table above), then the fundamental change conversion rate will be the maximum conversion rate.

Notwithstanding anything in this prospectus supplement to the contrary, (i) following the occurrence of the Class C Trigger Event, all references to “Class A Common Stock” in the foregoing paragraphs under this sub-section entitled “—Fundamental Change Conversion Rate” will be deemed to be references to “Class C Common Stock” and (ii) with respect to any fundamental change that occurs prior to the first anniversary of the last date of original issuance of the Series A Mandatory Convertible Preferred Stock, the fundamental change conversion rate applicable to such fundamental change will be the rate determined in accordance with the first paragraph in this sub-section as of the effective date of such fundamental change, as adjusted from time to time in the same manner and at the same time as each fixed conversion rate as set forth under the section titled “—Anti-dilution Adjustments,” including the adjustment described in clause (7) thereof, until the related conversion date. For the avoidance of doubt, the Series A Mandatory Convertible Preferred Stock will be convertible into Class C Common Stock during the related fundamental change conversion period so long as the Class C Trigger Event has occurred on or prior to the related fundamental change reference date, even if the Class C Trigger Event occurs after the effective date of the related fundamental change.

Make-Whole Dividend Amount

For any shares of Series A Mandatory Convertible Preferred Stock that are converted during the fundamental change conversion period, subject to the limitations described below, we may pay the make-whole dividend amount, determined in our sole discretion:

•	by paying cash;

•	by delivering shares of our Class A Common Stock; or

•	through any combination of paying cash and delivering shares of our Class A Common Stock.

We will pay the make-whole dividend amount in cash, except to the extent we elect on or prior to the second business day following the fundamental change reference date to make all or any portion of such payments by delivering shares of our Class A Common Stock. If we elect to make any payment of the make-whole dividend amount, or any portion thereof, in shares of our Class A Common Stock, such shares shall be valued for such purpose at the make-whole dividend valuation price. For purposes of this section, “make-whole dividend valuation price” means (i) if the effective date of a fundamental change occurs prior to the first anniversary of the last date of original issuance of the Series A Mandatory Convertible Preferred Stock, 97% of the average VWAP per share of our Class A Common Stock over the five consecutive trading day period ending on, and including, the second trading day immediately preceding the related conversion date and (ii) in all other cases, 97% of the stock price.

No fractional shares of Class A Common Stock will be delivered to the holders of the Series A Mandatory Convertible Preferred Stock in respect of the make-whole dividend amount. We will instead pay a cash adjustment to each converting holder that would otherwise be entitled to a fraction of a share of Class A

Common Stock based on the average VWAP per share of our Class A Common Stock over the five consecutive trading day period ending on, and including, the second trading day immediately preceding the conversion date.

Notwithstanding the foregoing, with respect to any conversion of Series A Mandatory Convertible Preferred Stock during the fundamental change conversion period, in no event will the number of shares of our Class A Common Stock that we deliver in lieu of paying all or any portion of the make-whole dividend amount in cash exceed a number equal to the portion of the make-whole dividend amount to be paid by the delivery of Class A Common Stock, divided by the greater of (i) the floor price as of the conversion date and (ii) the make-whole dividend valuation price. To the extent that the portion of the make-whole dividend amount as to which we have elected to deliver shares of Class A Common Stock in lieu of paying cash exceeds the product of the number of shares of Class A Common Stock delivered in respect of such portion of the make-whole dividend amount and the make-whole dividend valuation price, we will, if we are legally able to do so, notwithstanding any notice by us to the contrary, pay such excess amount in cash.

In addition, if we are prohibited from paying or delivering, as the case may be, the make-whole dividend amount (whether in cash or in shares of our Class A Common Stock), in whole or in part, due to limitations of applicable Delaware law, the fundamental change conversion rate will instead be increased by a number of shares of Class A Common Stock equal to the cash amount of the aggregate unpaid and undelivered make-whole dividend amount, divided by the greater of (i) the floor price as of the conversion date and (ii) the make-whole dividend valuation price. To the extent that the cash amount of the aggregate unpaid and undelivered make-whole dividend amount exceeds the product of such number of additional shares and the make-whole dividend valuation price, we will not have any obligation to pay the shortfall in cash.

Not later than the second business day following the fundamental change reference date, we will notify holders of:

•	the fundamental change conversion rate;

•

the fundamental change dividend make-whole amount and whether we will pay such amount, or any portion thereof, in shares of our Class A Common Stock and, if applicable, the portion of such amount that will be paid in Class A Common Stock; and

•

the accumulated dividend amount and whether we will pay such amount, or any portion thereof, in shares of our Class A Common Stock and, if applicable, the portion of such amount that will be paid in Class A Common Stock.

Our obligation to deliver shares at the fundamental change conversion rate and pay the fundamental change dividend make-whole amount could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

Notwithstanding anything in this prospectus supplement to the contrary, following the occurrence of the Class C Trigger Event, all references to “Class A Common Stock” in the foregoing paragraphs in this sub-section entitled “—Make-Whole Dividend Amount” will be deemed to be references to “Class C Common Stock.”

Conversion Procedures

Upon Mandatory Conversion

Any outstanding shares of Series A Mandatory Convertible Preferred Stock will automatically convert into shares of Class A Common Stock on the mandatory conversion date. A holder will not be required to pay any taxes or duties relating to the issuance or delivery of our Class A Common Stock upon mandatory conversion of its Series A Mandatory Convertible Preferred Stock, except that such holder will be required to pay any tax or duty that may be payable relating to any transfer involved in the issuance or delivery of the Class A Common Stock in a name other than the name of such holder.

Shares of Class A Common Stock will be issued and delivered and payment by us of any cash to which the converting holder is entitled will be made only after all applicable taxes and duties, if any, payable by the converting holder have been paid in full and such shares of Class A Common Stock will be issued, and the payment by us of such cash to which the converting holder is entitled will be made, in each case, on the later of the mandatory conversion date and the business day after such holder has paid in full all applicable taxes and duties, if any.

The person or persons entitled to receive the shares of Class A Common Stock issuable upon mandatory conversion of the Series A Mandatory Convertible Preferred Stock will be treated as the record holder(s) of such shares as of 5:00 p.m., New York City time, on the mandatory conversion date. Except as provided under the section titled “—Anti-dilution Adjustments,” prior to 5:00 p.m., New York City time, on the mandatory conversion date, the shares of Class A Common Stock issuable upon conversion of the Series A Mandatory Convertible Preferred Stock will not be deemed to be outstanding for any purpose and holders of the Series A Mandatory Convertible Preferred Stock will have no rights with respect to such shares of Class A Common Stock, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on the Class A Common Stock, by virtue of holding the Series A Mandatory Convertible Preferred Stock.

Notwithstanding anything in this prospectus supplement to the contrary, following the occurrence of the Class C Trigger Event, all references to “Class A Common Stock” in the foregoing paragraphs in this sub-section entitled “—Upon Mandatory Conversion” will be deemed to be references to “Class C Common Stock”.

Upon Early Conversion

If a holder elects to convert its shares of Series A Mandatory Convertible Preferred Stock on or after the 50th trading day immediately following the Class C Dividend Trigger Date and prior to August 15, 2029 in the manner described under the section titled “—Conversion at the Option of the Holder” or if a holder elects to convert its shares of Series A Mandatory Convertible Preferred Stock prior to August 15, 2029 in the manner described under the section titled “—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount,” such holder must observe the conversion procedures set forth below.

If such holder holds a beneficial interest in a global share of Series A Mandatory Convertible Preferred Stock, to convert its shares of Series A Mandatory Convertible Preferred Stock early, such holder must deliver to The Depository Trust Company (“DTC”) the appropriate instruction form for conversion pursuant to DTC’s conversion program and, if such holder’s shares of Series A Mandatory Convertible Preferred Stock are held in certificated form, such holder must comply with certain procedures set forth in the certificate of designations.

The conversion date will be the date on which the converting holder has satisfied the foregoing requirements; provided that, for the avoidance of doubt, in no event may such conversion date occur after August 15, 2029. A holder that early converts its shares of Series A Mandatory Convertible Preferred Stock will not be required to pay any taxes or duties relating to the issuance or delivery of our Class A Common Stock, except that such holder will be required to pay any tax or duty that may be payable relating to any transfer involved in the issuance or delivery of the Class A Common Stock in a name other than the name of such holder. Shares of Class A Common Stock will be issued and delivered and payment by us of any cash to which the converting holder is entitled will be made only after all applicable taxes and duties, if any, payable by the converting holder have been paid in full and such shares of Class A Common Stock will be issued, and the payment by us of such cash to which the converting holder is entitled will be made, in each case, on the later of the second business day immediately succeeding the conversion date and the business day after such holder has paid in full all applicable taxes and duties, if any.

The person or persons entitled to receive the shares of Class A Common Stock issuable upon early conversion of the Series A Mandatory Convertible Preferred Stock will be treated as the record holder(s) of such shares as of 5:00 p.m., New York City time, on the applicable conversion date. Except as provided under the section titled “—Anti-dilution Adjustments,” prior to 5:00 p.m., New York City time, on the applicable conversion date, the shares of Class A Common Stock issuable upon early conversion of the Series A Mandatory Convertible Preferred Stock will not be deemed to be outstanding for any purpose and a holder of shares of the Series A Mandatory Convertible Preferred Stock will have no rights with respect to such shares of Class A Common Stock, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on the Class A Common Stock, by virtue of holding the Series A Mandatory Convertible Preferred Stock.

Notwithstanding anything in this prospectus supplement to the contrary, following the occurrence of the Class C Trigger Event, all references to “Class A Common Stock” in the foregoing paragraphs in this sub-section entitled “—Upon Early Conversion” will be read as if they were references to “Class C Common Stock.”

Fractional Shares

No fractional shares of Class A Common Stock will be issued to holders of our Series A Mandatory Convertible Preferred Stock upon conversion. In lieu of any fractional shares of Class A Common Stock otherwise issuable in respect of the aggregate number of shares of our Series A Mandatory Convertible Preferred Stock of any holder that are converted, that holder will be entitled to receive an amount in cash (computed to the nearest cent) equal to the product of: (i) that same fraction; and (ii) the average VWAP per share of our Class A Common Stock over the five consecutive trading day period ending on, and including, the second trading day immediately preceding the relevant conversion date.

If more than one share of our Series A Mandatory Convertible Preferred Stock is surrendered for conversion at one time by or for the same holder, the number of shares of our Class A Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of our Series A Mandatory Convertible Preferred Stock so surrendered.

Notwithstanding anything in this prospectus supplement to the contrary, following the occurrence of the Class C Trigger Event, all references to “Class A Common Stock” in the foregoing paragraphs in this sub-section entitled “—Fractional Shares” will be deemed to be references to “Class C Common Stock”.

Anti-Dilution Adjustments

Each fixed conversion rate will be adjusted if:

(1)

We issue Class A Common Stock to all or substantially all holders of our Class A Common Stock as a dividend or other distribution, in which event, each fixed conversion rate in effect immediately prior to 5:00 p.m., New York City time, on the date fixed for determination of the holders of our Class A Common Stock entitled to receive such dividend or other distribution will be multiplied by a fraction:

•

the numerator of which is the sum of (x) the number of shares of our Class A Common Stock outstanding immediately prior to 5:00 p.m., New York City time, on the date fixed for such determination and (y) the total number of shares of our Class A Common Stock constituting such dividend or other distribution, and

•	the denominator of which is the number of shares of our Class A Common Stock outstanding immediately prior to 5:00 p.m., New York City time, on the date fixed for such determination.

Any increase made pursuant to this clause (1) will become effective immediately after 5:00 p.m., New York City time, on the date fixed for such determination. If any dividend or distribution described in this clause (1) is declared but not so paid or made, each fixed conversion rate shall be decreased, effective as of the date our board of directors, or an authorized committee thereof, publicly announces its decision not to make such dividend or distribution, to such fixed conversion rate that would be in effect if such dividend or distribution had not been declared. For the purposes of this clause (1), the number of shares of Class A Common Stock outstanding immediately prior to 5:00 p.m., New York City time, on the date fixed for such determination shall not include shares held in treasury but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of Class A Common Stock. We will not pay any dividend or make any distribution on shares of Class A Common Stock held in treasury.

(2)

We issue to all or substantially all holders of our Class A Common Stock rights or warrants (other than rights or warrants issued pursuant to a shareholders’ rights plan, customary dividend reinvestment plan or customary share purchase plan or other similar plans) entitling them, for a period of up to 45 calendar days after the announcement date of such issuance, to subscribe for or purchase our shares of Class A Common Stock at less than the “current market price” (as defined below) of our Class A Common Stock, in which case each fixed conversion rate in effect immediately prior to 5:00 p.m., New York City time, on the date fixed for determination of the holders of our Class A Common Stock entitled to receive such rights or warrants will be increased by multiplying such fixed conversion rate by a fraction:

•

the numerator of which is the sum of (x) the number of shares of Class A Common Stock outstanding immediately prior to 5:00 p.m., New York City time, on the date fixed for such determination and (y) the number of shares of our Class A Common Stock issuable pursuant to such rights or warrants, and

•

the denominator of which shall be the sum of (i) the number of shares of Class A Common Stock outstanding immediately prior to 5:00 p.m., New York City time, on the date fixed for such determination and (ii) the number of shares of Class A Common Stock equal to the quotient of the aggregate offering price payable to exercise such rights or warrants, divided by the current market price of our Class A Common Stock.

Any increase made pursuant to this clause (2) will become effective immediately after 5:00 p.m., New York City time, on the date fixed for such determination. In the event that such rights or warrants described in this clause (2) are not so issued, each fixed conversion rate shall be decreased, effective as of the date our board of directors, or an authorized committee thereof, publicly announces its decision not to issue such rights or warrants, to such fixed conversion rate that would then be in effect if such issuance had not been declared. To the extent that such rights or warrants are not exercised prior to their expiration or shares of our Class A Common Stock are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, each fixed conversion rate shall be decreased to such fixed conversion rate that would then be in effect had the increase made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of our Class A Common Stock actually delivered. In determining whether any rights or warrants entitle the holders thereof to subscribe for or purchase shares of our Class A Common Stock at less than the current market price, and in determining the aggregate offering price payable to exercise such rights or warrants, there shall be taken into account any consideration received by us for such rights or warrants and the amount payable to us upon exercise or conversion thereof, the value of such consideration (if other than cash) to be determined by our board of directors, or an authorized committee thereof. For the purposes of this clause (2), the number of shares of Class A Common Stock at the time outstanding shall not include shares held in treasury but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of Class A Common Stock. We will not issue any such rights or warrants in respect of shares of Class A Common Stock held in treasury.

(3)

We subdivide or combine our Class A Common Stock, in which event each fixed conversion rate in effect immediately prior to 9:00 a.m., New York City time, on the effective date of such subdivision or combination will be multiplied by a fraction:

•	the numerator of which is the number of shares of our Class A Common Stock that would be outstanding immediately after, and solely as a result of, such subdivision or combination, and

•	the denominator of which is the number of shares of our Class A Common Stock outstanding immediately prior to such subdivision or combination.

Any adjustment made pursuant to this clause (3) shall become effective immediately after 9:00 a.m., New York City time, on the effective date of such subdivision or combination.

(4)

We distribute to all or substantially all holders of our Class A Common Stock evidences of our indebtedness, shares of capital stock, securities, rights to acquire our capital stock (other than rights issued pursuant to a shareholders’ rights plan so long as such rights have not separated from the Class A Common Stock), cash or other assets, excluding:

•	any dividend or distribution as to which an adjustment was effected pursuant to clause (1) above;

•	any rights or warrants described in clause (2) above;

•	any dividend or distribution consisting exclusively of cash to all or substantially all holders of our Class A Common Stock;

•	the Class C Dividend issued in connection with the Class C Trigger Event; and

•	any spin-off to which the provisions set forth below in this clause (4) shall apply,

in which event each fixed conversion rate in effect immediately prior to 5:00 p.m., New York City time, on the date fixed for the determination of holders of our Class A Common Stock entitled to receive such distribution will be multiplied by a fraction:

•	the numerator of which is the current market price of our Class A Common Stock, and

•

the denominator of which is the current market price of our Class A Common Stock minus the fair market value, as determined by our board of directors, or an authorized committee thereof, on the ex-date of such distribution, of the portion of the evidences of indebtedness, shares of capital stock, securities, rights to acquire our capital stock, cash or other assets so distributed applicable to one share of our Class A Common Stock.

Any increase made pursuant to the preceding paragraph will become effective immediately after 5:00 p.m., New York City time, on the date fixed for such determination. In the event that such distribution described in the preceding paragraph is not so made, each fixed conversion rate shall be decreased, effective as of the date our board of directors, or an authorized committee thereof, publicly announces its decision not to make such distribution, to such fixed conversion rate that would then be in effect if such distribution had not been declared.

In the event that we make a distribution to all or substantially all holders of our Class A Common Stock consisting of capital stock of, or similar equity interests in, or relating to a subsidiary or other business unit of ours, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (herein referred to as a “spin-off”), each fixed conversion rate in effect immediately prior to 9:00 a.m., New York City time, on the ex-date of such distribution will be multiplied by a fraction:

•

the numerator of which is the sum of the current market price of our Class A Common Stock and the current market price of the portion of those shares of capital stock or similar equity interests so distributed applicable to one share of Class A Common Stock, and

•	the denominator of which is the current market price of our Class A Common Stock.

Any increase made pursuant to the preceding paragraph shall be made immediately following the determination of the current market price of our Class A Common Stock, but shall become retroactively effective immediately after 9:00 a.m., New York City time, on the ex-date of such distribution. In the event that such distribution described in the preceding paragraph is not so made, each fixed conversion rate shall be decreased, effective as of the date our board of directors, or an authorized committee thereof, publicly announces its decision not to make such distribution, to such fixed conversion rate that would then be in effect if such distribution had not been declared. Because we will make any increase to each fixed conversion rate pursuant to the preceding paragraph with retroactive effect, we will delay the settlement of any conversion of Series A Mandatory Convertible Preferred Stock where any date for determining the number of shares of our Class A Common Stock issuable upon such conversion occurs during the period for determining the current market price pursuant to the preceding paragraph until the second business day immediately following the last trading day of such period.

(5)	We make a dividend or distribution consisting exclusively of cash to all or substantially all holders of our Class A Common Stock, excluding:

•	a regular, quarterly cash dividend that does not exceed $0.525 per share (the “initial dividend threshold”),

•	any cash that is distributed in exchange for our Class A Common Stock in a reorganization event (as described below),

•	any dividend or distribution in connection with our liquidation, winding-up or dissolution, and

•	any consideration payable as part of a tender or exchange offer covered by clause (6),

in which event, each fixed conversion rate in effect immediately prior to 5:00 p.m., New York City time, on the date fixed for determination of the holders of our Class A Common Stock entitled to receive such dividend or distribution will be multiplied by a fraction:

•

the numerator of which is the current market price of our Class A Common Stock minus the initial dividend threshold (provided that if the dividend or distribution is not a regular, quarterly cash dividend, the initial dividend threshold will be deemed to be zero), and

•	the denominator of which is the current market price of our Class A Common Stock minus the amount per share of our Class A Common Stock of such dividend or distribution.

The initial dividend threshold is subject to adjustment on an inversely proportional basis whenever the fixed conversion rates are adjusted, but no adjustment will be made to the initial dividend threshold for any adjustment made to the fixed conversion rates pursuant to this clause (5) or pursuant to clause (7), subject to the immediately succeeding sentence. If an increase to the fixed conversion rates pursuant to the first sentence of clause (7) below is effected, the initial dividend threshold in effect at 9:00 a.m., New York City time, on the date we issue the Class C Common Stock will, at such time, be divided by two (2), and if an increase to the fixed conversion rates pursuant to the second sentence of clause (7) below is effected, the initial dividend threshold shall be decreased on an inversely proportional basis to such increase at such time, in each case, to account for such Class C Trigger Event.

Any increase made pursuant to this clause (5) shall become effective immediately after 5:00 p.m., New York City time, on the date fixed for the determination of the holders of our Class A Common Stock entitled to receive such dividend or distribution. In the event that any dividend or distribution described in this clause (5) is not so made, each fixed conversion rate shall be decreased, effective as of the date our board of directors, or an authorized committee thereof, publicly announces its decision not to make such dividend or distribution, to such fixed conversion rate which would then be in effect if such dividend or distribution had not been declared.

(6)

We or any of our subsidiaries successfully complete a tender or exchange offer pursuant to a Schedule TO or registration statement on Form S-4 for our Class A Common Stock (other than a tender offer solely to holders of fewer than 100 shares of our Class A Common Stock) where the cash and the value of any other consideration included in the payment per share of our Class A Common Stock exceeds the current market price of our Class A Common Stock, in which event each fixed conversion rate in effect immediately prior to 5:00 p.m., New York City time, on the date of expiration of the tender or exchange offer (the “expiration date”) will be multiplied by a fraction:

•	the numerator of which shall be equal to the sum of:

(i)

the aggregate cash and fair market value (as determined by our board of directors, or an authorized committee thereof) on the expiration date of any other consideration paid or payable for shares purchased in such tender or exchange offer; and

(ii)	the product of:

1.	the current market price of our Class A Common Stock; and

2.

the number of shares of our Class A Common Stock outstanding immediately after such tender or exchange offer expires (after giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer), and

•	the denominator of which shall be equal to the product of:

(i)	the current market price of our Class A Common Stock; and

(ii)

the number of shares of our Class A Common Stock outstanding immediately prior to the time such tender or exchange offer expires (without giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer).

Any increase made pursuant to this clause (6) shall be made immediately following the determination of the current market price of our Class A Common Stock, but shall become retroactively effective immediately after 5:00 p.m., New York City time, on the expiration date. In the event that we are, or one of our subsidiaries is, obligated to purchase shares of our Class A Common Stock pursuant to any such tender offer or exchange offer, but we are, or such subsidiary is, permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then each fixed conversion rate shall be decreased to be such fixed conversion rate that would then be in effect if such tender offer or exchange offer had not been made. Except as set forth in the preceding sentence, if the application of this clause (6) to any tender offer or exchange offer would result in a decrease in each fixed conversion rate, no adjustment shall be made for such tender offer or exchange offer under this clause (6). Because we will make any increase to each fixed conversion rate pursuant to this clause (6) with retroactive effect, we will delay the settlement of any conversion of Series A Mandatory Convertible Preferred Stock where any date for determining the number of shares of our Class A Common Stock issuable upon such conversion occurs during the period for determining the current market price pursuant to this clause (6) until the second business day immediately following the last trading day of such period.

(7)

If the Class C Trigger Event occurs, each fixed conversion rate in effect at 9:00 a.m., New York City time, on the date we issue the Class C Common Stock will be multiplied by two (2) (the “initial clause (7) adjustment”). In addition, if the average VWAP of our Class A Common Stock over the Class C valuation period (as defined below) is greater than the average VWAP of our Class C Common Stock over the Class C valuation period, each fixed conversion rate at the close of business on the last trading day of the Class C valuation period will be divided by two (2) and multiplied by a fraction:

•	the numerator of which shall be equal to the sum of:

(i) the average VWAP of our Class A Common Stock over the 40 consecutive trading day period beginning on, and including, the trading day following the ex-date (determined without regard to the last paragraph in this section entitled “—Anti-Dilution Adjustments”) of the Class C Dividend (the “Class C valuation period”); and

(ii) the average VWAP of the Class C Common Stock over the Class C valuation period; and

•	the denominator of which shall be equal to the average VWAP of the Class C Common Stock over the Class C valuation period.

The increase to each fixed conversion rate under the second sentence of this clause (7) will be determined at the close of business on the last trading day of the Class C valuation period but shall become retroactively effective at 9:00 a.m., New York City time, on the date we issue the Class C Common Stock; provided that if the “fraction” as calculated in accordance with the second sentence of this clause (7) is greater than three (3), such “fraction” will be deemed to be three (3). For the avoidance of doubt, in no event will the adjustment to each fixed conversion rate under the second sentence of this clause (7) result in adjusted fixed conversion rates that are less than such fixed conversion rates immediately following the initial clause (7) adjustment. Because we will make any increase to each fixed conversion rate pursuant to the second sentence of this clause (7) with retroactive effect, we will delay the settlement of any conversion of Series A Mandatory Convertible Preferred Stock where any date for determining the number of shares of our Class C Common Stock issuable upon such conversion occurs during the Class C valuation period until the second business day immediately following the last trading day of such period. For the avoidance of doubt, if the average VWAP of our Class A Common Stock over the Class C valuation period is less than or equal to the average VWAP of our Class C Common Stock over the Class C valuation period, the adjustment described in the second sentence under this clause (7) will not apply.

In cases where (i) the fair market value of the evidences of our indebtedness, shares of capital stock, securities, rights to acquire our capital stock, cash or other assets distributed per share of our Class A Common Stock as to which clause (4) above applies (except with respect to a spin-off), or (ii) the amount of cash distributed per share of our Class A Common Stock as to which clause (5) above applies, in each case, equals or exceeds the average VWAP per share of our Class A Common Stock over the ten consecutive trading day period ending on, and including, the trading day immediately preceding the ex-date of such distribution, rather than being entitled to an adjustment in each fixed conversion rate, holders of the Series A Mandatory Convertible Preferred Stock will be entitled to receive (without having to convert their Series A Mandatory Convertible Preferred Stock), at the same time and upon the same terms as holders of our Class A Common Stock, the kind and amount of the evidences of our indebtedness, shares of capital stock, securities, rights to acquire our capital stock, cash or other assets, as the case may be, comprising the distribution that such holder would have received if such holder had owned, immediately prior to the record date for determining the holders of our Class A Common Stock entitled to receive the distribution, for each share of Series A Mandatory Convertible Preferred Stock, a number of shares of our Class A Common Stock equal to the maximum conversion rate in effect on the date of such distribution.

To the extent that we have a rights plan in effect with respect to our Class A Common Stock on any conversion date, upon conversion of any shares of the Series A Mandatory Convertible Preferred Stock, a converting holder will receive, in addition to our Class A Common Stock, the rights under the rights plan, unless, prior to such conversion date, the rights have separated from our Class A Common Stock, in which case each fixed conversion rate will be adjusted at the time of separation as if we made a distribution to all holders of our Class A Common Stock as described in the portion of clause (4) above not relating to a spin-off, subject to readjustment in the event of the expiration, termination or redemption of such rights. Any distribution of rights or warrants pursuant to a rights plan that would allow a holder to receive upon conversion, in addition to any shares of our Class A Common Stock, the rights described therein (unless such rights or warrants have separated from our Class A Common Stock (in which case each fixed conversion rate will be adjusted at the time of separation as if we made a distribution to all holders of our Class A Common Stock as described in the portion of clause (4) above not relating to a spin-off, subject to readjustment in the event of the expiration, termination or redemption of such rights)) shall not constitute a distribution of rights or warrants that would entitle such holder to an adjustment to the fixed conversion rates.

For the purposes of determining the adjustment to the fixed conversion rates, for the purposes of:

•

clause (2), clause (4) in the event of an adjustment not relating to a spin-off and clause (5) above, the “current market price” of our Class A Common Stock is the average VWAP per share of our Class A Common Stock over the ten consecutive trading day period ending on, and including, (x) for purposes of clause (2) above, the trading day immediately preceding the announcement date of the relevant issuance and (y) for purposes of clause (4) in the event of an adjustment not relating to a spin-off and clause (5) above, the trading day immediately preceding the ex-date of the relevant distribution;

•

clause (4) above in the event of an adjustment relating to a spin-off, the “current market price” of our Class A Common Stock, capital stock or similar equity interest, as applicable (in the case of any capital stock or similar equity interest, determined by reference to the definition of “VWAP” as if references therein to our Class A Common Stock were to such capital stock or similar equity interest), is the average VWAP per share over the first ten consecutive trading days commencing on, and including, the ex-date of such distribution; and

•

clause (6) above, the “current market price” of our Class A Common Stock is the average VWAP per share of our Class A Common Stock over the ten consecutive trading day period commencing on, and including, the trading day immediately following the expiration date of the relevant tender or exchange offer.

The term “ex-date,” when used with respect to any issuance, dividend or distribution, means the first date on which the shares of our Class A Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from us or, if applicable, from the seller of our Class A Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

In addition, we may make such increases in each fixed conversion rate as we deem advisable if our board of directors, or an authorized committee thereof, determines that such increase would be in our best interest or in order to avoid or diminish any income tax to holders of our common stock resulting from any dividend or distribution of shares of our common stock (or issuance of rights or warrants to acquire shares of our common stock) or from any event treated as such for income tax purposes or for any other reason. We may only make such a discretionary adjustment if we make the same proportionate adjustment to each fixed conversion rate.

In the event of a taxable distribution to holders of our Class A Common Stock that results in an adjustment of each fixed conversion rate or an increase in each fixed conversion rate in our discretion, beneficial owners of the Series A Depositary Shares may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal income tax as a dividend. In addition, Non-U.S. Holders (as defined in the section titled “U.S. Federal Income Tax Considerations”) of the Series A Depositary Shares may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal withholding tax requirements. See the section titled “U.S. Federal Income Tax Considerations.”

If we (or an applicable withholding agent) are required to withhold on constructive dividends to a holder (see the section titled “U.S. Federal Income Tax Considerations”) and pay the applicable withholding taxes, we may, at our option, or an applicable withholding agent may, withhold such taxes from or set off such taxes against payments of cash or shares of Class A Common Stock payable to such holder or such holder’s other funds or assets.

Adjustments to the fixed conversion rates will be calculated (and, if rounding is necessary, rounded up) to the nearest 1/10,000th of a share. Prior to the first trading day of the final averaging period, no adjustment to a fixed conversion rate will be required unless the adjustment would require an increase or decrease of at least one percent in such fixed conversion rate. If any adjustment is not required to be made because it would not change the fixed conversion rates by at least one percent, then the adjustment will be carried forward and taken into account in any subsequent adjustment; provided, however, that we will make such adjustments, regardless of whether such aggregate adjustments amount to one percent or more of the fixed conversion rates (x) on any early conversion date (including in connection with a fundamental change); (y) on the effective date of any fundamental change; and (z) on each trading day of the final averaging period.

No adjustments to the fixed conversion rates will be made if holders may participate (other than in the case of (x) a share subdivision or share combination or (y) a tender or exchange offer), at the same time, upon the same terms and otherwise on the same basis as holders of our Class A Common Stock and solely as a result of holding Series A Mandatory Convertible Preferred Stock, in the transaction that would otherwise give rise to such adjustment without having to convert their Series A Mandatory Convertible Preferred Stock and as if they held, for each share of Series A Mandatory Convertible Preferred Stock, a number of shares of our Class A Common Stock equal to the maximum conversion rate then in effect.

The fixed conversion rates will not be adjusted except as provided above. Without limiting the foregoing, the fixed conversion rates will not be adjusted:

(a)

upon the issuance of any Class A Common Stock or other junior stock (or rights with respect thereto) pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in Class A Common Stock or other junior stock under any plan;

(b)

upon the issuance of any Class A Common Stock or other junior stock or rights or warrants to purchase those shares pursuant to any present or future employee, director or consultant benefit or other incentive plan or program of or assumed by us or any of our subsidiaries;

(c)

upon the issuance of any Class A Common Stock or other junior stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the Series A Mandatory Convertible Preferred Stock were first issued;

(d)	for a change solely in the par value of our Class A Common Stock;

(e)

for sales of our Class A Common Stock or other junior stock for cash, including the sale of shares of our Class A Common Stock for a purchase price that is less than the applicable market price per share of our Class A Common Stock or less than the initial price or the threshold appreciation price, other than in a transaction described in clause (2) or clause (4) above;

(f)	for stock repurchases that are not tender or exchange offers, including pursuant to structured or derivative transactions;

(g)	as a result of a tender offer solely to holders of fewer than 100 shares of our Class A Common Stock;

(h)	as a result of a third-party tender or exchange offer, other than a tender or exchange offer by one of our subsidiaries as described in clause (6) above;

(i)	for any regular, quarterly cash dividend that does not exceed the initial dividend threshold; or

(j)

for accumulated and unpaid dividends on the Series A Mandatory Convertible Preferred Stock, except as described above under the section titled “—Mandatory Conversion,” “—Conversion at the Option of the Holder” and “—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount.”

We will, as soon as practicable after the fixed conversion rates are adjusted, provide or cause to be provided written notice of the adjustment to the holders of shares of Series A Mandatory Convertible Preferred Stock. We will also upon written request by a beneficial owner of the Series A Depositary Shares deliver a statement setting forth in reasonable detail the method by which the adjustment to each fixed conversion rate was determined and setting forth each revised fixed conversion rate.

If an adjustment is made to the fixed conversion rates, an inversely proportional adjustment also will be made to the floor price. For the avoidance of doubt, if an adjustment is made to the fixed conversion rates, no separate inversely proportionate adjustment will be made to the initial price or the threshold appreciation price because the initial price is equal to $1,000 divided by the maximum conversion rate (as adjusted in the manner described herein), rounded to the nearest $0.0001, and the threshold appreciation price is equal to $1,000 divided by the minimum conversion rate (as adjusted in the manner described herein), rounded to the nearest $0.0001.

Whenever any provision of the certificate of designations establishing the terms of the Series A Mandatory Convertible Preferred Stock requires us to calculate the VWAP per share of our Class A Common Stock over a span of multiple days, our board of directors, or any authorized committee thereof, will make appropriate adjustments (including, without limitation, to the applicable market value, the early conversion average price, the stock price, the five-day average price and the make-whole dividend valuation price, as the case may be) to account for any adjustments to the fixed conversion rates that become effective, or any event that would require such an adjustment if the record date, ex-date, effective date or expiration date, as the case may be, of such event occurs, during the relevant period used to calculate such prices or values, as the case may be.

If:

•	the record date for a dividend or distribution on our Class A Common Stock occurs after the end of the final averaging period and before the mandatory conversion date, and

•

that dividend or distribution would have resulted in an adjustment of the number of shares of our Class A Common Stock issuable to the holders of Series A Mandatory Convertible Preferred Stock had such record date occurred on or before the last trading day of the final averaging period, then we will deem the holders of Series A Mandatory Convertible Preferred Stock to be holders of record, for each share of Series A Mandatory Convertible Preferred Stock that they hold, of a number of shares of our Class A Common Stock equal to the conversion rate for purposes of that dividend or distribution. In this case, the holders of the Series A Mandatory Convertible Preferred Stock would receive the dividend or distribution on our Class A Common Stock together with the number of shares of Class A Common Stock issuable upon mandatory conversion of the Series A Mandatory Convertible Preferred Stock.

Notwithstanding anything in this prospectus supplement to the contrary, following the occurrence of the Class C Trigger Event, all references to “Class A Common Stock” in the foregoing paragraphs in this section entitled “—Anti-Dilution Adjustments” (other than the two paragraphs under clause (7) above) will be deemed to be references to “Class C Common Stock”.

Recapitalizations, Reclassifications and Changes in Our Class A Common Stock

In the event of:

•

any consolidation or merger of us with or into another person (other than a merger or consolidation in which we are the continuing corporation and in which the shares of our Class A Common Stock outstanding immediately prior to the merger or consolidation are not converted into, or exchanged for, securities, cash, or other property);

•	any sale, transfer, lease or conveyance to another person of all or substantially all of our and our subsidiaries’ consolidated property and assets;

•	any reclassification of our Class A Common Stock into securities, including securities other than our Class A Common Stock; or

•	any statutory exchange of our securities with another person or binding share exchange (other than in connection with a merger or consolidation),

in each case, as a result of which our Class A Common Stock would be converted into, or exchanged for, securities, cash or property (each, a “reorganization event”), each share of Series A Mandatory Convertible Preferred Stock outstanding immediately prior to such reorganization event shall, without the consent of the holders of the Series A Mandatory Convertible Preferred Stock, become convertible into the kind of securities, cash and other property that such holder would have been entitled to receive if such holder had converted its Series A Mandatory Convertible Preferred Stock into Class A Common Stock immediately prior to such reorganization event (such securities, cash and other property, the “exchange property,” with each “unit of exchange property” meaning the kind and amount of exchange property that a holder of one share of Class A Common Stock is entitled to receive). For purposes of the foregoing, the type and amount of exchange property in the case of any reorganization event that causes our Class A Common Stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election) will be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of our Class A Common Stock in such reorganization event. We will notify holders of the Series A Mandatory Convertible Preferred Stock of such weighted average as soon as practicable after such determination is made. The number of units of exchange property we will deliver upon conversion of each share of Series A Mandatory Convertible Preferred Stock or as a payment of dividends on the Series A Mandatory Convertible Preferred Stock, as applicable, following the effective date of such reorganization event will be determined as if references to our Class A Common Stock in the description of the conversion rate applicable upon mandatory conversion, conversion at the option of the holder or conversion at the option of the holder upon a fundamental change and/or the description of the relevant dividend payment provisions, as applicable, were to units of exchange property (without interest thereon and without any right to dividends or distributions thereon which have a record date prior to the date on which holders of the Series A Mandatory Convertible Preferred Stock become holders of record of the underlying exchange property). For the purpose of determining which bullet of the definition of conversion rate will apply upon mandatory conversion, and for the purpose of calculating the conversion rate if the second bullet of such definition is applicable, the value of a unit of exchange property will be determined in good faith by our board of directors, or an authorized committee thereof, except that if a unit of exchange property includes common equity or American Depositary Receipts (“ADRs”) that are traded on a U.S. national securities exchange, the value of such common equity or ADRs will be the average over the final averaging period of the volume-weighted average prices for such common equity or ADRs, as displayed on the applicable Bloomberg screen (as determined in good faith by our board of directors, or an authorized committee thereof), or, if such price is not available, the average market value per share of such common equity or ADRs over such period as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by us for this purpose. We (or any successor to us) will, as soon as reasonably practicable (but in any event within 20 calendar days) after the occurrence of any reorganization event, provide written notice to the holders of Series A Mandatory Convertible Preferred Stock of such occurrence and of the kind and amount of cash, securities or other property that constitute the exchange property. Failure to deliver such notice will not affect the operation of the provisions described in this section.

In connection with any change to the consideration to be paid or delivered, as the case may be, upon conversion of the Series A Mandatory Convertible Preferred Stock as described in the immediately preceding paragraph, we will also adjust the initial dividend threshold such that (x) in the case of a share-for-share reorganization event, the adjusted initial dividend threshold will be based on the number of shares of common equity or ADRs comprising a unit of exchange property, (y) in the case of a partial share-for-share reorganization event, the adjusted initial dividend threshold will be based on the value of a share of common equity or an ADR comprising the exchange property relative to the value of a share of our Class A Common Stock and (z) if the exchange property is composed solely of consideration other than common equity or ADRs, the adjusted initial dividend threshold will be zero.

Notwithstanding anything in this prospectus supplement to the contrary, (1) following the occurrence of the Class C Trigger Event, all references to “Class A Common Stock” in the foregoing paragraphs in this section entitled “—Recapitalizations, Reclassifications and Changes in Our Class A Common Stock” will be deemed to be references to “Class C Common Stock” and (2) in no event shall the Class C Dividend in connection with the Class C Trigger Event be a reorganization event.

Reservation of Shares

We will at all times reserve and keep available out of the authorized and unissued Class A Common Stock or shares of Class A Common Stock held in treasury by us, solely for issuance upon conversion of, or as payment of dividends on, the Series A Mandatory Convertible Preferred Stock, free from any preemptive or other similar rights, the maximum number of shares of Class A Common Stock as shall be issuable from time to time upon the conversion of, or as payment of dividends on, all the shares of Series A Mandatory Convertible Preferred Stock then outstanding (including, for the avoidance of doubt, the maximum additional conversion amount). Notwithstanding the foregoing, following the occurrence of the Class C Trigger Event, all references to “Class A Common Stock” in the foregoing sentence will be read as if they were references to “Class C Common Stock”.

Transfer Agent and Registrar

Computershare Trust Company, N.A. is the transfer agent and registrar for the Series A Mandatory Convertible Preferred Stock.

DESCRIPTION OF SERIES A DEPOSITARY SHARES

We will deposit the shares of our Series A Mandatory Convertible Preferred Stock, represented by the Series A Depositary Shares offered hereby pursuant to a deposit agreement (the “deposit agreement”) among us, Computershare Trust Company, N.A. and Computershare Inc., acting as joint bank depositary (the “bank depositary”), and the holders from time to time of the Series A Depositary Shares.

The following description is a summary of the material provisions of the Series A Depositary Shares and the deposit agreement and does not purport to be complete. The terms of the Series A Depositary Shares include those expressly set forth in the deposit agreement, and this summary is subject to and is qualified by reference to all the provisions of the Series A Depositary Shares and the deposit agreement, including the definitions of certain terms used in the deposit agreement.

You may request a copy of the deposit agreement from us as described under the section titled “Where You Can Find More Information” in the accompanying prospectus. We urge you to read this document because it, and not this description, defines your rights as a holder of Series A Depositary Shares.

For purposes of this description, references to “Meta,” “we,” “our” and “us” refer only to Meta Platforms, Inc. and not to its subsidiaries.

General

Each Series A Depositary Share represents a 1/20th interest in a share of our Series A Mandatory Convertible Preferred Stock and will initially be evidenced by a global security, as defined in and described under the section titled “—Book-entry, Settlement and Clearance” in this section. Subject to the terms of the deposit agreement, the Series A Depositary Shares will be entitled to all rights, preferences, privileges and voting powers of our Series A Mandatory Convertible Preferred Stock, as applicable, in proportion to the fraction of a share of our Series A Mandatory Convertible Preferred Stock those Series A Depositary Shares represent.

In this section, references to “holders” of Series A Depositary Shares mean those who have Series A Depositary Shares registered in their own names on the books maintained by the bank depositary and not indirect holders who will own beneficial interests in Series A Depositary Shares registered in the street name of, or issued in book-entry form through, DTC prior to the mandatory conversion of our Series A Mandatory Convertible Preferred Stock. You should review the special considerations that apply to indirect holders as described under the section titled “—Book-entry, Settlement and Clearance” in this section.

Conversion

Because each Series A Depositary Share represents a 1/20th interest in a share of our Series A Mandatory Convertible Preferred Stock, a holder of Series A Depositary Shares may elect to convert Series A Depositary Shares only in lots of 20 Series A Depositary Shares, either on an early conversion date at the then-current minimum conversion rate per Series A Depositary Share, subject to adjustment, or during a fundamental change conversion period at the fundamental change conversion rate, as described below. For a description of the terms and conditions on which our Series A Mandatory Convertible Preferred Stock is convertible at the option of holders of Series A Mandatory Convertible Preferred Stock, see the sections titled “Description of Series A Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder” and “Description of Series A Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount” in this prospectus supplement.

The following table sets forth the fundamental change conversion rate per Series A Depositary Share, subject to adjustment as described under the section titled “Description of Series A Mandatory Convertible

Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount,” based on the effective date of the fundamental change and the stock price in the fundamental change:

	Stock Price
Effective Date	$100.00	$250.00	$400.00	$525.00	$625.00	$650.00	$700.00	$734.21	$875.00	$1,000.00	$1,250.00	$1,750.00
October 29, 2026	0.0749	0.0751	0.0726	0.0710	0.0700	0.0698	0.0695	0.0693	0.0686	0.0682	0.0678	0.0676
August 15, 2027	0.0764	0.0768	0.0742	0.0722	0.0709	0.0706	0.0702	0.0699	0.0690	0.0685	0.0680	0.0677
August 15, 2028	0.0782	0.0789	0.0770	0.0744	0.0724	0.0720	0.0712	0.0708	0.0694	0.0687	0.0681	0.0679
August 15, 2029	0.0800	0.0800	0.0800	0.0800	0.0800	0.0769	0.0714	0.0681	0.0681	0.0681	0.0681	0.0681

The exact stock price and effective date may not be set forth in the table, in which case:

•

if the stock price is between two stock prices on the table or the effective date is between two effective dates on the table, the fundamental change conversion rate per Series A Depositary Share will be determined by straight-line interpolation between the fundamental change conversion rates per Series A Depositary Share set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day or 366-day year, as applicable;

•

if the stock price is in excess of $1,750.00 per share (subject to adjustment in the same manner as the column headings of the table above), then the fundamental change conversion rate per Series A Depositary Share will be the minimum conversion rate, divided by 20; and

•

if the stock price is less than $100.00 per share (subject to adjustment in the same manner as the column headings of the table above), then the fundamental change conversion rate per Series A Depositary Share will be the maximum conversion rate, divided by 20.

On any conversion date for our Series A Mandatory Convertible Preferred Stock, each Series A Depositary Share corresponding to the shares of our Series A Mandatory Convertible Preferred Stock so converted will be entitled to receive 1/20th of the number of shares of our Class A Common Stock and the amount of any cash received by the bank depositary upon conversion of each share of our Series A Mandatory Convertible Preferred Stock.

The following table illustrates the conversion rate per Series A Depositary Share, subject to adjustment as described under the section titled “Description of Series A Mandatory Convertible Preferred Stock—Anti-dilution Adjustments” in this prospectus supplement, based on the applicable market value of our Class A Common Stock:

Applicable market value of our Class A Common Stock	Conversion Rate per Series A Depositary Share
Greater than the threshold appreciation price	0.0681 shares of Class A Common Stock
Equal to or less than the threshold appreciation price but greater than or equal to the initial price	Between 0.0681 and 0.0800 shares of Class A Common Stock, determined by dividing $50 by the applicable market value
Less than the initial price	0.0800 shares of Class A Common Stock

After delivery of our Class A Common Stock by the transfer agent to the bank depositary following conversion of our Series A Mandatory Convertible Preferred Stock, the bank depositary will transfer the proportional number of shares of our Class A Common Stock to the holders of Series A Depositary Shares by book-entry transfer through DTC or, if the holders’ interests are in certificated depositary receipts, by delivery of Class A Common Stock certificates for such number of shares of our Class A Common Stock.

If we (or an applicable withholding agent) are required to withhold on distributions of Class A Common Stock in respect of dividends in arrears or in respect of the net present value of future dividends to a holder (see the section titled “U.S. Federal Income Tax Considerations”) and pay the applicable withholding taxes, we may, at our option, or an applicable withholding agent may, withhold such taxes from payments of cash or shares of Class A Common Stock payable to such holder.

Notwithstanding anything in this prospectus supplement to the contrary, following the occurrence of the Class C Trigger Event, all references to “Class A Common Stock” in the foregoing paragraphs of this section entitled “—Conversion” will be deemed to be references to “Class C Common Stock.” For the avoidance of doubt, (i) the stock prices set forth in the first row of the table in the second paragraph of this section (i.e., the column headers), the prices in the second and third bullets under that table and each fundamental change conversion rate in such table and (ii) each “Conversion Rate per Series A Depositary Share” set forth in the table in the third immediately preceding paragraph, in each case, will be adjusted as of any date on which the fixed conversion rates of our Series A Mandatory Convertible Preferred Stock are adjusted pursuant to the section titled “Description of Series A Mandatory Convertible Preferred Stock—Anti-dilution Adjustments”, including any adjustment made pursuant to clause (7) thereof.

Fractional Shares

No fractional shares of Class A Common Stock will be issued to holders of our Series A Depositary Shares upon conversion. In lieu of any fractional shares of Class A Common Stock otherwise issuable in respect of the aggregate number of Series A Depositary Shares of any holder that are converted, that holder will be entitled to receive an amount in cash (computed to the nearest cent) equal to the product of: (i) that same fraction; and (ii) the average VWAP per share of our Class A Common Stock over the five consecutive trading day period ending on, and including, the second trading day immediately preceding the conversion date.

If more than one Series A Depositary Share is surrendered for, or subject to, conversion at one time by or for the same holder, the number of shares of our Class A Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of Series A Depositary Shares so surrendered for, or subject to, conversion.

Notwithstanding anything in this prospectus supplement to the contrary, following the occurrence of the Class C Trigger Event, all references to “Class A Common Stock” in the foregoing paragraphs of this section entitled “—Fractional Shares” will be deemed to be references to “Class C Common Stock.”

Dividends and Other Distributions

Each dividend paid on a Series A Depositary Share will be in an amount equal to 1/20th of the dividend paid on the related share of our Series A Mandatory Convertible Preferred Stock. So long as our Series A Depositary Shares are held of record by the nominee of DTC, declared cash dividends in respect of our Series A Depositary Shares will be paid to DTC in same-day funds on each dividend payment date. DTC will credit accounts of its participants in accordance with DTC’s normal procedures. The participants will be responsible for holding or disbursing such payments to beneficial owners of our Series A Depositary Shares in accordance with the instructions of such beneficial owners.

The bank depositary will deliver any cash or shares of Class A Common Stock or Class C Common Stock, as the case may be, it receives in respect of dividends on our Series A Mandatory Convertible Preferred Stock to the holders of the Series A Depositary Shares in such amounts as are, as nearly as practicable, in proportion to the number of outstanding Series A Depositary Shares held by such holders, on the date of receipt or as soon as practicable thereafter.

The dividend payable on the first dividend payment date, if declared, is expected to be approximately $0.9569 per Series A Depositary Share, and the dividend payable on each subsequent dividend payment date, if declared, is expected to be $0.8125 per Series A Depositary Share.

Record dates for the payment of dividends and other matters relating to the Series A Depositary Shares will be the same as the corresponding record dates for our Series A Mandatory Convertible Preferred Stock.

No fractional shares of Class A Common Stock or Class C Common Stock, as the case may be, will be delivered to the holders of our Series A Depositary Shares in respect of dividends. Each holder that would otherwise be entitled to a fraction of a share of Class A Common Stock or Class C Common Stock, as the case may be, will instead be entitled to receive a cash adjustment (computed to the nearest cent) based on the average VWAP per share of our Class A Common Stock or Class C Common Stock, as the case may be, over the five consecutive trading day period ending on, and including, the second trading day immediately preceding the applicable dividend payment date.

The amount paid as dividends or otherwise distributable by the bank depositary with respect to the Series A Depositary Shares or the underlying Series A Mandatory Convertible Preferred Stock will be reduced by any amounts required to be withheld by us or the bank depositary on account of taxes or other governmental charges. The bank depositary may refuse to make any payment or distribution, or any transfer, exchange, or withdrawal of any Series A Depositary Shares or the shares of our Series A Mandatory Convertible Preferred Stock until such taxes or other governmental charges are paid.

No Redemption

We may not redeem our Series A Depositary Shares. However, at our option, we may purchase our Series A Depositary Shares from time to time in the open market, by tender offer, exchange offer or otherwise.

Voting the Series A Mandatory Convertible Preferred Stock

Because each Series A Depositary Share represents a 1/20th interest in a share of the Series A Mandatory Convertible Preferred Stock, holders of each Series A Depositary Share will be entitled to 1/20th of a vote per share of Series A Mandatory Convertible Preferred Stock under those circumstances in which holders of the Series A Mandatory Convertible Preferred Stock are entitled to a vote, as described under the section titled “Description of Series A Mandatory Convertible Preferred Stock—Voting Rights” in this prospectus supplement.

When the bank depositary receives notice of any meeting at which the holders of our Series A Mandatory Convertible Preferred Stock are entitled to vote, the bank depositary will mail the notice to the record holders of the Series A Depositary Shares relating to the Series A Mandatory Convertible Preferred Stock. Each record holder of Series A Depositary Shares on the record date (which will be the same date as the record date for our Series A Mandatory Convertible Preferred Stock) may instruct the bank depositary as to how to vote the amount of our Series A Mandatory Convertible Preferred Stock represented by such holder’s Series A Depositary Shares in accordance with these instructions. The bank depositary will endeavor, insofar as practicable, to vote the amount of the Series A Mandatory Convertible Preferred Stock represented by such Series A Depositary Shares in accordance with these instructions, and we will take all actions the bank depositary deems necessary in order to enable the bank depositary to do so. The bank depositary will abstain from voting shares of the Series A Mandatory Convertible Preferred Stock to the extent it does not receive specific instructions from the holders of Series A Depositary Shares representing our Series A Mandatory Convertible Preferred Stock.

Modification, Amendment and Termination

Without the consent of the holders of the Series A Depositary Shares, we may amend, alter or supplement the deposit agreement or any certificate representing the Series A Depositary Shares for the following purposes:

•	to cure any ambiguity, omission, inconsistency or mistake in any such agreement or instrument;

•

to make any provision with respect to matters or questions relating to the Series A Depositary Shares that is not inconsistent with the provisions of the deposit agreement and that does not materially and adversely affect the rights, preferences, privileges or voting powers of any holder of the Series A Depositary Shares;

•

to make any change reasonably necessary, in our reasonable determination, to reflect each Series A Depositary Share’s representation of 1/20th of a share of our Series A Mandatory Convertible Preferred Stock;

•

to make any change reasonably necessary, in our reasonable determination, to comply with the procedures of the bank depositary and that does not materially and adversely affect the rights, preferences, privileges or voting powers of any holder of the Series A Depositary Shares; or

•

to make any other change that does not materially and adversely affect the rights, preferences, privileges or voting powers of any holder of the Series A Depositary Shares (other than any holder that consents to such change).

In addition, without the consent of the holders of the Series A Depositary Shares, we may amend, alter, supplement or repeal any terms of the Series A Depositary Shares to conform the terms of the Series A Depositary Shares to the description thereof in the accompanying prospectus, as supplemented and/or amended by the “Description of Series A Depositary Shares” section of the preliminary prospectus supplement and the “Description of Series A Mandatory Convertible Preferred Stock” section of the preliminary prospectus supplement, as further supplemented and/or amended by the related pricing term sheet.

With the consent of the record holders of at least a majority of the aggregate number of Series A Depositary Shares then outstanding, the Series A Depositary Shares and any provisions of the deposit agreement may at any time and from time to time be amended, altered or supplemented by agreement between us and the bank depositary; provided that, without the consent of each record holder of an outstanding Series A Depositary Share affected, no such amendment, alteration or supplement will:

•	reduce the number of Series A Depositary Shares the record holders of which must consent to an amendment, alteration or supplement of the Series A Depositary Shares or the deposit agreement;

•	reduce the amount payable or deliverable in respect of the Series A Depositary Shares or extend the stated time for such payment or delivery;

•

impair the right, subject to certain requirements set forth in the deposit agreement, of any owner of Series A Depositary Shares to surrender any receipt evidencing such Series A Depositary Shares to the bank depositary with instructions to deliver to it the Series A Mandatory Convertible Preferred Stock and all money and/or other property represented thereby;

•	change the currency in which payments in respect of the Series A Depositary Shares or any receipt evidencing such Series A Depositary Shares is made;

•

impair the right of any record holder of Series A Depositary Shares to receive payments or deliveries on its Series A Depositary Shares on or after the due dates therefor or to institute suit for the enforcement of any such payment or delivery;

•	make any change that materially and adversely affects the conversion rights of any record holder of Series A Depositary Shares; or

•	make any change that materially and adversely affects the voting rights of any record holder of Series A Depositary Shares.

The deposit agreement may be terminated by us or the bank depositary only if (a) all outstanding Series A Depositary Shares have been cancelled, upon conversion of the Series A Mandatory Convertible Preferred Stock or otherwise, or (b) there has been made a final distribution in respect of the Series A Mandatory Convertible Preferred Stock in connection with any liquidation, winding-up or dissolution of us and such distribution shall have been distributed to the record holders of the depositary receipts pursuant to the deposit agreement.

Charges of Bank Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the bank depositary in connection with the initial deposit of the Series A Mandatory Convertible Preferred Stock. Except as otherwise set forth in this “Description of Series A Depositary Shares” section, holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of Series A Mandatory Convertible Preferred Stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

Withdrawal Rights

A holder of 20 Series A Depositary Shares may withdraw the share of our Series A Mandatory Convertible Preferred Stock corresponding to such Series A Depositary Shares, and any cash or other property represented by such Series A Depositary Shares. A holder who withdraws shares of Series A Mandatory Convertible Preferred Stock (and any such cash or other property) will not be required to pay any taxes or duties relating to the issuance or delivery of such shares of Series A Mandatory Convertible Preferred Stock (and any such cash or other property), except that such holder will be required to pay any tax or duty that may be payable relating to any transfer involved in the issuance or delivery of such shares of Series A Mandatory Convertible Preferred Stock (and any such cash or other property) in a name other than the name of such holder. Holders of shares of our Series A Mandatory Convertible Preferred Stock will not have the right under the deposit agreement to deposit such shares with the bank depositary in exchange for Series A Depositary Shares.

Listing

We intend to apply to list the Series A Depositary Shares on the Nasdaq Global Select Market under the symbol “METAM.” No assurance can be given that our Series A Depositary Shares will be listed or that any such application for listing will be approved. In addition, upon listing, we have agreed to use our reasonable best efforts to keep the Series A Depositary Shares representing fractional interests in the Series A Mandatory Convertible Preferred Stock listed on the Nasdaq Global Select Market. Listing the Series A Depositary Shares on the Nasdaq Global Select Market does not guarantee that a trading market will develop or, if a trading market does develop, the depth of that market or the ability of holders to sell their Series A Depositary Shares easily. We do not expect there will be any separate public trading market for the shares of the Series A Mandatory Convertible Preferred Stock except as represented by the Series A Depositary Shares.

Form and Notices

The Series A Mandatory Convertible Preferred Stock will be issued in registered form to the bank depositary, and the Series A Depositary Shares will be issued in book-entry only form through DTC prior to the conversion of the Series A Mandatory Convertible Preferred Stock, as described under the section titled “—Book-entry, Settlement and Clearance” in this section. The bank depositary will forward to the holders of Series A Depositary Shares all reports, notices and communications from us that are delivered to the bank depositary and that we are required to furnish to the holders of our Series A Mandatory Convertible Preferred Stock.

Book-Entry, Settlement and Clearance

The Global Security

The Series A Depositary Shares will initially be represented by a single registered security in global form (the “global security”). Upon issuance, the global security will be deposited with the bank depositary as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.

You may hold your interests in the global security through DTC, either as a participant in DTC or indirectly through organizations which are participants in DTC. We expect that under procedures established by DTC:

•	upon deposit of the global security with DTC’s custodian, DTC will credit portions of the global security to the accounts of the DTC participants designated by the underwriters; and

•

ownership of beneficial interests in the global security will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global security).

Beneficial interests in the global security may not be exchanged for securities in physical, certificated form except in the limited circumstances described below.

Book-Entry Procedures for the Global Security

All interests in the global security will be subject to the operations and procedures of DTC. We have obtained the information in this section or in the accompanying prospectus concerning DTC and its book-entry systems and procedures from sources that we believe to be reliable. We take no responsibility for an accurate portrayal of this information. In addition, the description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC as they are currently in effect. Those systems could change their rules and procedures at any time.

DTC has provided us the following information: DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds and provides asset servicing for U.S. and non-U.S. equity, corporate and municipal debt issues and money market instruments that DTC’s participants, referred to as “direct DTC participants,” deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between direct participants’ accounts, thereby eliminating the need for physical movement of certificates. Direct DTC participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, which is owned, in part, by a number of direct DTC participants. Indirect access to the DTC system is also available to others, referred to as “indirect DTC participants,” for example, securities brokers and dealers, banks, trust companies and clearing corporations, that clear through or maintain a custodial relationship with a direct DTC participant, either directly or indirectly. DTC rules applicable to direct and indirect participants are on file with the SEC.

So long as DTC or its nominee is the registered owner of the global security, DTC or such nominee will be considered the sole owner and holder of the Series A Depositary Shares represented by the global security for all purposes under the deposit agreement. Except as provided below, owners of beneficial interests in the global security will not be entitled to have securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the securities under the deposit agreement in definitive form and will not be considered the owners or holders of the securities under the deposit agreement, including for purposes of receiving any reports delivered by us or the bank depositary under the deposit agreement. Accordingly, each person owning a beneficial interest in the global security must rely on the procedures of DTC or its nominee and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, in order to exercise any rights of a holder of securities under the deposit agreement.

Payments of dividends with respect to the Series A Depositary Shares represented by the global security will be made by the bank depositary to DTC or its nominee, as the case may be, as the registered owner of the global security. Neither we nor the bank depositary will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in the global security or for maintaining, supervising or reviewing any records relating to those beneficial interests.

We expect that DTC or its nominee, upon receipt of any payment of dividends in respect of, or cash due upon conversion of, a global security, will credit the participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the liquidation preference of the global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global security held through these participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name.” The participants are responsible for the standing instructions and customary practices governing beneficial interests.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.

Certificated Securities

Individual certificates in respect of the Series A Depositary Shares will be issued in exchange for the global security only if DTC notifies us that it is unwilling or unable to continue as a clearing system in connection with the global security, or ceases to be a clearing agency registered under the Exchange Act, and a successor clearing system is not appointed by us within 90 days after we receive such notice from DTC or upon our becoming aware that DTC is no longer so registered.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock summarizes certain provisions of our Amended and Restated Certificate of Incorporation, which was filed with the Secretary of State of the State of Delaware on October 21, 2026 with an effective date of January 19, 2027, and our Amended and Restated Bylaws (the “Bylaws”) as currently in effect. The Amended and Restated Certificate of Incorporation establishes a new class of capital stock, the Class C Common Stock. The provisions relating to the Class C Common Stock described below will apply only if and when the Amended and Restated Certificate of Incorporation becomes effective.

Upon effectiveness of our Amended and Restated Certificate of Incorporation, our authorized capital stock will consist of 109,241,000,000 shares, consisting of (i) 5,000,000,000 shares of Class A Common Stock, $0.000006 par value per share; (ii) 4,141,000,000 shares of Class B Common Stock, $0.000006 par value per share; (iii) 100,000,000,000 shares of Class C Common Stock, $0.000006 par value per share; and (iv) 100,000,000 shares of preferred stock, $0.000006 par value per share. The number of authorized shares of Class A Common Stock, Class B Common Stock, or Class C Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of capital stock representing a majority of the voting power of all the then-outstanding shares of capital stock of the Company entitled to vote thereon, irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law (the “DGCL”).

Common Stock

Dividend Rights

Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and only then at the times and in the amounts that our board of directors may determine. Shares of Class A Common Stock, Class B Common Stock, and Class C Common Stock shall be treated equally, identically and ratably, on a per share basis, with respect to any dividends or distributions as may be declared and paid from time to time by the board of directors, provided that in the event a dividend is paid in the form of shares of common stock (or rights to acquire such shares), then holders of each class of common stock shall receive shares of their respective class (or rights to acquire such shares, as the case may be), on a per share basis, in an identical number of shares. Notwithstanding the foregoing, the board of directors may make a disparate dividend or distribution per share of Class A Common Stock, Class B Common Stock, and Class C Common Stock if such disparate dividend or distribution is approved in advance by the affirmative vote of the holders of a majority of our outstanding Class A Common Stock, Class B Common Stock, and Class C Common Stock, each voting separately as a class. In addition, whether or not any shares of Class C Common Stock are then outstanding, the board of directors may declare a dividend to be paid in the form of Class C Common Stock (or rights to acquire, or securities convertible into or exchangeable for, such shares, as the case may be) to all holders of Class A Common Stock, Class B Common Stock, and Class C Common Stock then outstanding with holders of shares of Class A Common Stock, Class B Common Stock, and Class C Common Stock receiving, on a per share basis, an identical number of shares of Class C Common Stock (or rights to acquire, or securities convertible into or exchangeable for, such shares, as the case may be).

Voting Rights

The holders of our Class B Common Stock are entitled to ten votes per share, holders of our Class A Common Stock are entitled to one vote per share, and holders of our Class C Common Stock have no voting rights, except as provided in the Amended and Restated Certificate of Incorporation or as required by law. The holders of our Class A Common Stock and Class B Common Stock vote together as a single class, unless otherwise required by law. Delaware law could require holders of our Class A Common Stock, our Class B Common Stock, or our Class C Common Stock to vote separately as a class in the following circumstances:

•

if we were to seek to amend our Amended and Restated Certificate of Incorporation to increase or decrease the par value of a class of stock, then that class would be required to vote separately to approve the proposed amendment;

•

if we were to seek to amend our Amended and Restated Certificate of Incorporation in a manner that alters or changes the powers, preferences, or special rights of a class of stock in a manner that affected its holders adversely, then that class would be required to vote separately to approve the proposed amendment; and

•

pursuant to the Amended and Restated Certificate of Incorporation, if any or each class desired to approve disparate treatment in the event of any (i) subdivisions, combinations, or reclassifications; (ii) liquidation, dissolution, or winding up; (iii) merger or consolidation; or (iv) third-party tender or exchange offers.

Further, any transaction that would result in a change in control of the Company requires the approval of a majority of the outstanding shares of our Class B Common Stock, voting as a separate class, until such time as shares of our Class B Common Stock represent less than thirty-five percent (35%) of the total voting power of our then outstanding capital stock.

Shareholders do not have the ability to cumulate votes for the election of directors. In the event the outstanding shares of our Class B Common Stock represent less than a majority of the combined voting power of our outstanding capital stock, the Amended and Restated Certificate of Incorporation provides that our board of directors shall become classified, consisting of three classes of approximately equal size, each serving staggered three-year terms. Our directors will be assigned by the then-current board of directors to a class when the outstanding shares of our Class B Common Stock represent less than a majority of the total voting power of our then outstanding capital stock.

No Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights and is not subject to redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

Upon our dissolution, liquidation, or winding up, the assets legally available for distribution to our shareholders are distributable ratably among the holders of each class of our common stock, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights and payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Conversion

Shares of our Class A Common Stock and Class C Common Stock are not convertible into any other shares of our capital stock.

Shares of our Class B Common Stock are convertible at any time as follows: (1) at the option of the holder, a share of Class B Common Stock may be converted at any time into one share of Class A Common Stock or (2) upon the election of the holders of a majority of the then-outstanding shares of Class B Common Stock, all outstanding shares of Class B Common Stock may be converted into shares of Class A Common Stock. In addition, each share of Class B Common Stock will convert automatically into one share of Class A Common Stock upon any transfer, whether or not for value, except for certain transfers described in the Amended and Restated Certificate of Incorporation, including transfers to family members, trusts solely for the benefit of the shareholder or their family members, and partnerships, corporations, and other entities exclusively owned by the shareholder or their family members. Once converted or transferred and converted into Class A Common Stock, the Class B Common Stock will not be reissued.

Preferred Stock

Subject to limitations prescribed by Delaware law, our board of directors is authorized to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences, and rights of the shares of each series and any of its qualifications, limitations, or restrictions. Our board of directors also can increase or decrease the number of shares of any series, but not below the number of shares of that series then outstanding, without any further vote or action by our shareholders. Our board of directors may authorize the issuance of preferred stock with voting, conversion, or other rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, or preventing a change in control of the Company.

We will issue Series A Mandatory Convertible Preferred Stock in connection with this offering. See “Description of Series A Mandatory Convertible Preferred Stock.”

Anti-Takeover Provisions

So long as the outstanding shares of our Class B Common Stock represent a majority of the combined voting power of our outstanding capital stock, Mark Zuckerberg, our founder, Chairman, and CEO, will effectively control all matters submitted to our shareholders for a vote, as well as the overall management and direction of the Company, which will have the effect of delaying, deferring, or discouraging another person from acquiring control of the Company.

After such time as the outstanding shares of our Class B Common Stock no longer represent a majority of the combined voting power of our outstanding capital stock, the provisions of Delaware law and our Amended and Restated Certificate of Incorporation and Bylaws may have the effect of delaying, deferring, or discouraging another person from acquiring control of the Company.

Amended and Restated Certificate of Incorporation and Bylaws Provisions

Our Amended and Restated Certificate of Incorporation and Bylaws include a number of provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control of the Company, even after such time as the outstanding shares of our Class B Common Stock no longer represent a majority of the combined voting power of our outstanding capital stock, including the following:

•

Separate Class B Vote for Certain Transactions. Any transaction that would result in a change in control of the Company requires the approval of a majority of our outstanding shares of Class B Common Stock voting as a separate class until such time as the outstanding shares of our Class B Common Stock represent less than thirty-five percent (35%) of the combined voting power of our outstanding capital stock. This provision could delay or prevent the approval of a change in control that might otherwise be approved by a majority of the outstanding shares of our Class A Common Stock and Class B Common Stock voting together on a combined basis.

•

Multi-Class Stock. Our Amended and Restated Certificate of Incorporation provides for a multi-class common stock structure, which provides Mark Zuckerberg, our founder, Chairman, and CEO, with the ability to control the outcome of matters requiring shareholder approval, even if he owns significantly less than a majority of the shares of our outstanding capital stock, including the election of directors and significant corporate transactions, such as a merger or other sale of the Company or its assets.

•

Supermajority Approvals. Our Amended and Restated Certificate of Incorporation and Bylaws do not provide that certain amendments to our Amended and Restated Certificate of Incorporation or Bylaws by shareholders will require the approval of two-thirds of the combined voting power of our then-outstanding shares of capital stock. However, when the outstanding shares of our Class B Common Stock represent less than a majority of the combined voting power of our outstanding capital stock, certain amendments to our Amended and Restated Certificate of Incorporation or Bylaws by shareholders will require the approval of two-thirds of the combined voting power of our then-outstanding shares of capital stock. This will have the effect of making it more difficult to amend our Amended and Restated Certificate of Incorporation or Bylaws to remove or modify certain provisions.

•

Board of Directors Vacancies. Our Amended and Restated Certificate of Incorporation and Bylaws provide that shareholders may fill vacant directorships. When the outstanding shares of our Class B Common Stock represent less than a majority of the combined voting power of our outstanding capital stock, our Amended and Restated Certificate of Incorporation and Bylaws will authorize only our board of directors to fill vacant directorships. In addition, the number of directors constituting our board of directors is set only by resolution adopted by a majority vote of the total number of authorized directors. These provisions restricting the filling of vacancies will prevent a shareholder from increasing the size of our board of directors and gaining control of our board of directors by filling the resulting vacancies with its own nominees.

•

Classified Board. Our board of directors is not classified. Our Amended and Restated Certificate of Incorporation and Bylaws provide that when the outstanding shares of our Class B Common Stock represent less than a majority of the combined voting power of our outstanding capital stock, our board of directors will be classified into three classes of directors, each of which will hold office for a three-year term. In addition, thereafter, directors may only be removed from the board of directors for cause. The existence of a classified board could delay a successful tender offeror from obtaining majority control of our board of directors, and the prospect of that delay might deter a potential offeror.

•

Shareholder Action; Special Meeting of Shareholders. Our Amended and Restated Certificate of Incorporation and Bylaws provide that shareholders will be able to take action by written consent. When the outstanding shares of our Class B Common Stock represent less than a majority of the combined voting power of our outstanding capital stock, our shareholders will no longer be able to take action by written consent, and will only be able to take action at annual or special meetings of our shareholders. Shareholders will not be permitted to cumulate their votes for the election of directors. Our Amended and Restated Certificate of Incorporation and Bylaws further provide that special meetings of our shareholders may be called only by a majority of our board of directors, the chairman of our board of directors, our chief executive officer or our president.

•

Advance Notice Requirements for Shareholder Proposals and Director Nominations. Our Bylaws provide advance notice procedures for shareholders seeking to bring business before our annual meeting of shareholders, or to nominate candidates for election as directors at any meeting of shareholders. Our Bylaws also specify certain requirements regarding the form and content of a shareholder’s notice. These provisions may preclude our shareholders from bringing matters before our annual meeting of shareholders or from making nominations for directors at our meetings of shareholders.

•

Issuance of Undesignated Preferred Stock. Our board of directors has the authority, without further action by the shareholders, to issue up to 100,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by the board of directors. The existence of authorized but unissued shares of preferred stock enables our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest, or otherwise.

Delaware Law

A Delaware corporation may “opt out” of the business combination provisions of Section 203 of the DGCL with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a shareholders’ amendment approved by at least a majority of the outstanding voting shares. We have expressly elected not to be governed by the business combination provisions of Section 203 of the DGCL.

Choice of Forum

Our Amended and Restated Certificate of Incorporation provides that the Court of Chancery of the State of Delaware is the exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against us arising pursuant to the DGCL, our Amended and Restated Certificate of Incorporation or Bylaws; or any action asserting a claim against us that is governed by the internal affairs doctrine.

Transferability and Listing

Like shares of our Class A Common Stock, shares of our Class C Common Stock will be freely transferable. The shares of our Class A Common Stock are currently listed on Nasdaq under the symbol “META.” Prior to the date the Declared Class C Dividend is paid, we intend to file appropriate applications and notices with Nasdaq to list the shares of our Class C Common Stock. The listing of the shares of our Class C Common Stock on Nasdaq is subject to Nasdaq’s approval of such listing applications and notices, which will be conditioned upon our satisfaction of certain listing requirements. We believe that we will be able to satisfy these listing requirements upon the payment of the Declared Class C Dividend.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of U.S. federal income tax considerations of owning and disposing of the Series A Depositary Shares, our Series A Mandatory Convertible Preferred Stock and our common stock into which our Series A Mandatory Convertible Preferred Stock may be converted. This discussion addresses only the Series A Depositary Shares, our Series A Mandatory Convertible Preferred Stock and our common stock held as capital assets for U.S. federal income tax purposes by investors who purchased Series A Depositary Shares for cash in this offering at the initial offering price. As used in this section, “common stock” means our Class A Common Stock or our Class C Common Stock as applicable.

This discussion does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, as well as differing tax consequences that may apply if you are, for instance:

•	a financial institution;

•	an insurance company;

•	a dealer or trader in securities that uses a mark-to-market method of tax accounting;

•	a person that holds (directly, indirectly or constructively) more than 5% of either our Series A Mandatory Convertible Preferred Stock or our common stock;

•	a person holding the Series A Depositary Shares, our Series A Mandatory Convertible Preferred Stock or our common stock as part of a “straddle” or integrated transaction;

•	a person who acquired the Series A Depositary Shares, our Series A Mandatory Convertible Preferred Stock or our common stock as compensation or pursuant to the exercise of any employee stock option;

•

a person deemed to sell the Series A Depositary Shares, our Series A Mandatory Convertible Preferred Stock or our common stock under the constructive sale provisions of the Internal Revenue Code of 1986, as amended (the “Code”);

•	a “qualified foreign pension fund” as defined in Section 897(l)(2) of the Code or an entity, all of the interests of which are held by qualified foreign pension funds;

•	a tax-qualified retirement plan;

•	a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar;

•	a regulated investment company or a real estate investment trust;

•	a tax-exempt entity;

•	a “controlled foreign corporation” or a “passive foreign investment company”;

•	a former citizen or resident of the United States; or

•	a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes.

If you are an entity or arrangement treated as a partnership or other pass-through entity for U.S. federal income tax purposes, the U.S. federal income tax treatment of your partners or investors will generally depend on the status of the partners and your activities. If you are a partnership or other pass-through entity holding the Series A Depositary Shares, our Series A Mandatory Convertible Preferred Stock or our common stock, or an investor in such an entity, you should consult your tax advisor as to the particular U.S. federal income tax consequences to you of the acquisition, ownership and disposition of the Series A Depositary Shares, our Series A Mandatory Convertible Preferred Stock or our common stock.

This summary is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein, possibly with retroactive effect. There can be no assurance that the Internal Revenue Service (the “IRS”) would not take a contrary position or that any such position would not be sustained. This summary does not address any aspect of state, local or non-U.S. taxation, any U.S. federal taxes other than income taxes (such as gift or estate taxes), any minimum tax consequences or any Medicare contribution tax consequences, or the application of Section 451 of the Code with respect to conforming the timing of income accruals to financial statements. You should consult your tax advisor with regard to the application of the U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion below assumes that the representations contained in the deposit agreement are true and that the obligations in the deposit agreement and any related agreement will be complied with in accordance with their terms. In general, if you are a holder of Series A Depositary Shares, you should be treated, for U.S. federal income tax purposes, as the beneficial owner of the fraction of a share of Series A Mandatory Convertible Preferred Stock represented by the Series A Depositary Share. Deposits and withdrawals of Series A Mandatory Convertible Preferred Stock for Series A Depositary Shares should not result in the realization of gain or loss for U.S. federal income tax purposes. References in the discussion below to our Series A Mandatory Convertible Preferred Stock should therefore be read to apply to the Series A Depositary Shares.

References to “shares” below apply to the Series A Depositary Shares, our Series A Mandatory Convertible Preferred Stock and our common stock, unless the context indicates otherwise.

Tax Considerations for U.S. Holders

This section applies to you only if you are a U.S. Holder. You are a U.S. Holder if you are a beneficial owner of our Series A Mandatory Convertible Preferred Stock or our common stock that is, for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•

a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state therein or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Distributions

A distribution of cash or property with respect to shares will generally be treated as a dividend to the extent paid out of our current or accumulated earnings and profits and will be includible in income when received. If such a distribution exceeds our current and accumulated earnings and profits, the excess will be first treated as a tax-free return of your investment, up to your tax basis in your Series A Mandatory Convertible Preferred Stock or common stock (determined separately for each share), and thereafter as capital gain. If you are a non-corporate U.S. Holder, dividends you receive will be eligible to be taxed at reduced rates if you meet certain holding period and other applicable requirements. If you are a corporate U.S. Holder, dividends you receive will be eligible for the dividends-received deduction if you meet certain holding period and other requirements.

Share Distributions

We may make distributions to holders of our Series A Mandatory Convertible Preferred Stock that are paid in shares of our common stock. While not free from doubt, we intend to treat these distributions for U.S. federal income tax purposes as if you received a distribution of cash in an amount equal to the fair market value of the distributed common stock on the date of the distribution and thus as subject to the rules applicable to cash distributions (as discussed under “—Distributions” above). Accordingly, you may have a tax liability on account of such distributions in excess of the cash (if any) that you receive in connection with the distribution. Because such distribution may not give rise to any cash from which any applicable withholding tax could be satisfied, if we (or an applicable withholding agent) are required to pay backup withholding on your behalf (as further described below under “—Backup Withholding and Information Reporting”), we or the applicable withholding agent could withhold such taxes from, or set off such taxes against, shares of common stock or current or subsequent payments of cash to you. Your initial tax basis in any common stock received as a distribution on the Series A Mandatory Convertible Preferred Stock will generally equal the fair market value of the common stock on the date of the distribution, and your holding period for such common stock will begin on the day after the distribution.

Adjustments to the Conversion Rate

The conversion rate of the Series A Mandatory Convertible Preferred Stock will be adjusted in certain circumstances, including upon the payment of dividends to holders of our common stock above a certain threshold, in connection with a fundamental change and upon the Class C Trigger Event, as described above under “Description of Series A Mandatory Convertible Preferred Stock.” If you hold our Series A Mandatory Convertible Preferred Stock, you may be deemed to have received a constructive distribution if an adjustment has the effect of increasing your proportionate interest in our assets or earnings and profits. In addition, the failure to make certain adjustments to the Series A Mandatory Convertible Preferred Stock may cause you to be deemed to have received a constructive distribution from us, even though you have not received any cash or property as a result of such adjustments. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of your interest in respect of the Series A Mandatory Convertible Preferred Stock, however, will generally not be considered to result in a deemed distribution to you. Certain of the possible conversion rate adjustments (including adjustments in respect of taxable dividends above a certain threshold paid to holders of our common stock) will generally not qualify as being pursuant to a bona fide reasonable adjustment formula. If adjustments that have the effect of increasing your proportionate interest in our assets or earnings and profits and that do not qualify as being pursuant to a bona fide reasonable adjustment formula are made, depending on the facts at the time, you may be deemed to have received a distribution even though you have not received any cash or property. Any such deemed distribution will generally be taxable to you in the same manner as an actual distribution as described above under “—Distributions.” Because such distribution may not give rise to any cash from which any applicable withholding tax could be satisfied, we or the applicable withholding agent could withhold such taxes from, or set off such taxes against, shares of common stock or current or subsequent payments of cash to you. Your adjusted tax basis in the Series A Mandatory Convertible Preferred Stock will generally be increased to the extent any such constructive distribution is treated as a dividend.

Upon the Class C Trigger Event, the conversion rate of the Series A Mandatory Convertible Preferred Stock will be adjusted to reflect the distribution of the Class C Dividend. Such adjustment is generally intended to prevent dilution of the beneficial owners of the Series A Mandatory Convertible Preferred Stock and is therefore generally not expected to increase your proportionate interest in our assets or earnings, except potentially to the extent such adjustment also compensates you for a discount in the trading price of the Class C Common Stock relative to the trading price of our Class A Common Stock, if any, during a specified period of time. It is possible that this adjustment would be viewed as representing a bona fide, reasonable adjustment formula as opposed to giving rise to a deemed dividend. Moreover, if an adjustment arising from the Class C Dividend were to give rise to a deemed dividend based on the relevant facts and circumstances at that time, we expect that the deemed dividend amount would be limited to the portion of such adjustment arising from the trading price differentials as described above. However, as the law governing the tax consequences of such adjustments is unclear, it is possible that the IRS could take a contrary position and, in that case, depending on the circumstances, such adjustment could result in a deemed distribution greater than that described above. Moreover, upon the Class C Trigger Event, the dividend threshold for determining anti-dilution adjustments in respect of taxable dividends paid to holders of our common stock will be adjusted, which may result in adjustments to the conversion rate of the Series A Mandatory Convertible Preferred Stock in connection with subsequent payments of regular cash dividends on our common stock that would generally be treated as deemed dividends to you. You should consult your tax advisor as to the consequences of potential conversion rate adjustments.

The IRS has proposed Treasury regulations addressing the amount and timing of constructive distributions as well as obligations of withholding agents and filing and notice obligations of issuers in respect of such constructive distributions. If adopted as proposed, the Treasury regulations would generally provide, among other things, that (i) the amount of a constructive distribution is the excess of the fair market value of the right to acquire common stock immediately after the conversion rate adjustment over the fair market value of the right to acquire common stock (determined immediately after the conversion rate adjustment) without the adjustment, and (ii) the constructive distribution occurs at the earlier of the date the adjustment occurs under the terms of the Series A Mandatory Convertible Preferred Stock and the date of the actual distribution of cash or property that results in the constructive distribution. The preamble to the proposed Treasury regulations notes that the regulations, if finalized as proposed, would be effective for deemed distributions occurring on or after the date of adoption, but taxpayers and withholding agents may rely on the proposed Treasury regulations prior to that date under certain circumstances.

Class C Substitution

As described under “Description of Series A Mandatory Convertible Preferred Stock—Mandatory Conversion” and “Description of Series A Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount,” in the event of a Class C Trigger Event, our Class C Common Stock will become the sole common stock you will receive upon a conversion of the Series A Mandatory Convertible Preferred Stock. A U.S. Holder is not expected to recognize any gain or loss, or have any other tax consequences, solely as a result of such substitution. However, see discussions above under “—Adjustments to the Conversion Rate” for a discussion of other tax considerations that may be relevant to you as a result of conversion rate adjustments upon a Class C Trigger Event. The IRS may take a position contrary to our position, which could materially and adversely affect the tax consequences with respect to such substitution.

Conversion into Common Stock

Except as provided below, you will generally not recognize gain or loss upon the conversion of your Series A Mandatory Convertible Preferred Stock into shares of our common stock, whether such conversion is into our Class A Common Stock or, following the Class C Trigger Event, our Class C Common Stock, except that (1) your receipt of cash (if any) in respect of dividends in arrears or possibly accrued but unpaid dividends would likely be taxable as described under “—Distributions” above, (2) your receipt of common stock (if any) in respect of dividends in arrears or possibly accrued but unpaid dividends may be taxable as described under “—Distributions” above as if you had received cash in respect of such dividends, but only to the extent of the excess of the fair market value, determined as of the date of the conversion, of the common stock received in the conversion over the issue price of the Series A Mandatory Convertible Preferred Stock surrendered therefor, and (3) your receipt of cash in lieu of a fractional share of our common stock will generally result in capital gain or loss (measured by the difference between the cash received in lieu of the fractional share and your adjusted tax basis in the fractional share).

Except as discussed in the next sentence, your initial tax basis in common stock received upon conversion of the Series A Mandatory Convertible Preferred Stock (and any fractional shares of our common stock treated as received and then exchanged for cash) will equal the basis of the Series A Mandatory Convertible Preferred Stock, and your holding period for such common stock will include the holding period of the Series A Mandatory Convertible Preferred Stock. Common stock received in payment of dividends in arrears or possibly accrued but unpaid dividends and taxed as a dividend upon receipt, if any, will have a basis equal to its fair market value on the date of conversion, and a new holding period will commence therefor on the day after the conversion. The tax treatment of your receipt of any cash or common stock paid upon conversion in respect of accrued but unpaid dividends that have not been declared is not entirely clear. The receipt of such consideration could be treated as a distribution or as additional consideration received in the conversion. You should consult your tax advisor to determine the specific tax treatment of the receipt of such consideration in your particular circumstances.

Upon certain conversions of your Series A Mandatory Convertible Preferred Stock, we may, in respect of any such conversion, pay you common stock and/or cash in respect of the present value of future dividends (as described in the section titled “Description of Series A Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount”). The tax consequences of such payment of cash or common stock are uncertain. If any such cash or common stock is treated as additional consideration received in the conversion, then (i) to the extent you realize gain on the conversion, such gain should be taxable to the extent of any cash received by you (excluding cash received in lieu of a fractional share), (ii) any such taxable gain would generally be taxable as a dividend to the extent of our accumulated earnings and profits attributable thereto, provided that the conversion does not result in a meaningful reduction in your equity interest in us, in which case any such taxable gain could be treated as capital gain, (iii) your basis in the shares of common stock received upon conversion (including the common stock received in respect of future dividends, but excluding any common stock received in respect of dividends in arrears and accrued but unpaid dividends to the extent such common stock is treated as a dividend for U.S. federal income tax purposes) should equal your basis in our Series A Mandatory Convertible Preferred Stock, increased by any gain recognized by you and reduced by any cash received that is treated as additional consideration and any basis allocable to any fractional shares of common stock, (iv) your holding period in any common stock received upon conversion (including the common stock received in respect of future dividends, but excluding the common stock in respect of dividends in arrears or accrued but unpaid dividends, to the extent treated as a dividend for U.S. federal income tax purposes) should include your holding period in our Series A Mandatory Convertible Preferred Stock and (v) your receipt of cash in lieu of a fractional share of our common stock will result in capital gain or loss (measured by the difference between the cash received in lieu of the fractional share of our common stock and your adjusted tax basis in the fractional share of our common stock deemed received). For this purpose, you should generally recognize gain on the conversion equal to the excess, if any, of the sum of the cash and the fair market value of common stock received (including the common stock received in respect of future dividends, but excluding the common stock in respect of dividends in arrears and accrued but unpaid dividends to the extent treated as a dividend for U.S. federal income tax purposes) over your adjusted tax basis in our Series A Mandatory Convertible Preferred Stock immediately prior to conversion, but only to the extent of the cash received. You will not be permitted to recognize any loss realized upon the conversion of your Series A Mandatory Convertible Preferred Stock into common stock.

You should be aware that the tax treatment described in the preceding paragraphs is not certain and may be challenged by the IRS, including on grounds that the amount received attributable to a portion of the then-current dividend period or to future dividends represents a taxable dividend to the extent we have current or accumulated earnings and profits at the time of conversion, as described above under “—Distributions.” You should consult your tax advisor to determine the specific tax treatment of such additional shares in your particular circumstances. In the event your Series A Mandatory Convertible Preferred Stock is converted pursuant to certain transactions (including our consolidation or merger into another person), the tax treatment of such a conversion will depend upon the facts underlying the particular transaction. You should consult your tax advisor to determine the specific tax treatment of a conversion under such circumstances.

Extraordinary Dividends

Dividends that exceed certain thresholds in relation to your tax basis in your shares could be characterized as “extraordinary dividends” under the Code. If you are a corporate U.S. Holder and you receive an extraordinary dividend on stock you have held for two years or less before the dividend announcement date, you will generally be required to reduce your tax basis in the shares with respect to which such dividend was made by the nontaxed portion of such dividend. If the amount of the reduction exceeds your tax basis in such stock, the excess is treated as taxable gain realized on the sale or other taxable disposition of the shares and will be treated as described under “—Dispositions” below. If you are a non-corporate U.S. Holder, you will generally be required to treat any losses on the sale of your shares as long-term capital losses to the extent that any extraordinary dividends you receive would otherwise qualify as a dividend eligible for long-term capital gain rates, as described under “—Distributions” above.

Dispositions

Upon a sale, exchange or other taxable disposition of your Series A Mandatory Convertible Preferred Stock or our common stock, you will generally recognize capital gain or loss equal to the difference, if any, between the amount realized on the sale, exchange or other taxable disposition and your adjusted tax basis in your shares. Such capital gain or loss will be long-term capital gain or loss if you have held your shares for more than one year at the time of disposition. Your tax basis and holding period in respect of common stock received in the conversion of the Series A Mandatory Convertible Preferred Stock are discussed above under “—Conversion into Common Stock.” Long-term capital gains recognized by non-corporate U.S. Holders are generally subject to tax at reduced rates. The deductibility of capital losses is subject to limitations.

Backup Withholding and Information Reporting

Information returns are required to be filed with the IRS in connection with payments to you (including any deemed dividends) on, and the proceeds of a sale or other disposition of, your shares, unless you are an exempt recipient. You may also be subject to backup withholding on these payments unless you provide your taxpayer identification number, certify that you are not subject to backup withholding and otherwise comply with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. Any amount paid as backup withholding may be allowed as a refund or a credit against your U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

Tax Considerations for Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder. You are a Non-U.S. Holder if you are a beneficial owner of the Series A Mandatory Convertible Preferred Stock or our common stock and are, for U.S. federal income tax purposes:

•	a nonresident alien individual (except as provided in the paragraph immediately below);

•	a foreign corporation; or

•	a foreign estate or trust.

You are not a Non-U.S. Holder if you are a nonresident alien individual present in the United States for 183 days or more in the taxable year of disposition or if you are a former citizen or former resident of the United States, in either of which cases you should consult your tax advisor regarding the U.S. federal income tax consequences to you.

Dividends and Deemed Dividends

Distributions of cash or property that we pay in respect of our Series A Mandatory Convertible Preferred Stock or our common stock, including distributions paid in shares of our common stock (as described above under “—Tax Considerations for U.S. Holders—Share Distributions”), amounts treated as distributions in respect of our Series A Mandatory Convertible Preferred Stock (as described above under “—Tax Considerations for U.S. Holders— Conversion into Common Stock”) and any deemed distributions resulting from certain adjustments (or failures to make adjustments) to the number of shares of our common stock to be issued on conversion, including any adjustments made in connection with the Class C Trigger Event (as described above under “—Tax Considerations for U.S. Holders—Adjustments to the Conversion Rate”), will generally be treated as a dividend to the extent paid out of our current or accumulated earnings and profits. If such a distribution exceeds our current and accumulated earnings and profits, the excess will be treated first as a tax-free return of your investment, up to your tax basis in your shares (determined separately for each share), and thereafter as capital gain subject to the treatment described below under “—Dispositions.”

Dividends paid to you will generally be subject to withholding of U.S. federal income tax at a 30% rate, or such lower rate as may be specified by an applicable tax treaty. Even if you are eligible for a lower treaty rate, a withholding agent will generally be required to withhold at a 30% rate (rather than the lower treaty rate) unless you have furnished a valid IRS Form W-8BEN or W-8BEN-E, or other documentary evidence establishing your entitlement to the lower treaty rate, and the withholding agent does not have actual knowledge or reason to know to the contrary. You may obtain a refund of any excess amounts withheld by timely filing an appropriate claim with the IRS. Because any dividend paid in shares of our common stock and any deemed distributions may not give rise to any cash from which any applicable withholding tax could be satisfied, if we or another applicable withholding agent is required to withhold, the applicable withholding agent could withhold such taxes from, or set off such taxes against, other amounts owed to you, including, but not limited to, distributions on our Series A Mandatory Convertible Preferred Stock, cash or shares of common stock otherwise due on conversion, dividends or sales proceeds subsequently paid or credited to you or your other funds or assets.

If dividends (including any deemed dividends) are effectively connected with your conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that you maintain in the United States), you will generally be subject to U.S. federal income tax on those dividends on a net income basis at regular graduated rates in the same manner as if you were a U.S. Holder, and the 30% withholding tax described above will not apply if you provide a properly executed IRS Form W-8ECI. If you are a corporate Non-U.S. Holder, your effectively connected dividends may also be subject to a branch profits tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty).

Dispositions

Subject to the discussions below under “—Backup Withholding and Information Reporting” and “—FATCA,” you will generally not be subject to U.S. federal income or withholding tax on gain realized on a sale, exchange or other taxable disposition of your shares, including upon a conversion of Series A Mandatory Convertible Preferred Stock into common stock, unless:

•

the gain is effectively connected with your conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that you maintain in the United States);

or

•

we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time within the shorter of the five-year period ending on the date of the disposition and your holding period for your shares.

We believe that we are not, and do not anticipate becoming, a United States real property holding corporation. If gain you recognize is effectively connected with your conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that you maintain in the United States), you will generally be taxed on such gain in the same manner as a U.S. Holder, and if you are a corporate Non-U.S. Holder, you may also be subject to a branch profits tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty).

The conversion of Series A Mandatory Convertible Preferred Stock into common stock may be treated as giving rise to dividend income under certain circumstances, as discussed further in “Tax Considerations for U.S. Holders—Conversion into Common Stock.” Any such dividend income will be treated as discussed in “—Dividends and Deemed Dividends” above.

Backup Withholding and Information Reporting

We or an applicable withholding agent must report annually to the IRS and to you the amount of dividends (including any deemed dividends) paid to you and the amount of any tax withheld with respect to those payments. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty. You will generally be required to comply with applicable certification procedures to establish that you are a Non-U.S. Holder in order to avoid backup withholding with respect to dividends on, or the proceeds of a sale or other disposition of, your shares. Backup withholding is not an additional tax. Any amount paid as backup withholding may be allowed as a refund or a credit against your U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

FATCA

Provisions commonly referred to as “FATCA” impose withholding of 30% on “withholdable payments” to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. FATCA withholding (if applicable) applies to dividends and deemed dividends on our shares. While existing Treasury regulations would also require withholding on payments of gross proceeds of the sale or other disposition of our shares, the U.S. Treasury Department has indicated in subsequent proposed regulations its intent to eliminate this requirement. The U.S. Treasury Department has indicated that taxpayers may rely on these proposed regulations pending their finalization. You should consult your tax advisor regarding the effects of FATCA on your investment in our shares, including whether you would be eligible for a refund in the event that the 30% withholding under FATCA applies to a dividend on our shares.

UNDERWRITING

We and the underwriters named below have entered into an underwriting agreement with respect to the Series A Depositary Shares being offered. Subject to certain conditions, each underwriter has severally agreed to purchase the number of Series A Depositary Shares indicated in the following table. Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC are the representatives of the underwriters.

Underwriters	Number of Series A Depositary Shares
Morgan Stanley & Co. LLC	114,143,750
Goldman Sachs & Co. LLC	114,143,750
Allen & Company LLC	6,250,000
BDT & MSD Partners, LLC	3,750,000
Centerview Partners LLC	3,750,000
Jefferies LLC	3,750,000
Lazard Frères & Co. LLC	3,750,000
Raine Securities LLC	462,500

Total	250,000,000

The underwriters are committed to take and pay for all of the Series A Depositary Shares being offered, if any are taken, other than the Series A Depositary Shares covered by the option described below unless and until this option is exercised.

The underwriters have an option to purchase up to an additional 37,500,000 Series A Depositary Shares from us, solely to cover over-allotments, if any. The underwriters have 30 days from the date of this prospectus supplement to exercise this over-allotment option. If any Series A Depositary Shares are purchased pursuant to this over-allotment option, the underwriters will severally purchase Series A Depositary Shares in approximately the same proportion as set forth in the table above.

It is expected that delivery of the Series A Depositary Shares will be made against payment therefor on October 29, 2026, which is the second business day following the trade date for the Series A Depositary Shares (such settlement cycle being referred to as “T+2”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Series A Depositary Shares prior to the business day preceding the settlement date will be required, by virtue of the fact that the Series A Depositary Shares initially will settle T+2, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Series A Depositary Shares who wish to trade the Series A Depositary Shares prior to the business day preceding the settlement date should consult their own advisors.

The following table shows the per share and total underwriting discounts to be paid to the underwriters by us. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option.

	No Exercise	Full Exercise
Per Series A Depositary Share	$0.1665	$0.1665
Total	$41,625,000	$47,868,750

Series A Depositary Shares sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus. After the initial offering of the Series A Depositary Shares, the representatives may change the offering price and the other selling terms. The offering of the Series A Depositary Shares by the underwriters is subject to their receipt and acceptance of the Series A Depositary Shares being offered and subject to the underwriters’ right to reject any order in whole or in part. Sales of any Series A Depositary Shares made outside of the United States may be made by affiliates of the underwriters. We have agreed to reimburse the underwriters for certain of their out-of-pocket expenses in connection with the offering in an amount not to exceed $50,000.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

We intend to apply to list the Series A Depositary Shares on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “METAM.” No assurance can be given that the Series A Depositary Shares will be listed or that any such application for listing will be approved. Neither we nor the underwriters can assure investors that an active trading market will develop for the Series A Depositary Shares, or that the Series A Depositary Shares will trade in the public market at or above the initial public offering price. Our Class A Common Stock is listed on Nasdaq under the symbol “META.” We intend to apply to list the Class C Common Stock on Nasdaq upon issuance thereof as a result of the Declared Class C Dividend.

The expenses of the offering, not including the underwriting discounts, are estimated to be approximately $4 million.

In connection with this offering, the underwriters may purchase and sell Series A Depositary Shares in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of Series A Depositary Shares than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A “covered short position” is a short position that is not greater than the amount of additional Series A Depositary Shares for which the underwriters’ option described above may be exercised. The underwriters may cover any covered short position by either exercising their option to purchase additional Series A Depositary Shares or purchasing Series A Depositary Shares in the open market. In determining the source of Series A Depositary Shares to cover the covered short position, the underwriters will consider, among other things, the price of Series A Depositary Shares available for purchase in the open market as compared to the price at which they may purchase additional Series A Depositary Shares pursuant to the option described above. “Naked” short sales are any short sales that create a short position greater than the amount of additional Series A Depositary Shares for which the option described above may be exercised. The underwriters must cover any such naked short position by purchasing Series A Depositary Shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Series A Depositary Shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of Series A Depositary Shares made by the underwriters in the open market prior to the completion of the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased Series A Depositary Shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the Series A Depositary Shares, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the Series A Depositary Shares. As a result, the price of the Series A Depositary Shares may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on Nasdaq, in the over-the-counter market or otherwise.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses. Certain of the underwriters in this offering are also underwriters in the concurrent offering. Further, certain of the underwriters and/or their respective affiliates have entered into forward sale transactions with us in connection with the concurrent offering and will therefore receive a portion of the net proceeds of the concurrent offering relating to those transactions.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to our assets, securities and/or instruments (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Concurrent Offering and Forward Sale Transactions

Concurrently with this offering, we entered into forward sale agreements with each of Morgan Stanley Capital Services LLC and Goldman Sachs & Co. LLC (the “forward purchasers”) with respect to an aggregate of 40,000,000 shares of our Class A Common Stock. In connection with these forward sale agreements, the forward purchasers or their respective affiliates are borrowing from third parties and selling an aggregate of 40,000,000 shares of our Class A Common Stock to underwriters named in the separate prospectus supplement pursuant to which such 40,000,000 shares of our Class A Common Stock are being offered (the “concurrent offering”). We have granted the underwriters in the concurrent offering an option, for a period of 30 days from the date of the prospectus supplement relating to the concurrent offering, to purchase up to an additional 6,000,000 shares of our Class A Common Stock. If such option is exercised, we expect to enter into additional forward sale agreements with each of the forward purchasers in respect of the number of shares of our Class A Common Stock that are subject to the exercise of such option. Upon the occurrence of the Class C Trigger Event, we expect that such forward sale agreements will reference both the Class A Common Stock and the Class C Common Stock and, in certain circumstances, we will have the ability to settle all of the forward sale agreements through the delivery of only shares of Class C Common Stock, in each case as described in the prospectus supplement relating to the concurrent offering. The completion of this offering is not contingent on the completion of the concurrent offering, and the completion of the concurrent offering is not contingent on the completion of this offering. Nothing contained herein shall constitute an offer to sell or a solicitation of an offer to buy any of the Class A Common Stock being offered in the concurrent offering. We do not expect to initially receive any proceeds from the sale of our Class A Common Stock sold in the concurrent offering.

At an initial forward price of $622.91875 per share (which is the price at which the underwriters of the concurrent offering have agreed to buy the shares of Class A Common Stock offered thereby), we expect to receive net proceeds, before expenses, of approximately $24.9 billion (or approximately $28.7 billion if the underwriters of the concurrent offering exercise in full their option to purchase additional shares of Class A Common Stock), subject to the price adjustment and other provisions of the forward sale agreements, upon settlement of the forward sale agreements, which we expect to occur on or prior to November 19, 2027. We currently intend to use the net proceeds, if any, that we receive upon settlement of the forward sale agreements for general corporate purposes.

No Sales of Similar Securities

We have agreed with the underwriters from the date of this prospectus supplement and ending immediately after the close of the Trading Day (as defined below) occurring on the 60th day after the date of this prospectus supplement (the “60th Day”) or, if the 60th Day is not a day on which Nasdaq is open for the buying and selling of securities (any such day, a “Trading Day”), ending immediately after the close of the last Trading Day immediately preceding the 60th Day (such period of time between the date of this prospectus supplement and, as the case may be, the 60th Day or the last Trading Day immediately preceding the 60th Day, referred to herein as the “Restricted Period”), not to, without the prior written consent of Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Class A Common Stock or Class C Common Stock (collectively, the “Stock”) or any other securities of the Company that are substantially similar to the Stock, the Series A Depositary Shares or the Series A Preferred Stock, including any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, (ii) enter into any swap, loan or other agreement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward or any other derivative transaction or instrument, however described or defined) that transfers to another, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise or (iii) file or confidentially submit any registration statement with the SEC relating to the offering of any shares of Stock or such other securities. The foregoing restrictions shall not apply to (A) the Series A Depositary Shares and the Series A Preferred Stock contemplated by this prospectus supplement and any shares of common stock issued upon conversion of, or issued or paid as a dividend or other payment on, the Series A Preferred Stock, (B) the grant of shares of Stock or securities convertible into or exercisable for shares of Stock, warrants, options to purchase shares, restricted stock units or other equity awards pursuant to any stock incentive plan or stock purchase plan of the Company described in this prospectus supplement or the accompanying prospectus, (C) the issuance of shares of Stock or securities convertible into or exercisable for shares of Stock upon the conversion, exercise (including net exercise), settlement (including net settlement) or vesting of any warrant, option to purchase shares, restricted stock unit or other equity award granted under any stock incentive plan or stock purchase plan of the Company described in this prospectus supplement or the accompanying prospectus, (D) the issuance of shares of Stock, securities convertible into or exercisable for shares of Stock or warrants to acquire shares of Stock upon the conversion or exercise of any outstanding preferred stock, warrants to acquire preferred stock or convertible securities, (E) the concurrent offering, and the filing of the registration statement relating thereto, (F) the entry into, performance of, or settlement or termination of the forward sale agreements and any issuance or delivery of shares of common stock pursuant thereto, (G) the filing of any registration statement as contemplated by the forward sale agreements and the sale of common stock under such registration statement, (H) the adoption and effectiveness of the Amended and Restated Certificate of Incorporation, (I) the declaration, issuance and payment of the Class C Dividend, (J) the issuance of Class C Common Stock in connection with any transaction that is economically equivalent to the Class C Dividend, (K) the payment of any Additional Dividends pursuant to the Founder Alignment Agreement (each as described in the Preliminary Information Statement on Schedule 14C filed on October 21, 2026), (L) facilitating the establishment of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act, for the transfer of shares of common stock, provided that (x) such plan does not provide for the transfer of common stock during the Restricted Period and (y) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of common stock may be made under such plan during the Restricted Period, (M) any shares of Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan referred to in this prospectus supplement or the accompanying prospectus, (N) the issuance of up to 10% of the outstanding shares of Stock, or securities convertible into, exercisable for, or which are otherwise exchangeable for, Stock, immediately following the Closing Date, in acquisitions or other similar strategic transactions, provided that such recipients enter into a lock-up agreement with the underwriters, (O) the filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to any plan in effect on the date of this prospectus supplement and described in this prospectus supplement, the accompanying prospectus or any assumed benefit plan pursuant to an acquisition or similar strategic transaction, or (P) the announcement of the entry into any at-the-market sales agreement by and between the Company and the sales agent named therein.

Additionally, all of our directors and executive officers have entered into lock-up agreements with the underwriters, pursuant to which the parties have agreed that, without the prior written consent of Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC on behalf of the underwriters, they will not, and will not publicly disclose an intention to, during the Restricted Period, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Stock owned or hereafter acquired by the signatory or with respect to which the signatory has or hereafter acquires the power of disposition (including, without limitation, any shares of Stock or such other securities which may be deemed to be beneficially owned (as such term is used in Rule 13d-3 of the Exchange Act)) and securities which may be issued upon exercise of a stock option or warrant by the signatory or any other securities so owned convertible into or exercisable or exchangeable for any shares of Stock, or (2) enter into any hedging, swap, loan or other arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward or any other derivative transaction or instrument, however described or defined) that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of any shares of Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of any shares of Stock or such other securities, in cash or otherwise. The foregoing will not apply to (a) transactions relating to any shares of Stock or other securities acquired in open market transactions after the completion of this offering, provided that no public report or filing with the SEC or otherwise is required or voluntarily made during the Restricted Period, (b) transfers, dispositions or distributions of any shares of Stock or any security convertible into any shares of Stock (i) (x) as a bona fide gift, including, without limitation, to a charitable organization or educational institution, or (y) for bona fide estate planning purposes, (ii) by will, testamentary document or intestacy, (iii) by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement, (iv) pursuant to an order of a court or regulatory agency having jurisdiction over the signatory, (v) to any corporation, partnership, limited liability company or other entity of which the signatory or the immediate family of the signatory (as defined in FINRA Rule 5130(i)(5)) are the legal and beneficial owner of all of the outstanding equity securities or similar interests, (vi) to any nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under sub-clauses (i) through (v) above, (vii) to any member of the signatory’s immediate family or to any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the signatory and/or any member of the signatory’s immediate family, or if the signatory is a trust, to a trustor or beneficiary of the trust or to the estate of the beneficiary of such trust or (viii) to the Company upon the signatory’s death, disability or termination of employment or other service relationship with the Company, provided that in the case of any transfer, disposition or distribution pursuant to this clause, (1) in the case of sub-clauses (ii), (v), (vi) and (vii) above, each donee, devisee, trustee, distributee or transferee, as the case may be, shall sign and deliver a lock-up agreement for the balance of the Restricted Period, (2) other than in the case of sub-clauses (iii), (iv) and (viii) above, or, in the case of one of our existing securityholders, sub-clauses (i)(y), (iii), (iv) and (viii) above, any such transfer shall not involve a disposition for value, (3) any filing under Section 16(a) of the Exchange Act on Form 4 or Form 5 (or, in the case of sub-clauses (i)-(iv) above, any filing, if required) shall indicate in the footnotes thereto that the filing relates to the circumstances described in the relevant sub-clause, (4) the signatory does not otherwise voluntarily effect any public filing or report regarding such transfers, and (5) in the case of sub-clause (viii) above, that any such shares of Stock were issued to the signatory pursuant to an agreement or equity award granted pursuant to an employee benefit plan, option, warrant or other right disclosed in this prospectus supplement or the accompanying prospectus, (c) if the signatory is not an individual, distributions of any shares of Stock or any security convertible into any shares of Stock to, or in the case of one of our existing securityholders, transfers of any shares of Stock or any security convertible into any shares of Stock to: (i) a corporation, partnership, limited liability company or other entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933) of the signatory, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the signatory or affiliates of the signatory (including, for the avoidance of doubt, where the signatory is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (ii) as part of a distribution to limited partners, limited liability company members or shareholders of the signatory or holders of similar equity interests in the signatory, provided that in the case of any distribution or transfer pursuant to this clause, (1) each distributee or transferee shall sign and deliver a lock-up agreement for the balance of the Restricted Period, (2) any such transfer shall not involve a disposition for value, (3) any filing under Section 16(a) of the Exchange Act on Form 4 or Form 5 made during the Restricted Period shall indicate in the footnotes thereto that the filing relates to the circumstances described in this clause, and (4) the signatory does not otherwise voluntarily effect any public filing or report regarding such transfers, (d) facilitating the establishment of, or establishing, a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of any shares of Stock, provided that (i) such plan does not provide for the transfer of any shares of Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the signatory or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of any shares of Stock may be made under such plan during the Restricted Period, (e) securities sold pursuant to a plan that complies with Rule 10b5-1 under the Exchange Act that has been entered into by the signatory (or, in the case of one of our existing securityholders, its affiliates) prior to the date of the lock-up agreement; provided that (1) any filing under Section 16(a) of the Exchange Act made during the Restricted Period shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described above and (2) the signatory does not otherwise voluntarily effect any other public filing or report regarding such sales or transfers during the Restricted Period, (f) securities transferred to the Company pursuant to the vesting, settlement or exercise of restricted stock units, restricted stock, options, warrants or other rights to purchase any shares of Stock (including, in each case, by way of “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments due as a result of the vesting, settlement or exercise of such restricted stock units, restricted stock, options, warrants or rights, provided that (1) any such shares of Stock received upon such exercise, vesting or settlement shall be subject to the restrictions on transfer set forth in the lock-up agreement; (2) any filing under the Exchange Act required to be made during the Restricted Period shall indicate in the footnotes thereto that the filing relates to circumstances described in this clause; (3) the signatory does not otherwise voluntarily effect any public filing or report regarding such transfers; and (4) any such restricted stock units, restricted stock, options, warrants or rights are held by the signatory pursuant to an agreement or equity award granted under a stock incentive plan or other equity award plan, each of which is disclosed in this prospectus supplement or the accompanying prospectus, (g) any shares of Stock transferred pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of any such shares of Stock that has been approved by our board of directors, which results in any person or group of persons becoming the beneficial owners (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of 50% of the outstanding voting securities of the Company (or the surviving entity); provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, any such shares of Stock shall remain subject to the restrictions on transfer set forth in the lock-up agreement, (h) exercise or settlement of any outstanding warrant, option to purchase shares, restricted stock unit or other equity award granted under any stock incentive plan or stock purchase plan of the Company disclosed in this prospectus supplement or the accompanying prospectus; provided that (1) the underlying shares shall continue to be subject to the restrictions on transfer set forth in the lock-up agreement, (2) no filing or public announcement by any party shall be voluntarily made in connection with such exercise or vesting, and (3) if required, any public report or filing under Section 16 of the Exchange Act shall clearly indicate in the footnotes thereto that the filing relates to the exercise of a stock option or the vesting or exercise of another applicable equity-based award, that no shares were sold by the reporting person and that the shares received upon exercise of the stock option or vesting or exercise of another equity-based award are subject to the terms of the lock-up agreement, or (i) conversions of outstanding preferred stock, warrants to acquire preferred stock or convertible securities, in each case disclosed in this prospectus supplement or the accompanying prospectus, into any shares of Stock or warrants to acquire any shares of Stock; provided that (1) any such shares of Stock or warrants received upon such conversion shall be subject to the restrictions on transfer set forth in the lock-up agreement, (2) no filing or public announcement by any party shall be voluntarily made in connection with such conversion, and (3) if required, any public report or filing under Section 16 of the Exchange Act shall clearly indicate in the footnotes thereto that the filing relates to such conversion, that no shares were sold by the reporting person and that the shares received upon conversion are subject to the terms of the lock-up agreement; and, in the case of one of our existing securityholders, (j) pledges of Stock as collateral in accordance with and subject to the terms and conditions of a lending arrangement that has been established by the signatory (or its affiliates or designees) prior to the date of the lock-up agreement and is disclosed in this prospectus supplement or the accompanying prospectus, and any subsequent foreclosure on such collateral shares pledged in accordance with and subject to the terms and conditions of such lending arrangement or other exercise of remedies in respect of such collateral shares, provided that no filing under the Exchange Act, or any other public filing or disclosure, of such transfer by or on behalf of the signatory, shall be voluntarily made during the Restricted Period and to the extent a filing under Section 16(a) of the Exchange Act is required during the Restricted Period as a result of such transfers or dispositions pursuant to clause (j), it shall clearly indicate that the filing relates to the circumstances described in this clause (j). Notwithstanding the foregoing, in the case of one of our existing securityholders, no transferee of securities shall be required to sign or deliver a lock-up agreement if the transferee is an affiliate or estate planning vehicle of the signatory; provided that the signatory remains strictly responsible for compliance with the lock-up agreement by such transferee, and any breach of the lock-up agreement by such transferee shall be deemed a breach by the signatory.

Selling Restrictions

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

European Economic Area

The Series A Depositary Shares are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Series A Depositary Shares or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Series A Depositary Shares or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

United Kingdom

The Series A Depositary Shares are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is neither: (i) a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); nor (ii) a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admission to Trading Regulations 2024. Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law in the United Kingdom by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Series A Depositary Shares or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Series A Depositary Shares or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

Canada

The Series A Depositary Shares may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the Series A Depositary Shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong

The Series A Depositary Shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the laws of Hong Kong) (the “SFO”) and any rules made thereunder; or (b) in other circumstances which do not result in this prospectus being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the Series A Depositary Shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the Series A Depositary Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the Series A Depositary Shares may not be offered or sold, or made the subject of an invitation for subscription or purchase, nor may this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase of the securities be circulated, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.

Japan

The Series A Depositary Shares have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the securities nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of, Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission in relation to this offering. This prospectus does not constitute a prospectus, product disclosure statement, or other disclosure document under Chapter 6D.2 of the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the Series A Depositary Shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.

The Series A Depositary Shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise, or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring Series A Depositary Shares must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances and, if necessary, seek expert advice on those matters.

Dubai International Financial Centre

This prospectus relates to an “Exempt Offer” in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (the “DFSA”). This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The Series A Depositary Shares to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Series A Depositary Shares should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus, you should consult an authorized financial advisor.

United Arab Emirates

The Series A Depositary Shares have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, Financial Services Regulatory Authority (FSRA) or the Dubai Financial Services Authority.

Switzerland

The Series A Depositary Shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus nor any other offering or marketing material relating to the Series A Depositary Shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus nor any other offering or marketing material relating to the offering, us or the Series A Depositary Shares has been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus will not be filed with, and the offer of Series A Depositary Shares will not be supervised by, FINMA, and the offer of Series A Depositary Shares has not been and will not be authorized under CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the Series A Depositary Shares.

Brazil

The offer and sale of the Series A Depositary Shares have not been and will not be registered with the Brazilian Securities Commission (Comissão de Valores Mobiliários, or “CVM”) and, therefore, will not be carried out by any means that would constitute a public offering in Brazil under CVM Resolution No. 160, dated 13 July 2022, as amended, or unauthorized distribution under Brazilian laws and regulations. The Series A Depositary Shares may only be offered to Brazilian Professional Investors (as defined by applicable CVM regulation), who may only acquire the Series A Depositary Shares through a non-Brazilian account, with settlement outside Brazil in non-Brazilian currency. The trading of these Series A Depositary Shares on regulated securities markets in Brazil is prohibited.

Qatar

The securities described in this prospectus have not been, and will not be, offered, sold or delivered, at any time, directly or indirectly in the State of Qatar in a manner that would constitute a public offering. This prospectus has not been, and will not be, registered with or approved by the Qatar Financial Markets Authority or Qatar Central Bank and may not be publicly distributed. This prospectus is intended for the original recipient only and must not be provided to any other person. It is not for general circulation in the State of Qatar and may not be reproduced or used for any other purpose.

Saudi Arabia

This document may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Rules on the Offer of Securities and Continuing Obligations Regulations as issued by the board of the Saudi Arabian Capital Market Authority (“CMA”) pursuant to resolution number 3-123-2017 dated 27 December 2017, as amended (the “CMA Regulations”). The CMA does not make any representation as to the accuracy or completeness of this document and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this document. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this document, you should consult an authorized financial adviser.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This prospectus supplement “incorporates by reference” information that we have filed with the SEC under the Exchange Act, which means that we are disclosing important information to you by referring you to those documents. Any statement contained in this prospectus supplement or in any document incorporated or deemed to be incorporated by reference herein will be deemed modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any subsequently filed document which also is, or is deemed to be, incorporated by reference into this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. Accordingly, we incorporate by reference the specific documents listed below and any future filings made with the SEC after the date hereof under

Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act which will be deemed to be incorporated by reference into this prospectus supplement and to be part of this prospectus supplement from the date we subsequently file such reports and documents until the termination of this offering; provided, however, that we are not incorporating by reference any documents or information deemed to have been furnished rather than filed in accordance with SEC rules:

•	Annual Report on Form 10-K for the year ended December 31, 2025, filed on January 29, 2026;

•	Those portions of our Definitive Proxy Statement on Schedule 14A filed on April 16, 2026 that are incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2025;

•

Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2026 filed on April 30, 2026, for the quarterly period ended June  30, 2026 filed on July 30, 2026, and for the quarterly period ended September  30, 2026 filed on October 22, 2026;

•	Current Reports on Form 8-K filed on January 16, 2026, April 14, 2026, May 4, 2026, May 29, 2026, and October 21, 2026; and

•	Preliminary Information Statement on Schedule 14C filed on October 21, 2026, and any definitive information statement filed thereafter.

We will provide without charge to each person to whom a copy of this prospectus supplement has been delivered a copy of any and all of these filings. You may request a copy of these filings by writing or calling us at:

Meta Platforms, Inc.

1 Meta Way

Menlo Park, California 94025

Telephone: (650) 543-4800

Attention: Investor Relations

LEGAL MATTERS

Certain legal matters with respect to the offering of Series A Depositary Shares will be passed upon for Meta Platforms, Inc. by Davis Polk & Wardwell LLP, New York, New York, and for the underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025, and the effectiveness of our internal control over financial reporting as of December 31, 2025, as set forth in their reports, which are incorporated by reference in this prospectus supplement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

PROSPECTUS

Meta Platforms, Inc.

Common Stock

Preferred Stock

Depositary Shares

Warrants

Purchase Contracts

Units

Meta Platforms, Inc. (“Meta”) may, from time to time, offer and sell, in one or more offerings, shares of common stock, preferred stock, depositary shares, warrants, purchase contracts, or units (collectively, the “securities”). This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain the specific terms of the securities offered. The prospectus supplements will also describe the specific manner in which we will offer the securities. The prospectus supplements may also add, update, or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference in this prospectus and the applicable prospectus supplement, carefully before you invest.

The securities may be offered and sold to or through underwriters, brokers, dealers, or agents as designated from time to time, directly to one or more other purchasers, or through a combination of such methods. See “Plan of Distribution.” If any underwriters, dealers, or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission, or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

Our Class A common stock trades on the Nasdaq Global Select Market under the symbol “META.”

Investing in our securities involves risks. You should carefully consider the risk factors referred to on page 2 of this prospectus, in any applicable prospectus supplement and in the documents incorporated or deemed incorporated by reference herein and therein before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 26, 2026.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, any prospectus supplement, or any free writing prospectus filed by us with the U.S. Securities and Exchange Commission (the “SEC”). We do not take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus, any prospectus supplement, and any free writing prospectus or any document incorporated by reference is accurate as of any date other than the respective dates on the front of such documents. Our business, properties, financial condition, results of operations, and prospects may have changed since those dates.

This prospectus does not constitute an offer to sell, or an invitation on our behalf, to subscribe to or purchase any of the securities, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC under a “shelf” registration process. Under this shelf registration process, we may, at any time and from time to time, sell in one or more offerings the securities described in this prospectus. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of that offering. The prospectus supplement may also add, update, or change information contained in this prospectus, and accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. You should carefully read both this prospectus and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

The prospectus supplement will describe: the terms of the securities offered, the price to the public, the price paid to us for the securities, the net proceeds to us, the manner of distribution, any underwriting compensation, and the other specific material terms related to the offering of those securities. For more detail on the terms of the securities, you should read the exhibits filed with or incorporated by reference in our registration statement of which this prospectus forms a part.

Unless expressly indicated or the context requires otherwise, the terms “Meta,” “Company,” “we,” “us,” and “our” in this prospectus refer to Meta Platforms, Inc., and, where appropriate, its subsidiaries. References to “$” and “dollars” are to United States dollars. The term “Family” refers to our Facebook, Instagram, Messenger, and WhatsApp products. For references to accessing Meta’s products on the “web” or via a “website,” such terms refer to accessing such products on personal computers. For references to accessing Meta’s products on “mobile,” such term refers to accessing such products via a mobile application or via a mobile-optimized version of our websites, whether on a mobile phone or tablet.

Meta, the Meta logo, Meta Quest, Meta Horizon, Facebook, Instagram, WhatsApp, Reels, and our other registered or common law trademarks, service marks, or trade names included or incorporated by reference in this prospectus are the property of Meta Platforms, Inc. or its affiliates. Other trademarks, service marks, or trade names included or incorporated by reference in this prospectus are the property of their respective owners.

This prospectus contains summaries of certain provisions contained in key documents described in this prospectus. All of the summaries are qualified in their entirety by the actual documents, which you should review before making your investment decision. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly, and current reports, proxy statements, and other information with the SEC. Our filings are available to the public on the Internet, through a database maintained by the SEC at http://www.sec.gov. Our filings are also available, free of charge, on our website at https://investor.atmeta.com. We have included our website address for the information of prospective investors and do not intend it to be an active link to our website. Information contained on our website does not constitute a part of this prospectus or any applicable prospectus supplement (or any document incorporated by reference herein or therein).

Meta filed a registration statement on Form S-3 to register with the SEC the securities described in this prospectus. This prospectus is part of that registration statement. As permitted by SEC rules, this prospectus does not contain all the information contained in the registration statement or the exhibits to the registration statement. You may refer to the registration statement and accompanying exhibits for more information about us and our securities.

The SEC allows us to incorporate by reference into this document the information we file with the SEC. This means that we can disclose important information to you by referring you to other documents that we identify as part of this prospectus. The information incorporated by reference is considered to be part of this prospectus.

We incorporate by reference the documents listed below:

•	Annual Report on Form 10-K for the year ended December 31, 2025, filed on January 29, 2026 (the “Annual Report”);

•	those portions of our Definitive Proxy Statement on Schedule 14A filed on April 16, 2026 that are incorporated by reference into our Annual Report;

•

Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2026, filed on April 30, 2026, for the quarterly period ended June 30, 2026, filed on July 30, 2026, and for the quarterly period ended September 30, 2026, filed on October 22, 2026;

•	Current Reports on Form 8-K filed on January 16, 2026, April 14, 2026, May 4, 2026, May 29, 2026, and October 21, 2026; and

•	Preliminary Information Statement on Schedule 14C filed on October 21, 2026, and any definitive information statement filed thereafter.

We also incorporate by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K), on or after the date of this prospectus until we have terminated the offering. Those documents will become a part of this prospectus from the date that the documents are filed with the SEC. Information that becomes a part of this prospectus after the date of this prospectus will automatically update and may replace information in this prospectus and information previously filed with the SEC.

Notwithstanding the foregoing paragraphs, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus.

We will provide to each person to whom a prospectus is delivered a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents, upon written request and at no cost to the requester. Requests should be made by writing us at the following address:

Meta Platforms, Inc.

1 Meta Way

Menlo Park, California 94025

Telephone: (650) 543-4800

Attention: Investor Relations

FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement, and the documents incorporated by reference herein and therein contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements contained in this prospectus, any accompanying prospectus supplement, and the documents incorporated by reference herein and therein other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward- looking statements are subject to a number of risks, uncertainties, and assumptions, including those described in “Risk Factors” in our most recent Quarterly Report on Form 10-Q and in any subsequent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, or Current Report on Form 8-K that are incorporated by reference herein or in any accompanying prospectus supplement. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, the future events and trends may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

THE COMPANY

Our mission is to build the future of human connection and the technology that makes it possible.

Our products enable people to connect and share through mobile devices, personal computers, virtual reality (“VR”) headsets, and AI glasses. We are innovating in artificial intelligence (“AI”) technologies to build transformative experiences and capabilities across our Family of Apps and new platforms, and to advance our vision to deliver personal superintelligence for everyone.

We build technology that helps people connect and share, find and build communities, and grow businesses. We also help people discover and learn about what is going on in the world around them, enable people to share their experiences, ideas, photos, videos, and other content with audiences ranging from their closest family members and friends to the public at large, and stay connected everywhere by accessing our products. Our vision does not center on any single product, but rather an entire ecosystem of experiences, devices, and new technologies powered by AI. When Facebook launched in 2004, it changed the way people connect. Apps like Messenger, Instagram, WhatsApp and Threads further empowered billions around the world. Today, Meta is building the next evolution of social technology — immersive, empowering and intelligent experiences like AI, Meta Glasses and virtual reality — grounded in one belief: the future is for everyone.

Across our work, we are innovating to build new experiences that help make our platform more social, useful, and immersive. Our AI investments support initiatives across our products and services, helping power the systems that rank content in our apps, our discovery engine that recommends relevant content, the tools advertisers use to reach customers, the development of new generative AI experiences, and the tools that make our product development more efficient and productive. We are also working to develop the next generation of AI models and advance our vision to build superintelligence, which we define as AI that surpasses human intelligence. Although it is inherently difficult to predict when superintelligence may be achieved, we are investing now because we believe this has the potential to begin a new era of individual empowerment, where people can direct superintelligence towards what they value in their own lives.

We are a Delaware corporation. Our principal executive offices are located at 1 Meta Way, Menlo Park, California 94025, and our telephone number is (650) 543-4800. Our Class A common stock trades on the Nasdaq Global Select Market under the symbol “META.”

RISK FACTORS

Investing in the securities involves significant risks. Before you invest in the securities, in addition to the other information contained in this prospectus and in the applicable prospectus supplement, you should carefully consider the risks and uncertainties described under “Risk Factors” in our most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q and in the other documents incorporated by reference into this prospectus and the applicable prospectus supplement. See “Where You Can Find More Information.”

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, the net proceeds from the sale of the securities to which this prospectus relates will be used for general corporate purposes. Until we apply the proceeds from the sale of the securities, we may temporarily invest any proceeds that are not immediately applied to the above purposes in United States government or agency obligations, commercial paper, time deposits, money market funds, short-term marketable securities, bank deposits or certificates of deposit, repurchase agreements collateralized by United States government or agency obligations, or other short-term investments.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock summarizes certain provisions of our amended and restated certificate of incorporation and our amended and restated bylaws. The description is intended as a summary and is qualified in its entirety by reference to our amended and restated certificate of incorporation and our amended and restated bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus forms a part.

As of the date of this prospectus, our authorized capital stock consists of 9,241,000,000 shares, consisting of (i) 5,000,000,000 shares of Class A common stock, $0.000006 par value per share; (ii) 4,141,000,000 shares of Class B common stock, $0.000006 par value per share; and (iii) 100,000,000 shares of preferred stock, $0.000006 par value per share. The number of authorized shares of Class A common stock or Class B common stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of capital stock representing a majority of the voting power of all the then-outstanding shares of capital stock of the corporation entitled to vote thereon, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.

Common Stock

Dividend Rights

Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and only then at the times and in the amounts that our board of directors may determine. Shares of Class A common stock and Class B common stock shall be treated equally, identically and ratably, on a per share basis, with respect to any dividends or distributions as may be declared and paid from time to time by our board of directors, provided that in the event a dividend is paid in the form of shares of common stock (or rights to acquire such shares), then holders of each class of common stock shall receive shares of their respective class (or rights to acquire such shares, as the case may be), on a per share basis, in an identical number of shares. Notwithstanding the foregoing, our board of directors may make a disparate dividend or distribution per share of Class A common stock or Class B common stock if such disparate dividend or distribution is approved in advance by the affirmative vote of our Class A common stock and Class B common stock, each voting separately as a class.

Voting Rights

The holders of our Class B common stock are entitled to ten votes per share, and holders of our Class A common stock are entitled to one vote per share. The holders of our Class A common stock and Class B common stock vote together as a single class, unless otherwise required by law. Delaware law could require holders of our Class A common stock or our Class B common stock to vote separately as a class in the following circumstances:

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if we were to seek to amend our amended and restated certificate of incorporation to increase or decrease the par value of a class of stock, then that class would be required to vote separately to approve the proposed amendment;

•

if we were to seek to amend our amended and restated certificate of incorporation in a manner that alters or changes the powers, preferences, or special rights of a class of stock in a manner that affected its holders adversely, then that class would be required to vote separately to approve the proposed amendment; and

•

pursuant to the amended and restated certificate of incorporation, if any or each class desired to approve disparate treatment in the event of any (i) subdivisions, combinations, or reclassifications; (ii) liquidation, dissolution, or winding up; or (iii) merger or consolidation.

Further, any transaction that would result in a change in control of the Company requires the approval of a majority of the outstanding shares of our Class B common stock, voting as a separate class, until such time as shares of our Class B common stock represent less than thirty-five percent of the combined voting power of our outstanding capital stock.

Shareholders do not have the ability to cumulate votes for the election of directors. In the event the outstanding shares of our Class B common stock represent less than a majority of the combined voting power of our outstanding capital stock, our amended and restated certificate of incorporation provides that our board of directors shall become classified, consisting of three classes of approximately equal size, each serving staggered three-year terms. Our directors will be assigned by the then-current board of directors to a class at such time.

No Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights and is not subject to redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

Upon our dissolution, liquidation, or winding up, the assets legally available for distribution to our shareholders are distributable ratably among the holders of each class of our common stock, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights and payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Conversion

Shares of our Class A common stock are not convertible into any other shares of our capital stock.

Shares of our Class B common stock are convertible at any time as follows: (1) at the option of the holder, a share of Class B common stock may be converted at any time into one share of Class A common stock or (2) upon the election of the holders of a majority of the then-outstanding shares of Class B common stock, all outstanding shares of Class B common stock may be converted into shares of Class A common stock. In addition, each share of Class B common stock will convert automatically into one share of Class A common stock upon any transfer, whether or not for value, except for certain transfers described in our amended and restated certificate of incorporation, including transfers to family members, trusts solely for the benefit of the shareholder or their family members, and partnerships, corporations, and other entities exclusively owned by the shareholder or their family members. Once converted or transferred and converted into Class A common stock, the Class B common stock will not be reissued.

Preferred Stock

Subject to limitations prescribed by Delaware law, our board of directors is authorized to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences, and rights of the shares of each series and any of its qualifications, limitations, or restrictions. Our board of directors also can increase or decrease the number of shares of any series, but not below the number of shares of that series then outstanding, without any further vote or action by our shareholders. Our board of directors may authorize the issuance of preferred stock with voting, conversion, or other rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, or preventing a change in control of the Company.

Anti-Takeover Provisions

So long as the outstanding shares of our Class B common stock represent a majority of the combined voting power of our outstanding capital stock, Mark Zuckerberg, our founder, Chairman, and CEO, will effectively control all matters submitted to our shareholders for a vote, as well as the overall management and direction of the Company, which will have the effect of delaying, deferring, or discouraging another person from acquiring control of the Company.

After such time as the outstanding shares of our Class B common stock no longer represent a majority of the combined voting power of our outstanding capital stock, the provisions of Delaware law, our amended and restated certificate of incorporation, and our amended and restated bylaws may have the effect of delaying, deferring, or discouraging another person from acquiring control of the Company.

Amended and Restated Certificate of Incorporation and Bylaws Provisions

Our amended and restated certificate of incorporation and our amended and restated bylaws include a number of provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control of the Company, even after such time as the outstanding shares of our Class B common stock no longer represent a majority of the combined voting power of our outstanding capital stock, including the following:

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Separate Class B Vote for Certain Transactions. Any transaction that would result in a change in control of the Company requires the approval of a majority of our outstanding shares of Class B common stock voting as a separate class until such time as the outstanding shares of our Class B common stock represent less than thirty-five percent of the combined voting power of our outstanding capital stock. This provision could delay or prevent the approval of a change in control that might otherwise be approved by a majority of the outstanding shares of our Class A common stock and Class B common stock voting together on a combined basis.

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Dual Class Stock. Our amended and restated certificate of incorporation provides for a dual-class common stock structure, which provides Mark Zuckerberg, our founder, Chairman, and CEO with the ability to control the outcome of matters requiring shareholder approval, even if he owns significantly less than a majority of the shares of our outstanding capital stock, including the election of directors and significant corporate transactions, such as a merger or other sale of the Company or its assets.

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Supermajority Approvals. Our amended and restated certificate of incorporation and amended and restated bylaws do not provide that certain amendments to our amended and restated certificate of incorporation or amended and restated bylaws by shareholders will require the approval of two-thirds of the combined voting power of our then-outstanding shares of capital stock. However, when the outstanding shares of our Class B common stock represent less than a majority of the combined voting power of our outstanding capital stock, certain amendments to our amended and restated certificate of incorporation or amended and restated bylaws by shareholders will require the approval of two-thirds of the combined voting power of our then-outstanding shares of capital stock. This will have the effect of making it more difficult to amend our amended and restated certificate of incorporation or amended and restated bylaws to remove or modify certain provisions.

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Board of Directors Vacancies. Our amended and restated certificate of incorporation and amended and restated bylaws provide that shareholders may fill vacant directorships. When the outstanding shares of our Class B common stock represent less than a majority of the combined voting power of our outstanding capital stock, our amended and restated certificate of incorporation and amended and restated bylaws authorize only our board of directors to fill vacant directorships. In addition, the number of directors constituting our board of directors is set only by resolution adopted by a majority vote of the total number of authorized directors. These provisions restricting the filling of vacancies will prevent a shareholder from increasing the size of our board of directors and gaining control of our board of directors by filling the resulting vacancies with its own nominees.

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Classified Board. Our board of directors is not classified. Our amended and restated certificate of incorporation and amended and restated bylaws provide that when the outstanding shares of our Class B common stock represent less than a majority of the combined voting power of our outstanding capital stock, our board of directors will be classified into three classes of directors, each of which will hold office for a three-year term. In addition, thereafter, directors may only be removed from the board of directors for cause. The existence of a classified board could delay a successful tender offeror from obtaining majority control of our board of directors, and the prospect of that delay might deter a potential offeror.

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Shareholder Action; Special Meeting of Shareholders. Our amended and restated certificate of incorporation provides that shareholders will be able to take action by written consent. When the outstanding shares of our Class B common stock represent less than a majority of the combined voting power of our outstanding capital stock, our shareholders will no longer be able to take action by written consent, and will only be able to take action at annual or special meetings of our shareholders. Shareholders will not be permitted to cumulate their votes for the election of directors. Our amended and restated certificate of incorporation and amended and restated bylaws further provide that special meetings of our shareholders may be called only by a majority of our board of directors, the chairman of our board of directors, our chief executive officer or our president.

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Advance Notice Requirements for Shareholder Proposals and Director Nominations. Our amended and restated bylaws provide advance notice procedures for shareholders seeking to bring business before our annual meeting of shareholders, or to nominate candidates for election as directors at any meeting of shareholders. Our amended and restated bylaws also specify certain requirements regarding the form and content of a shareholder’s notice. These provisions may preclude our shareholders from bringing matters before our annual meeting of shareholders or from making nominations for directors at our meetings of shareholders.

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Issuance of Undesignated Preferred Stock. Our board of directors has the authority, without further action by the shareholders, to issue up to 100,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by the board of directors. The existence of authorized but unissued shares of preferred stock enables our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest, or otherwise.

Delaware Law

A Delaware corporation may “opt out” of the business combination provisions of Section 203 of the Delaware General Corporation Law with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a shareholders’ amendment approved by at least a majority of the outstanding voting shares. We have expressly elected not to be governed by the business combination provisions of Section 203 of the Delaware General Corporation Law.

Choice of Forum

Our amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware is the exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against us arising pursuant to the Delaware General Corporation Law, our amended and restated certificate of incorporation or our amended and restated bylaws; or any action asserting a claim against us that is governed by the internal affairs doctrine.

Listing

Our Class A common stock is listed on the Nasdaq Global Select Market under the symbol “META.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

DESCRIPTION OF DEPOSITARY SHARES

We have summarized below general terms and conditions of a deposit agreement and the related depositary receipts. The applicable prospectus supplement will describe the terms of any deposit agreement and the related depositary receipts issuable thereunder. If any particular terms of the deposit agreements and the related depositary receipts described in the prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement.

General

We may elect to have shares represented by depositary shares. The shares underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company we select. The prospectus supplement relating to a series of depositary shares will set forth the name and address of this share depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, proportionately, to all the rights, preferences, and privileges of the share represented by such depositary share (including dividend, voting, redemption, conversion, exchange, and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement, each of which will represent the applicable interest in a number of shares, or fraction thereof, as described in the applicable prospectus supplement.

A holder of depositary shares will be entitled to receive the shares (but only in whole shares) underlying those depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the whole number of shares to be withdrawn, the depositary will deliver to that holder at the same time a new depositary receipt for the excess number of depositary shares.

Unless otherwise specified in the applicable prospectus supplement, the deposit agreement, the depositary shares, and the depositary receipts will be governed by and construed in accordance with the law of the State of New York.

Dividends and Other Distributions

The share depositary will distribute all cash dividends or other cash distributions in respect of the shares to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by those holders.

If there is a distribution other than in cash in respect of the shares, the share depositary will distribute property received by it to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by those holders, unless the share depositary determines that it is not feasible to make such a distribution. In that case, the share depositary may, with our approval, adopt any method that it deems equitable and practicable to effect the distribution, including a public or private sale of the property and distribution of the net proceeds from the sale to the holders.

The amount distributed in any of the above cases will be reduced by any amount we or the share depositary are required to withhold on account of taxes.

Conversion and Exchange

If any share underlying the depositary shares is subject to provisions relating to its conversion or exchange as set forth in an applicable prospectus supplement, each record holder of depositary shares will have the right or obligation to convert or exchange those depositary shares pursuant to those provisions.

Redemption of Depositary Shares

Whenever we redeem a share held by the share depositary, the share depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the shares that were redeemed. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of shares underlying the depositary shares. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately as we may determine.

After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the redemption price.

Voting

Upon receipt of notice of any meeting at which the holders of any shares underlying the depositary shares are entitled to vote, the share depositary will mail the information contained in the notice to the record holders of the depositary receipts. Each record holder of the depositary receipts on the record date (which will be the same date as the record date for the shares) may then instruct the share depositary as to the exercise of the voting rights pertaining to the number of shares underlying that holder’s depositary shares. The share depositary will try to vote the number of shares underlying the depositary shares in accordance with the instructions, and we will agree to take all reasonable action which the share depositary deems necessary to enable the share depositary to do so. The share depositary will abstain from voting the shares to the extent that it does not receive specific written instructions from holders of depositary receipts representing the share.

Record Date

Whenever

•	any cash dividend or other cash distribution becomes payable, any distribution other than cash is made, or any rights, preferences, or privileges are offered with respect to the shares; or

•

the share depositary receives notice of any meeting at which holders of shares are entitled to vote or of which holders of shares are entitled to notice, or of the mandatory conversion of or any election by us to call for the redemption of any share, the share depositary will in each instance fix a record date (which will be the same as the record date for the shares) for the determination of the holders of depositary receipts:

•	who will be entitled to receive dividend, distribution, rights, preferences, or privileges or the net proceeds of any sale; or

•

who will be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of the meeting or the redemption or conversion, subject to the provisions of the deposit agreement.

Amendment and Termination of the Deposit Agreement

We and the share depositary may at any time agree to amend the form of depositary receipt and any provision of the deposit agreement. However, any amendment that materially and adversely alters the rights of holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or by the share depositary only if all outstanding shares have been redeemed or if a final distribution in respect of the underlying shares has been made to the holders of the depositary shares in connection with the liquidation, dissolution or winding-up of us.

Charges of Share Depositary

We will pay all charges of the share depositary including charges in connection with the initial deposit of the shares, the initial issuance of the depositary receipts, the distribution of information to the holders of depositary receipts with respect to matters on which the share is entitled to vote, withdrawals of the share by the holders of depositary receipts, or redemption or conversion of the share, except for taxes (including transfer taxes, if any) and other governmental charges and any other charges expressly provided in the deposit agreement to be at the expense of holders of depositary receipts or persons depositing shares.

Notices

The depositary will forward to holders of depositary receipts all notices, reports, and other communications, including proxy solicitation materials received from us, that are delivered to the depositary and that we are required to furnish to the holders of the shares underlying the depositary shares. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of the shares underlying the depositary shares.

Miscellaneous

Neither we nor the share depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing any obligations under the deposit agreement. The obligations of the share depositary under the deposit agreement are limited to performing its duties under the agreement without negligence or bad faith. Our obligations under the deposit agreement are limited to performing our duties in good faith. Neither we nor the share depositary is obligated to prosecute or defend any legal proceeding in respect of any depositary shares or shares unless satisfactory indemnity is furnished. We and the share depositary may rely on advice of or information from counsel, accountants, or other persons that they believe to be competent and on documents that they believe to be genuine. The share depositary may resign at any time or be removed by us, effective upon the acceptance by its successor of its appointment. If we have not appointed a successor share depositary and the successor depositary has not accepted its appointment within 60 days after the share depositary delivered a resignation notice to us, the share depositary may terminate the deposit agreement. See “—Amendment and Termination of the Deposit Agreement” above.

DESCRIPTION OF WARRANTS

We have summarized below general terms and conditions of the warrants to acquire our securities that we may issue from time to time. The applicable prospectus supplement will describe the terms of any warrant agreements and the warrants issuable thereunder. If any particular terms of the warrants described in the prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement.

General

We may issue warrants for the purchase of our securities, including debt securities, common stock, preferred stock, and depositary shares, or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate, or price of one or more specified commodities, currencies, securities, or indices, or any combination of the foregoing. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with you. We will file a copy of the warrant and warrant agreement with the SEC each time we issue a series of warrants, and these warrants and warrant agreements will be incorporated by reference into the registration statement of which this prospectus is a part. A holder of our warrants should refer to the provisions of the applicable warrant agreement and prospectus supplement for more specific information.

The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including, when applicable:

•	the offering price;

•	the currency or currencies, including composite currencies, in which the price of the warrants may be payable;

•	the number of warrants offered;

•

the securities underlying the warrants, including the securities of third parties or other rights, if any, to receive payment in cash or securities based on the value, rate, or price of one or more specified commodities, currencies, securities, or indices, or any combination of the foregoing, purchasable upon exercise of the warrants;

•	the exercise price and the amount of securities you will receive upon exercise;

•	the procedure for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

•	the rights, if any, we have to redeem the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the warrants will expire;

•	the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;

•	the date on and after which the warrants and the related securities will be separately transferable;

•	U.S. federal income tax consequences;

•	the name of the warrant agent; and

•	any other material terms of the warrants.

DESCRIPTION OF PURCHASE CONTRACTS

We have summarized below general terms and conditions of the purchase contracts that we may issue from time to time. The applicable prospectus supplement will describe the terms of any purchase contracts and the related agreements. If any particular terms of the purchase contracts described in the prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement.

General

If we offer any purchase contracts, certain terms of that series of purchase contracts will be described in the applicable prospectus supplement, including, without limitation, the following:

•	the price of the securities or other property subject to the purchase contracts (which may be determined by reference to a specific formula described in the purchase contracts);

•

whether the purchase contracts are issued separately, or as a part of units each consisting of a purchase contract and one or more of our other securities or securities of an unaffiliated entity, including U.S. Treasury securities, securing the holder’s obligations under the purchase contract;

•	any requirement for us to make periodic payments to holders or vice versa, and whether the payments are unsecured or pre-funded;

•	any provisions relating to any security provided for the purchase contracts;

•

whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery or by reference or linkage to the value, performance, or level of the securities subject to purchase under the purchase contract;

•	any acceleration, cancellation, termination, or other provisions relating to the settlement of the purchase contracts;

•	a discussion of certain United States federal income tax considerations applicable to the purchase contracts;

•	whether the purchase contracts will be issued in fully registered or global form; and

•	any other terms of the purchase contracts and any securities subject to such purchase contracts.

DESCRIPTION OF UNITS

We have summarized below general terms and conditions of the units that we may issue from time to time. The applicable prospectus supplement will describe the terms of any units and the related agreements. If any particular terms of the units described in the prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement.

General

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain United States federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION

We may sell our securities in any one or more of the following ways from time to time: (i) through agents; (ii) to or through underwriters, including through underwriting syndicates represented by managing underwriters; (iii) through brokers or dealers; (iv) directly by us to purchasers, including through a specific bidding, auction, or other process; or (v) through a combination of any of these methods of sale. The applicable prospectus supplement will contain the terms of the transaction, name or names of any underwriters, dealers, agents, and the respective amounts of securities underwritten or purchased by them, the initial public offering price of the securities, and the applicable agent’s commission, dealer’s purchase price, or underwriter’s discount. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.

Any public offering price, dealer purchase price, discount, or commission may be changed from time to time.

The securities may be distributed from time to time in one or more transactions, at negotiated prices, at fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale, or at prices related to prevailing market prices.

Offers to purchase securities may be solicited directly by us or by agents designated by us from time to time. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, as amended (the “Securities Act”), of the securities so offered and sold.

If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices, or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters are subject to certain conditions precedent and the underwriters will be obligated to purchase all such securities if any are purchased.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell securities as agent but may position and resell as principal to facilitate the transaction or in crosses, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold.

Offers to purchase securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.

If so indicated in the applicable prospectus supplement, we may authorize agents and underwriters to solicit offers by certain institutions to purchase securities from us or at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement. Such delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement.

Agents, underwriters, and dealers may be entitled under relevant agreements with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that such agents, underwriters, and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement.

Underwriters, broker-dealers, or agents may receive compensation in the form of commissions, discounts, or concessions from us. Underwriters, broker-dealers, or agents may also receive compensation from the purchasers of securities for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer, or agent might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions. In effecting sales, broker-dealers engaged by us may arrange for other broker-dealers to participate in the resales.

Agents, underwriters, and dealers, or their affiliates, may engage in transactions with, or perform services for, us and our respective subsidiaries in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on a stock exchange, in the over-the-counter market, or otherwise.

The place and time of delivery for securities will be set forth in the applicable prospectus supplement for such securities.

LEGAL MATTERS

Unless otherwise specified in the prospectus supplement accompanying this prospectus, the validity of the securities to be issued by us and certain other legal matters will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York. Any underwriters, dealers, or agents will be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025, and the effectiveness of our internal control over financial reporting as of December 31, 2025, as set forth in their reports, which are incorporated by reference in this prospectus. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

250,000,000 Series A Depositary Shares

Each Representing a 1/20th Interest in a Share of

6.50% Series A Mandatory Convertible Preferred Stock

Meta Platforms, Inc.

6.50% Series A Mandatory Convertible Preferred Stock

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Morgan Stanley

Goldman Sachs & Co. LLC

Co-Managers

Allen & Company LLC

BDT & MSD

Centerview Partners

Jefferies

Lazard

The Raine Group

October 26, 2026